SECOND AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT

         THIS SECOND AMENDMENT, dated as of December 13, 1995, by and between Bridgewater Resources Corp. ("Seller"), the sole shareholder of Peerless Chain Company (the "Company"), and Discus Acquisition Corporation ("Buyer") amends that certain Stock Purchase Agreement dated November 22, 1995 by and between Seller and Buyer for the sale of the outstanding capital stock of the Company (as amended by Amendment dated December 1, 1995, the "Agreement"). Except as otherwise provided herein, all capitalized terms herein are as defined in the Agreement.

         IN CONSIDERATION of the mutual promises and covenants contained herein, the parties agree to amend the Agreement as follows:

1.       Section 1.3 is hereby amended to be as follows:

                  1.3 Payment of Purchase Price. One Million Two Hundred Thousand Dollars ($1,200,000) of the Purchase Price will be paid in accordance with and pursuant to a Stock Purchase Note in the form of Exhibit G hereto to be issued and delivered by Buyer to Seller at Closing (the "Stock Purchase Note"). The remainder of the Base Price will be paid at Closing by wire transfer of immediately available funds to accounts designated by Seller prior to Closing. In the event of any adjustment to the Purchase Price pursuant to Section 1.2(a) or (b), immediately upon determination of such adjustment Seller will promptly reimburse Buyer the amount of such adjustment in immediately available funds. In the event of any delay in the payment of such adjustment, such amount will bear interest from the due date until paid in full at the default interest rate under the Note (as defined in Section 5.5).

2.       The following Section 1.4 is hereby added:

                  1.4 Warrant. In addition to the Purchase Price and in connection with the Stock Purchase Note, Buyer will issue and deliver to Seller at Closing a Warrant for Purchase of Securities in the form of Exhibit H hereto ("Warrant").

3. The date under Sections 2.1 and 11.1(b) is hereby amended to December 13, 1995.

4.       Section 2.3 is hereby amended as follows:

         (a) The words ", the Stock Purchase Note and the Warrant" are hereby added after the word "Agreement" in the third line of
Section 2.3(c);

         (b) Sections 2.3(c) through (i) are hereby relettered (e) through (k);

         (c)      New Sections 2.3(c) and (d) are hereby added as follows:

                                  (c)     the Stock Purchase Note duly executed;

                                  (d)     the Warrant duly executed;

5. The first sentence of Section 3.2 is hereby amended to be as follows:

         The authorized capital stock of the Company consists of one thousand (1,000) shares of common stock, par value $.01 per share, of which ten
         (10) shares are issued and outstanding, all of which are beneficially owned by Seller and will be redeemed pursuant to Section 5.5 or transferred at Closing to Buyer hereunder, in either case free and clear of all mortgages, pledges, liens, security interests, encumbrances, restrictions, adverse claims or charges or third party rights of any kind ("Encumbrances").


6.       Section 4.3 is hereby amended to be as follows:

                  4.3 Due Authorization, Execution and Delivery by Buyer; Effect of Agreement. The execution, delivery and performance by Buyer of this Agreement, the Note, the Stock Purchase Note and the Warrant and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and the Note, the Stock Purchase Note and the Warrant when duly and validly executed and delivered by Buyer will constitute, the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the execution, delivery and performance of this Agreement, the Note, the Stock Purchase Note or the Warrant nor the consummation of the transactions contemplated herein or therein will: (i) violate or be in conflict with any provision of the articles of incorporation or bylaws of Buyer; or (ii) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, instrument, commitment, contract or other agreement or obligation to which Buyer is a party or by which Buyer or any of its properties or assets is or may be bound or result in the creation or imposition of any Encumbrance upon any property or assets of Buyer; or
         (iii) violate any provision of law, rule or regulation to which Buyer is subject or any order, judgment or decree applicable to Buyer.

7.       The following Section 4.9 is hereby added:

                  4.9 Capitalization. The authorized capital stock of Buyer consists of ten million (10,000,000) shares of common stock, no par value, of which four million nine hundred sixty-six thousand six hundred twenty-nine (4,966,629) shares will be issued and outstanding on the Closing Date, all of which will be on the Closing Date duly authorized, validly issued, fully paid, nonassessable and without and not issued in violation of preemptive rights, assuming clearance of subscription payments received but not cleared as of the Closing Date. There are outstanding no securities convertible into, exchangeable for or carrying the right to acquire, equity securities of Buyer, or subscriptions, warrants, options, rights or other arrangements or commitments obligating Buyer to issue or acquire any of its equity securities or any ownership interest therein, other than with respect to the Warrant, and except as set forth on Exhibit I hereto.

8.       Section 5.5 is hereby amended by replacing the fraction
"17,750/23,750" with the words "7.5 shares."

9. Section 7.7 is hereby amended to add the following sentence to the end:

         Any payment by the Company against the Ten Thousand Dollar ($10,000) invoice claimed by Computer Associates International, Inc. to be owing by the Company made to obtain consent of such party to assignment of Seller's license with such party to the Company will be subject to Seller's fifty percent (50%) contribution obligation above.

10.      The following Section 7.8 is hereby added:

                  7.8 Seller Enhanced L/Cs. In the event any Seller Enhanced L/Cs remain outstanding after Closing, and Seller has any continuing obligation or has any funds subject to a continuing pledge with respect thereto, Buyer will indemnify and hold harmless Seller and its officers and directors from and against any and all Loss (as defined in Section 10.1) suffered by reason of, arising out of or resulting from such Seller Enhanced L\C or any claim with respect thereto, and will take such action as is necessary to cause Seller to be released from any such continuing obligation and Seller's funds to be released from any such continuing pledge not later than January 31, 1996. Buyer will pay Seller a financing fee of Two Hundred Fifty Dollars ($250) at Closing, in addition to the Purchase Price, in consideration of such credit extension.

11.      Exhibit A is hereby amended to include the following Section
         1(i):

                  (i) The Intercompany Debt Balance will include as an amount owing from the Company to Seller all checks issued by the Company outstanding on the date as of which the Intercompany Debt Balance is determined.

12.      Exhibit D is hereby amended as follows:

         (a) Paragraph (iii) of Exhibit D is hereby amended to be as follows:

                           (iii) The execution, delivery and performance by Buyer of the Agreement, the Note, the Stock Purchase Note and the Warrant and the consummation by Buyer of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Buyer. The Agreement, the Note, the Stock Purchase Note and the Warrant have been duly and validly executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the execution, delivery and performance of the Agreement, the Note, the Stock Purchase Note or the Warrant nor the consummation of the transactions contemplated therein will: (i) violate or be in conflict with any provision of the articles of incorporation or bylaws of Buyer; or (ii) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, instrument, commitment, contract or other agreement or obligation known to such counsel to which Buyer is a party or by which Buyer or any of its properties or assets is or may be bound or result in the creation or imposition of any Encumbrance upon any property or assets of Buyer under any debt, instrument, commitment, contract or other agreement or obligation known to such counsel; or (iii) violate any provision of law, rule or regulation to which Buyer is subject or any order, judgment or decree known to such counsel applicable to Buyer.

         (b)      The following new paragraph (viii) is hereby added:

                  (viii) The authorized capital stock of Buyer consists of ten million (10,000,000) shares of common stock, no par value, of which four million nine hundred sixty-six thousand six hundred twenty-nine (4,966,629) shares are issued and outstanding (inclusive of shares payment for which we understand from Buyer has been received but not yet cleared), all of which will be on the Closing Date duly authorized, validly issued, fully paid, nonassessable and without and not issued in violation of preemptive rights (subject to such clearance of payments). To the knowledge of such counsel, there are outstanding no securities convertible into, exchangeable for or carrying the right to acquire, equity securities of Buyer, or subscriptions, warrants, options, rights or other arrangements or commitments obligating Buyer to issue or acquire any of its equity securities or any ownership interest therein, other than with respect to the Warrant, and except as set forth on
         Exhibit I to the Agreement.

13. Exhibit E is hereby amended in its entirety to be in the form of Exhibit E hereto.

14. Exhibit F is hereby amended in its entirety to be in the form of Exhibit F hereto.

15.      Exhibit G hereto is hereby added as Exhibit G.

16.      Exhibit H hereto is hereby added as Exhibit H.

17.      Exhibit I hereto is hereby added as Exhibit I.

18. The first sentence to Section 3 of the Amendment to the Agreement dated December 1, 1995 is hereby amended to be as follows:

         In the course of preparing the Closing Balance Sheet, the Seller Accountants will determine the change in the net intercompany balance between Seller and the Company from November 30, 1995 to the Closing Date, such intercompany balances determined in each case without regard to checks of the Company issued and outstanding as of the date with respect to which such determination is made, which determinations will be subject to review by the Buyer Accountants and resolution by the Accountant Arbitrator of any unresolved issues between the Seller Accountants and the Buyer Accountants with respect thereto.

19. The Disclosure Schedule is hereby amended to add the information scheduled on attached Exhibit A.

20. Except as set forth hereinabove, the Agreement remains in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to be executed on its behalf as of the date first above written.


                                         DISCUS ACQUISITION CORPORATION


                                         By /s/ William H. Spell
                                           Its CEO



                                         BRIDGEWATER RESOURCES CORP.


                                         By Lori J. Poulos
                                           Its CEO



                                                                       Exhibit A


                                         AMENDMENTS TO DISCLOSURE SCHEDULE


Schedule 3.1 - Colorado has been added to States of Foreign Qualification.

Schedule 3.10 - Item 70 is revised as follows: "70. Agreement between the Company and Northwestern Bell Telephone Company d/b/a US West Communications dated January 8, 1991, and Amendment thereto dated August 6, 1993."

Schedule 3.17 - Environment is revised to include the following:

The following additional environmental reports have been prepared for the properties, the information contained in which being incorporated in Schedule 3.17:

1. Limited Environmental Assessment for Peerless Chain Company, Dallas, Texas facility prepared by Northern Environmental Technologies, Incorporated, November 20, 1995.

2. Limited Environmental Assessment for Peerless Chain Company, Atlanta, Georgia facility prepared by Northern Environmental Technologies, Incorporated, November 20, 1995.

3. Limited Environmental Assessment for Peerless Chain Company, Denver, Colorado facility prepared by Northern Environmental Technologies, Incorporated, November 20, 1995.

4. Limited Environmental Assessment for Peerless Chain Company, Manchester, Iowa facility prepared by Northern Environmental Technologies, Incorporated, November 20, 1995.

5. Limited Environmental Assessment for Peerless Chain Company, Winona, Minnesota facility prepared by Northern Environmental Technologies, Incorporated, November 20, 1995.

6. Limited Environmental Assessment for Peerless Chain Company, Camp Hill, Pennsylvania facility prepared by Northern
         Environmental Technologies, Incorporated, November 20, 1995.

7. Phase I Environmental Assessment (Volumes I & II) for Peerless Chain Company, Winona, Minnesota facility prepared by Northern Environmental Technologies, Incorporated, November 27, 1995.

8. Subsurface Investigation for Peerless Chain Company, Winona, Minnesota facility prepared by Northern Environmental
         Technologies, Incorporated, November 27, 1995.

Item 11 is added as follows: Flooding lubrication systems on most of the Company's forming equipment and welding equipment result in oil dripping on the floor beneath the equipment either because the oil overflows the existing catch system or because the equipment does not have a catch system. Management is in the process of designing improved catch systems for 120 machines, and estimates $100,000 for materials and $25,000 for labor to build and install such systems. No program for building and installing such systems has been budgeted or defined.

                                                                       Exhibit B


[There is no Exhibit B]

                                                                       Exhibit C


[There is no Exhibit C]


                                                                       Exhibit D


[There is no Exhibit D]


                                                                       Exhibit E


                                 REDEMPTION NOTE


$2,500,000                                                    December ___, 1995


                  FOR VALUE RECEIVED, the undersigned, Peerless Chain Company (the "Company"), a Minnesota corporation, hereby promises to pay to the order of Bridgewater Resources Corp. ("Seller"), a Texas corporation, at the address provided under Section 8 in lawful money of the United States in accordance with the terms hereof the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) plus interest thereon at the rate provided herein from the date hereof until paid in full.

                  1. Purchase Agreement. This Note is given pursuant to that certain Stock Purchase Agreement dated November 22, 1995 (as amended, the "Purchase Agreement") by and between Discus Acquisition Corporation ("Buyer"), a Minnesota corporation, and Seller for the sale of all of the outstanding capital stock of the Company by Seller to Buyer, and as partial payment under the Redemption (as defined in the Purchase Agreement). Capitalized terms not otherwise defined herein will have the meanings set forth in the Purchase Agreement. To the extent the terms of this Note as executed vary from Exhibit A to the Purchase Agreement or the description hereof contained in the Purchase Agreement, the terms hereof govern.

                  2. Definitions. Unless the context otherwise requires, the following terms have the following meanings:

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Buyer, (ii) which beneficially owns or holds five percent (5%) or more of any class of the capital stock of Buyer or (iii) five percent (5%) or more of the capital stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by Buyer or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of capital stock, by contract or otherwise.

                  "CIT" means The CIT Group/Business Credit, Inc.

                  "Guaranty" means any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of Buyer or the Company guarantying in any manner, whether directly or indirectly, any obligation, direct or indirect, absolute, contingent or inchoate, whether existing now or in the future, of any other Person.

                  "Indebtedness" means any and all amounts owing or which may become owing by the Company pursuant to the terms of this Note.

                  "Permitted Investments" means:

                  (a) Investments in commercial paper maturing in two hundred seventy (270) days or less from the date of issuance which, at the time of acquisition, is accorded the highest rating by Standard & Poor's Corporation or Moodys Investors Services, Inc. (or other nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper);

                  (b) Investments in direct obligations of the United States of America or any agency thereof maturing within one (1) year from the date of acquisition thereof;

                  (c) Investments in bank accounts or certificates of deposit maturing within one (1) year from the date of origin and issued by a bank or trust company having capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000); and

                  (d) Investments in money market preferred stocks for so long as the same are accorded the highest rating by Standard & Poor's Corporation or Moodys Investors Service, Inc. (or other nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating such preferred stocks).

                  "Person" means an individual, partnership, corporation, trust or unincorporated organization, and a governmental agency or political subdivision.

                  "Pledged Stock" is as defined in Section 6.2.

                  "Senior Credit Facility" means the credit facilities with CIT under that certain Financing Agreement dated December __, 1995, or any replacement credit facility.

                  "Senior Obligations" means the Senior Credit Facility and the Winona Lease.

                  "Senior Pledge" means the security interest in the Pledged Stock granted pursuant to that certain Stock Pledge Agreement by and between Buyer and CIT dated December __, 1995, and any security interest in the Pledged Stock granted to the holder of any replacement Senior Credit Facility pursuant to which such holder agrees to deliver the stock certificates representing the Collateral, upon satisfaction of such Senior Credit Facility, to the holder of this Note or the holder of a succeeding replacement Senior Credit Facility taking a security interest in the Pledged Stock including such terms.

                  "Spell Employment Agreement" means the Employment Agreement dated December __, 1995 by and between the Company and William Spell.

                  "Stock Purchase Note" means the Stock Purchase Note dated December __, 1995 issued by Buyer to the order of Seller pursuant to the Purchase Agreement.

                  "Subordination Agreement" means the Subordination Agreement dated December __, 1995 by and among CIT, Seller, Buyer, the Company and Peerless Chain of Iowa, Inc.

                  "Subsidiary" means any corporation of which more than fifty percent (50%) (by number of votes) of the voting stock is owned by Buyer and/or one or more corporations which are themselves Subsidiaries of Buyer.

                  "Winona Lease" means that certain Lease Agreement by and between PRC Corp. (formerly Peerless Chain Company) and Corporate Property Associates 6 dated June 18, 1986, as assigned to the Company by Assignment and Assumption Agreement dated September 26, 1989, as amended by Lease Amendment dated September 26, 1989, Letter Amendment dated August 2, 1994 and Amendment to Lease dated December __, 1995.

                  "Winona Lease Obligations" means the obligations of the Company under the Winona Lease.

         3.       Payment Terms.

                  3.1 Interest. Interest will accrue on the unpaid principal of this Note at the annual rate of eight percent (8%) until maturity; provided that in the event any amount due hereunder is past due, interest will accrue on the unpaid principal of this Note at the annual rate of thirteen percent (13%), compounded annually. Accrued interest will be due quarterly on the last day of December, March, June and September commencing December 31, 1995 until maturity of all principal of this Note (by acceleration or otherwise).

                  3.2 Principal. The principal of this Note, together with all accrued and unpaid interest not then otherwise due, will be due December __, 1998, unless maturity thereof is accelerated pursuant to the terms hereof; provided, however, that to the extent any claims are pending for indemnification under Section 7.2, 10.1 or 10.2 of the Purchase Agreement on such stated maturity date, with respect to each such claim, the maturity date with respect to an amount of principal of this Note equal to the amount of such claim will be extended until such claim is finally resolved; provided, further, that in the event the amount of any such claim is reduced prior to final resolution of such claim, an amount of principal of this Note equal to such reduction will become due upon such reduction; and provided, further, that no such extension will be made in the event of a prior acceleration, and any such extension will terminate upon acceleration, of maturity of the principal of this Note pursuant to the terms hereof.

                  3.3 Prepayments; Application of Payments. This Note may be prepaid, in whole or in part, at any time and from time to time without premium or penalty. Payments on, and credits under Section 3.4 against, this Note will be applied first to accrued interest due and unpaid, next (to the extent such payment is a prepayment) to accrued interest unpaid and not yet due, next to costs and expenses accrued hereunder, with the balance to principal.

                  3.4 Offsets. Any liability of Seller under Sections 7.2, 10.1,
10.2 or 10.5 of the Purchase Agreement will be offset against Indebtedness (whether or not then due) to the extent of the balance outstanding hereunder as of the final determination of such liability.

         4. Buyer and Company Covenants. From the date hereof and continuing so long as any amount remains unpaid on this Note:

                  4.1 Corporate Existence, etc. Buyer and the Company each will preserve and keep in force and effect its corporate existence and all licenses and permits necessary to the proper conduct of the business of Buyer and the Company taken as a whole.

                  4.2 Restricted Buyer Distributions. Buyer will not declare or pay any dividends or make any other payment or distribution, either in cash or property, on or in purchase, redemption or retirement of any shares of Buyer's capital stock of any class or any warrants, rights or options to acquire any such shares by purchase, conversion or otherwise, provided that nothing herein restricts Buyer from making payment under the Stock Purchase Note or any resulting full or partial termination or expiration of the Warrant for Purchase of Securities dated December __, 1995 issued by Buyer to Seller pursuant to the Stock Purchase Agreement.

                  4.3 Restricted Company Issuances and Distributions. The Company will not:

                  (a) issue any shares of the Company's capital stock of any class or any warrants, rights or options to purchase any shares of the Company's capital stock, whether by reason of stock split or combination or reclassification, dividend, exchange, new consideration or otherwise;

                  (b) declare or pay any dividends or make any other payment or distribution, either in cash or property, on or in purchase, redemption or retirement of any shares of the Company's capital stock, or make any other payment or distribution, either directly or indirectly, in respect of the Company's capital stock or otherwise, including without limitation for goods or services, to Buyer or to any Affiliate of Buyer, except (i) payments equal to state and federal income tax liability on Buyer's consolidated tax returns resulting from the Company's operations, made on the due date of the applicable return, (ii) payments when and as due under the Spell Employment Agreement,
(iii) provided that when made, no Default exists hereunder, payments equal to amounts due under redemption provisions under Repurchase Agreements entered into on the Closing Date with management personnel of the Company with respect to an aggregate of not more than four hundred twenty-five thousand four hundred fifty-one (425,451) shares of the common stock of Buyer, (iv) payments applied by Buyer in payment of the Stock Purchase Note, and (v) payments not to exceed One Hundred Eighty-Eight Thousand Dollars ($188,000) annually to fund normal operating expenses of Buyer.

                  4.4 Mergers, Consolidations and Sales of Assets. The Company will not (i) consolidate with or be a party to a merger with any other corporation, or (ii) sell, lease or otherwise dispose of all or any substantial part of its assets.

                  4.5 Guaranties. The Company will not become or be liable in respect of any Guaranty except Guaranties entered into in the ordinary course of the Business and Guaranties of Buyer of loans to management personnel of the Company for the purchase of an aggregate of not more than four hundred twenty-five thousand four hundred fifty-one (425,451) shares of the common stock of Buyer.

                  4.6 Transactions with Affiliates. Buyer and the Company each will not enter into or be a party to any transaction or arrangement with any Affiliate (including without limitation the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any such Affiliate), except pursuant to the reasonable requirements of such party's business and upon fair and reasonable terms no less favorable to such party than would obtain in a comparable arm's-length transaction with a person other than an Affiliate. The Spell Employment Agreement and promissory notes issued by Buyer on the date of this Note to the order of Harry Spell and Pyramid Partners c/o Perkins Capital Management in the aggregate principal amount of Two Hundred Twenty- Five Thousand Dollars ($225,000) with interest at an initial rate of twenty percent (20%) per annum are deemed to meet the requirements of this
Section 4.6.

                  4.7 Reports and Rights of Inspection. Buyer and the Company each will keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of Buyer or the Company, in accordance with generally accepted accounting principles consistently applied (except for changes in application disclosed in the financial statements furnished to the holder hereof pursuant to this Section 4.7 and concurred in by the independent public accountants referred to in (b) hereof), and will furnish to the holder hereof:

                  (a) As soon as available and in any event within forty-five
(45) days after the end of each quarterly fiscal period of each fiscal year consolidated and consolidating balance sheets of Buyer and the Company as of the close of such period, and consolidated and consolidating statements of income and retained earnings and statements of cash flows of Buyer and the Company for the quarterly fiscal period then ending and for the portion of the fiscal year ending with such period in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of Buyer to the effect that (except for the exclusion in unaudited quarterly financial statements of certain footnote and other information normally presented with annual audited financial statements, and subject to changes resulting from year-end adjustments) such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which the accountants referred to in clause (b) hereof concur) and present fairly the financial condition of Buyer and the Company.

                  (b) As soon as available and in any event within ninety (90) days after the close of each fiscal year of Buyer consolidated and consolidating balance sheets of Buyer and the Company as of the close of such fiscal year, and consolidated and consolidating statements of income and retained earnings and statements of cash flows of Buyer and the Company for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by Buyer to the effect that the financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and as are noted therein) and present fairly the financial condition of Buyer and the Company and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

                  (c) Promptly upon receipt thereof, each interim or special audit made by independent accountants of the books of Buyer or the Company.

                  (d) Promptly upon their becoming available, each financial statement, report, notice or proxy statement sent by Buyer to stockholders generally, and each report and any registration statement or prospectus filed by Buyer with NASDAQ or any securities exchange or the Securities Exchange Commission or any successor agency, and copies of any orders in any proceedings to which Buyer or the Company is a party issued by any governmental agency, federal or state, having jurisdiction over Buyer or the Company.

                  (e) Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of Buyer stating that such officer has reviewed the provisions of this Note and setting forth, to the best of such officer's knowledge, whether there existed as of the date of such financial statements and whether there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or any condition which but for the passage of time or the giving of notice or both would constitute a Default and, if any such condition or event existed during such period or exists on the date of the certificate, specifying the nature and period of existence thereof and the action Buyer has taken or is taking and proposes to take with respect thereto;

                  (f) The annual plans and operating projections Buyer and the Company furnish to CIT when and as so furnished.

         5. Subordination. Anything in this Note to the contrary notwithstanding, the Indebtedness evidenced by this Note will be subordinate and junior in right of payment to the Senior Obligations, whether outstanding on the date of this Note or incurred after the date of this Note, to the extent and in the manner hereinafter set forth:

                  (a) Notwithstanding anything to the contrary contained herein, this Note is in all respects subject to the terms and provisions of the Subordination Agreement.

                  (b) In the event of any sale under or in accordance with any judgment or decree rendered with respect to this Note in any proceeding by or on behalf of the holder hereof or in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company, or the proceeds thereof, to creditors of the Company occurring by reason of any liquidation, dissolution or winding up of the Company or in the event of any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its debts or properties, then in any such event the Winona Lease Obligations will be preferred in payment, and the Winona Lease Obligations will be first paid and satisfied in full before any payment or distribution of any kind or character, whether in cash, property or securities (other than securities which are subordinate and junior in right of payment to the payment of the Winona Lease which may at the time be outstanding), will be made upon this Note; and in any such event any distribution of any kind or character, whether in cash, property or securities (other than in securities which are subordinate and junior in right of payment to the payment of the Winona Lease which may at the time be outstanding), which is made upon or in respect of the Indebtedness will be paid over to the lessor under the Winona Lease for application to the Winona Lease Obligations unless and until the Winona Lease Obligations is paid and satisfied in full, and such amounts so paid over will be deemed not to be made upon or in respect of the Indebtedness, or the holder of this Note will be subrogated to the rights of the lessor under the Winona Lease to the extent thereof, as elected by the holder of this Note;

                  (c) In the event that pursuant to the provisions hereof this
Note is declared or becomes due and payable before its expressed maturity because of an occurrence of a Default (under circumstances when the foregoing clause (b) is not applicable) or otherwise, no amount will be paid by the Company in respect of Indebtedness in excess of current interest payments as provided herein, except at the stated maturity thereof (all subject to the foregoing clause (b) above), unless and until the Winona Lease Obligations has been paid in full or payment thereof has been provided for in a manner satisfactory to the lessor under the Winona Lease;

                  (d) Without limiting the effect of any of the other provisions hereof, during the continuance of any default in the payment of rent or any other amount with respect to the Winona Lease, no payment will be made on or with respect to the Indebtedness, if either (i) notice of such default in writing has been given to the Company by the lessor under the Winona Lease, provided that judicial proceedings are commenced with respect to such default within one hundred eighty (180) days thereafter, or (ii) judicial proceedings are pending in respect of such default.

                  (e) The holder hereof irrevocably authorizes and empowers the holder of the Winona Lease, in any proceeding under Title 11 of the United States Code in which the Company is subject, to file a proof of claim in behalf of the holder hereof with respect to the obligations hereunder if the holder hereof fails to file a proof of its claims prior to 30 days before the expiration of the time period during which such claims must be submitted, to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the obligations hereunder in an amount not in excess of that portion of the Winona Lease Obligation then outstanding (unless CIT is entitled to such payment under the terms of the Subordination Agreement) and to take such other action as may be reasonably necessary to effectuate the foregoing. Unless CIT has filed a proof of claim or has otherwise sought the same information or documents, the holder hereof will provide to the lessor of the Winona Lease all information and documents necessary to present claims or seek enforcement as aforesaid.

                  (f) To the extent that the lessor under the Winona Lease receives any amounts from the holder hereof in accordance with the provisions of the Note which, when added to the total amount received directly by the lessor under the Winona Lease from any other source, exceeds the total Winona Lease Obligation, the lessor under the Winona Lease will be obligated to pay the excess to the holder hereof. In the event that as a result of an avoidance action under Title 11 of the United States Code (including, but not necessarily limited to, any action under 11 U.S.C. ss.ss. 544, 545, 547, 548, 549 and/or
550), the holder hereof is required to return to the Company or its bankruptcy estate any payment received by the holder hereof and paid over to the lessor under the Winona Lease pursuant to this Section 5, thereupon the lessor of the Winona Lease will pay back to the holder hereof such amount paid over to the lessor of the Winona Lease.

                  (g) The provisions of this Section 5 will be subject and subordinate to the rights of CIT under the Subordination Agreement. The holder hereof will not be required to take any action, perform any obligation or make any payment hereunder which it reasonably believes would: (i) be in conflict with or contrary to the terms of the Subordination Agreement; and/or (ii) prevent it from performing any of its obligations under the Subordination Agreement; and/or (iii) prevent or frustrate CIT from exercising any of its rights under the Subordination Agreement. The lessor under the Winona Lease will not exercise any rights hereunder to the extent doing so would: (x) be in conflict with or contrary to the terms of the Subordination Agreement; and/or
(y) prevent the holder hereof from performing any of its obligations under the Subordination Agreement; and/or (z) prevent or frustrate CIT from exercising any of its rights under the Subordination Agreement.

                  (h) No right of any present or future holder of the Senior Obligations to enforce subordination as herein provided will at any time or in any way be prejudiced or impaired by any failure to act on the part of Buyer or the Company, or by any noncompliance by Buyer or the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof that any such holders of the Senior Obligations may have or with which they may be otherwise charged. The provisions of this Section 5 are solely for the purpose of defining the relative rights of the holders of the Senior Obligations on the one hand, and the holder hereof on the other hand, and nothing in this Section 5 will impair, as between Buyer or the Company and the holder hereof as applicable, the obligations of Buyer and the Company to pay to the holder hereof Indebtedness in accordance with the remaining terms of this Note, nor will anything herein prevent the holder hereof from exercising all remedies otherwise permitted by applicable law or hereunder upon any Default, subject to the rights, if any, of the holders of the Senior Obligations as herein provided. Without limiting the foregoing, no suspension of any payment of Indebtedness pursuant to the provisions of this Section 5 will suspend or defer the due date of such payment as determined by the remaining provisions of this Note.

         6.       Buyer Guaranty and Security Agreement.

                  6.1 Guaranty. Buyer absolutely, irrevocably and unconditionally guarantees to the holder hereof the payment of the Indebtedness promptly when due, by acceleration or otherwise.

                  6.2 Security Interest. In order to secure the Indebtedness, Buyer hereby grants to the holder hereof a security interest in all shares of stock owned by Buyer in the Company (and any and all additions thereto, substitutions therefor, and proceeds thereof) (the "Pledged Stock").

                  6.3 Warranties and Obligations of Buyer. Buyer hereby warrants and covenants to the holder hereof:

                  (a) The Pledged Stock represents 100% of the issued and outstanding shares of capital stock of the Company.

                  (b) Buyer has and will maintain during the term of this Note sole title to and beneficial ownership of the Pledged Stock, free of all liens, charges, security interests and encumbrances (other than the security interest created hereby and under the Senior Pledge), and has full power and authority to subject the Pledged Stock to the security interest created hereby.

                  (c) Buyer will hereafter from time to time execute and deliver such financing statements, assignments separate from certificates and other instruments or documents, deliver the certificates representing the Pledged Stock to the holder hereof upon termination of the Senior Pledge and perform such other acts as the holder hereof may reasonably request to establish, protect and maintain a perfected security interest in the Pledged Stock and an ability to effectively enforce its remedies hereunder with respect to the Pledged Stock. Buyer will at all times cause all certificates representing the Pledged Stock to include a legend referencing this Note and the security interest of the holder hereof provided hereunder.

                  6.4 Priority. The holder of this Note by acceptance hereof agrees that the security interest granted hereunder in the Pledged Stock is subordinate and junior in interest and priority to the Senior Pledge.

                  6.5 Nonimpairment. The holder hereof may from time to time, without notice to Buyer, and without impairing or affecting the security interest created hereby: (a) acquire a security interest in any property in addition to the Pledged Stock, or release any such interest so acquired or release any security interest in any of the Pledged Stock, or permit any substitution or exchange for such property or any part thereof; (b) acquire the primary or secondary liability of any party or parties with respect to all or any of the Indebtedness, or release, modify, or compromise the same or any part thereof; (c) modify, extend or renew for any period any of the Indebtedness; and
(d) resort to the Pledged Stock for payment of the Indebtedness whether or not the holder hereof has resorted to any other collateral or proceeding against any party primarily or secondarily liable on the Indebtedness.

                  6.6 Voting Rights. Buyer hereby grants to the holder hereof an irrevocable proxy, coupled with an interest, to vote any or all of the Pledged Stock, which proxy may be exercised by the holder hereof only at such time as a Default in the payment of principal under this Note is continuing and no Senior Pledge is in effect. Such proxy will remain in effect until this Note is satisfied in full. Except for those instances where the holder hereof exercises such proxy, Buyer will be entitled to exercise the voting power with respect to the Pledged Stock consistent with the terms or purposes of this Note.

                  6.7 Remedies. In the event a Default hereunder has occurred and is continuing, the holder hereof will have, in addition to any other rights and remedies a secured party can assert under the Minnesota Uniform Commercial Code and to the extent not inconsistent with nonwaivable provisions thereof, the following rights and remedies, without having to give notice except as is hereinafter specifically provided:

                  (a) The holder hereof may sell the Pledged Stock, or any part thereof, at a public or private sale, following the notice hereinafter provided, for cash, upon credit, or for future delivery at such price or prices as the holder hereof deems satisfactory. The holder hereof, or any parties related to or affiliated with the holder hereof, may purchase any or all of the Pledged Stock sold at a public sale. The holder hereof is authorized at any sale, if the holder hereof deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Pledged Stock. Upon any such sale, the holder hereof will have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Stock so sold. Each purchaser at any such sale will hold the property sold absolutely free from any claim or right of Buyer of whatsoever kind, including any equity or right of redemption of Buyer which Buyer has under any rule of law or statute now existing or hereafter adopted; and as to such purchaser, Buyer hereby specifically waives all such rights of redemption, of stay, or of appraisal, which might in any way affect such purchaser. The holder hereof will give Buyer at least ten (10) days' written notice of intention to make such public or private sale, which notice will state the time and place fixed for such public sale or the time after which such private sale may be consummated and whether the sale is to be public or private. At any such sale the Pledged Stock may be sold in one lot as an entirety or in separate parcels, as the holder hereof may determine. In case of any sale on credit or for future delivery, the Pledged Stock so sold may be retained by the holder hereof until the selling price is paid by the purchaser thereof, and the holder hereof will not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Stock so sold, and in case of any such failure, such Pledged Stock may be again sold upon like notice. The holder hereof will not be obligated to complete any sale for which the holder hereof sends out notice and may, without notice or publication, adjourn any sale or cause the same to be adjourned by announcement at the time and place fixed for such sale, and such sale may thereafter be made at the time and place to which the same has been so adjourned.

                  (b) The holder hereof, instead of exercising the power of nonjudicial sale herein conferred, may proceed by a suit or suits at law or in equity to foreclose the pledge and sell the Pledged Stock, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                  (c) Without limiting the rights of the holder hereof under any other provision of this Note, and in addition thereto, Buyer will be obligated, to the maximum extent permitted by law, if a Default is continuing and if counsel for the holder hereof determines that it is necessary for the lawful sale of the Pledged Stock in a commercially reasonable manner, upon written request from the holder hereof, to vote its shares to cause the Company, at the Company's or Buyer's expense, to prepare, file and cause to become effective promptly, a registration statement complying with the Securities Act of 1933, as amended, for the public sale of such of the Pledged Stock as the holder hereof may elect, and to take comparable action to permit such sales under the securities laws of such state jurisdictions as the holder hereof may designate. If such registration statement is filed, Buyer further will be obligated to vote its shares to cause the Company, at the Company's or Buyer's expense, to enter into and perform its obligations under one or more underwriting agreements in connection therewith, containing customary representations, warranties, covenants, and indemnities and contribution provisions if requested by the holder hereof. Buyer will be obligated to vote its shares to cause the Company, at the Company's or Buyer's expense, (i) to keep any such registration statement and related prospectus current and in compliance with applicable federal and state securities laws so long as required to satisfy applicable prospectus delivery requirements and (ii) at the request of the holder hereof at any time after the effective date of any such registration statement, to file post-effective amendments to such registration statement so that sales of Pledged Stock by the holder hereof will be covered by a current prospectus and can be made in compliance with all applicable federal and state securities laws.

                  (d) Buyer further will be obligated to (i) take such action as is necessary to cause the Company to delivery to the holder hereof such information as the holder hereof reasonably requests for inclusion in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Stock and to deliver such information regarding Buyer as the holder hereof reasonably requests, which information will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make such information not misleading, and (ii) vote its shares to do or cause to be done all such other acts and things as may be necessary to make such offer, sale or resale of all or any portion of the Pledged Stock valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental agencies or instrumentalities, domestic or foreign, having jurisdiction over any such offer, sale or resale.

                  (e) Without limiting paragraphs (c) and (d) of this Section 6.7, if the holder hereof decides to exercise its right to sell all or any of the Pledged Stock, upon written request Buyer will from time to time take such action as is necessary to cause to be furnished to the holder hereof all such information as the holder hereof may request and as is accessible to Buyer in order to qualify such Pledged Stock as exempt securities, or the sale or release of such Pledged Stock as exempt transactions, under federal or state securities laws. Buyer will be obligated to take such action as is necessary to cause the Company to allow the holder hereof and any underwriter access at reasonable times and places to the books, records and premises of the Company; Buyer further will be obligated to assist, and take such action as is necessary to cause the Company to assist the holder hereof, any underwriter, any agent of any thereof, and any counsel, accountant or other expert for any thereof, in inspection, evaluation, and any other "due diligence" action of or with respect to any such books, records and premises; and Buyer further will be obligated to cause any independent public accountant for the Company to furnish a letter to the holder hereof and underwriters in customary form and covering matters of the type customarily covered by letters of accountants for issuers to underwriters.

                  (f) Buyer further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the holder hereof by reason of the failure by Buyer to perform any of the covenants contained in this Section and, consequently, agrees that, if Buyer fails to perform any of such covenants, the holder hereof will be entitled to equitable relief for the enforcement of the provisions of this Section 6.7. Buyer will indemnify the holder hereof for any and all fees, charges, reimbursements, judgments or other expenses incurred by the holder hereof due to any failure of Buyer to perform its obligations under this Section 6.7.

                  (g) Notwithstanding the foregoing provisions of this Section 6.7, the holder of this Note will not be permitted to exercise any of the foregoing rights or remedies contained or referenced in this Section 6.7 for so long as any Senior Pledge remains in effect without the prior written consent of the holder thereof.

                  6.8 Application of Proceeds. The proceeds of any sale of the Pledged Stock hereunder will be applied by the holder hereof:

                  (a) first, to the payment of the costs and expenses of such sale, including reasonable attorneys' fees and all expenses and advances made or incurred by it in connection therewith;

                  (b)      second, to the payment of the Indebtedness;

                  (c) finally, to the payment to Buyer or its successors and assigns of any surplus then remaining from such proceeds.

                  (d) The holder hereof will not be required to make any allocation or distribution to Buyer of proceeds from sale except from collected funds after satisfaction or release of all indemnification or other payment obligations that may be asserted against the holder hereof or such proceeds in connection with such sale. Any collected funds retained pursuant to this provision will be promptly deposited or invested in Permitted Investments until disbursed in accordance herewith.

                  6.9 Waivers. The holder hereof may at any time and from time to time, without the consent of or notice to Buyer, without incurring responsibility to Buyer, without releasing, impairing or affecting the liability of Buyer hereunder, upon or without any terms or conditions and in whole or in part: (a) sell, pledge, surrender, compromise, settle, release, renew, subordinate, extend, substitute, exchange, change, or otherwise dispose of or deal with in any manner and in any order any Indebtedness, any evidence thereof, or any security therefor; (b) accept any security for or other guarantors of any Indebtedness; and (c) fail, neglect or omit to obtain, realize upon or protect any Indebtedness or any security therefor, to exercise any lien upon or right to any money, credit or property toward the liquidation of the Indebtedness, or to exercise any other right against Buyer, the Company or any other person. No act or thing, except full payment and discharge of the Indebtedness, which but for this provision could act as a release or impairment of the liability of Buyer hereunder, will in any way release, impair or affect such liability.

                  6.10 Primary Obligation. This guaranty is a primary obligation of Buyer and the holder hereof will not be required to first resort for payment of the Indebtedness to the Company or any other person, their properties or estates, or any security or other rights or remedies whatsoever. Buyer will be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing Indebtedness, whether or not the liability of the Company or any other person for such deficiency is discharged pursuant to statute, judicial decision or otherwise. If any payment applied by the holder hereof to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including without limitation the bankruptcy, insolvency or reorganization of Buyer or any other person), the Indebtedness to which such payment was applied will for the purposes of Buyer's guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty will be enforceable as to such Indebtedness as fully as if such application had never been made.

                  6.11 Additional Waivers. Buyer waives: (a) notice of acceptance of its guaranty hereunder and of the creation and existence of the Indebtedness; (b) presentment, demand for payment, notice of dishonor, notice of nonpayment, and protest of any instrument evidencing the Indebtedness; and (c) all other demands and notices to Buyer, the Company or any other person and all other actions to establish the liability of Buyer hereunder.

         7.       Default, Remedies

                  7.1 Default. Any one or more of the following constitutes a Default as that term is used herein:

                  (a) Failure of the Company to pay any principal amount or interest hereunder when due and continuation of such condition for fifteen (15) days after written notice thereof by the holder hereof to the Company;

                  (b) Failure to perform any obligation of the Company hereunder other than for the payment of money and continuation of such condition for thirty (30) days after written notice thereof by the holder hereof to the Company;

                  (c) Failure of Buyer to pay any principal amount or interest under the Stock Purchase Note when due and continuation of such condition for fifteen (15) days after written notice thereof by the holder thereof to Buyer;

                  (d) Failure to perform any obligation of Buyer under the Stock Purchase Agreement other than for the payment of money and continuation of such condition for thirty (30) days after written notice thereof by the holder thereof to Buyer;

                  (e) Failure of the Company to pay any amount under the Senior Obligations when due for so long as such condition continues;

                  (f) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against Buyer or the Company and, if instituted against Buyer or the Company are consented to or are not dismissed within sixty (60) days after such institution; or

                  (g) Buyer or the Company becomes insolvent or bankrupt, generally does not pay its debts as they become due or makes an assignment for the benefit of creditors, or Buyer or the Company applies for or consents to the appointment of a custodian, trustee or receiver for Buyer or the Company or for the major part of the property of either, or a custodian, trustee or receiver is appointed for Buyer or the Company or for the major part of the property of either and is not discharged within sixty (60) days after such appointment.

                  7.2 Acceleration of Maturity. When any Default described in Sections 7.1(b), (d) or (g) has happened and is continuing, and in the case of
Section 7.1(b) or (d) provided no Senior Obligation is then outstanding, the holder hereof may, by written notice to the Company, declare the entire principal and all interest accrued hereunder to be, and the same will thereupon become, immediately due and payable, without any presentment, demand, protest or other notice of any kind. When a Default described in Section 7.1 (f) has occurred, the entire principal and all interest accrued hereunder will thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind.

                  7.3 Costs of Enforcement. Upon a Default, the Company will be obligated to pay all costs of collection and enforcement of the rights and remedies of the holder hereof, including court costs and attorneys' fees, whether or not legal proceedings are commenced.

                  7.4 Waivers. The Company waives presentment for payment, demand, protest, notice of protest and notice of dishonor. No delay by the holder hereof in exercising any right or remedy hereunder, at law or in equity will operate as a waiver of such right or remedy and no single or partial exercise of any such right or remedy will preclude any further exercise thereof, or the exercise of any other rights or remedies.

         8. Notices. Any notice, request, instruction or other document to be given hereunder by Buyer, the Company or the holder of this Note to any such other party will be in writing and delivered personally or by telephonic facsimile transmission or sent by registered or certified mail, postage prepaid (and if by telephonic facsimile transmission with a copy sent by mail), if to the holder of this Note to:

                           Bridgewater Resources Corp.
                           c/o BRC Management Corp.
                           1801 Century Park East, Suite 1101
                           Los Angeles, California  90067
                           Attn: Lori Poulos
                           Facsimile No.: 310-552-3446

                           with a copy to:

                           Oppenheimer Wolff & Donnelly
                           Suite 3400, Plaza VII
                           45 South Seventh Street
                           Minneapolis, Minnesota  55402
                           Attn: Douglas L. Hemer
                           Facsimile No.: 612-344-9376

                           if to Buyer or the Company to:

                           Discus Acquisition Corporation
                           2430 Metropolitan Centre
                           333 South Seventh Street
                           Minneapolis, Minnesota  55402
                           Attn: William H. Spell
                           Facsimile No.: 612-371-9651

                           with a copy to:

                           Briggs and Morgan
                           2400 IDS Center
                           80 South Eighth Street
                           Minneapolis, Minnesota  55402
                           Attn: Avron L. Gordon
                           Facsimile No.: 612-334-8650

or at such other address for a party as may be specified by like notice. Any notice which is delivered personally or by telephonic facsimile transmission in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

         9. Arbitration. Subject to the last sentence of this Section, any controversy or claim arising out of or relating to any provisions of this Note or the breach hereof, unless resolved by mutual agreement of the parties, will be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the effective date of this Agreement by a single arbitrator appointed in accordance with said Rules. The determination of the arbitrator will be final and binding upon the parties to the arbitration and judgment upon the award rendered by the arbitrator will be entered in any court of competent jurisdiction. The place of arbitration will be Minneapolis, Minnesota. Notwithstanding the foregoing, a party may seek injunctive relief with respect to any controversy or claim arising out of or relating to any provisions of this Note in any court of competent jurisdiction.

                  10. Governing Law; Consent to Jurisdiction. This Note will be construed in accordance with and governed by the laws of the State of Minnesota applicable to agreements made and to be performed in such jurisdiction without reference to conflicts of law principles. Buyer and the Company by execution and delivery of this Note, and the holder of this Note by acceptance hereof, each irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Note may be brought only in an arbitration proceeding as provided in Section 9 or in a court of the State of Minnesota or in the United States District Court for the District of Minnesota. Each of Buyer, the Company and the holder of this Note further expressly and irrevocably assents and submits to the personal jurisdiction of the arbitrators selected pursuant to Section 9 or any of such courts in any such action or proceeding. Each of Buyer, the Company and the holder of this Note further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 8 hereof. Each of Buyer, the Company and the holder of this Note further hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

         11. Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered on the day and year first above written.



                                         PEERLESS CHAIN COMPANY



                                         By
                                           Its


         IN CONSIDERATION of Seller's acceptance of the Note and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Buyer hereby agrees to the guaranty and grant of security interest and all other terms of Sections 4, 5, 6, 7, 8, 9 and 10 and, to the extent applicable to such Sections, Section 2 of the foregoing Note.



                                         DISCUS ACQUISITION CORPORATION



                                         By
                                           Its


                                                                    Exhibit F


                                BUYER FINANCINGS

                          TRANSACTION SOURCES AND USES

                                   (thousands)


SOURCES:                                                      USES:

Revolver                            $ 9,543,000               Cash to Seller                     $20,050,000
Sr. Term Loan                         6,700,000               Seller Sub Debt                      2,500,000
Seller Sub Debt                       1,200,000               Transaction Costs                    1,043,000
Preferred Stock                       2,500,000
Common Stock                          4,850,000
                                    -----------                                                  -----------

         Total                      $24,793,000                                 Total            $24,793,000
                                    ===========                                                  ===========


EQUITY SOURCES:

Preferred Shareholders                               $1,800,000
New Common Shareholders                               2,000,000
Discus Acquisition                                    2,250,000


                                                                       Exhibit G


                               STOCK PURCHASE NOTE


$1,200,000                                                    December ___, 1995


         FOR VALUE RECEIVED, the undersigned, Discus Acquisition Corporation ("Buyer"), a Minnesota corporation, hereby promises to pay to the order of Bridgewater Resources Corp. ("Seller"), a Texas corporation, at the address provided under Section 8 in lawful money of the United States in accordance with the terms hereof the sum of One Million Two Hundred Thousand Dollars ($1,200,000) plus interest thereon at the rate provided herein from the date hereof until paid in full.

         1. Purchase Agreement. This Note is given pursuant to that certain Stock Purchase Agreement dated November 22, 1995 (as amended, the "Purchase Agreement") by and between Buyer and Seller for the sale of all of the outstanding capital stock of Peerless Chain Company (the "Company"), a Minnesota corporation, by Seller to Buyer, and as partial payment of the Purchase Price (as defined in the Purchase Agreement). Capitalized terms not otherwise defined herein will have the meanings set forth in the Purchase Agreement. To the extent the terms of this Note as executed vary from Exhibit G to the Purchase Agreement or the description hereof contained in the Purchase Agreement, the terms hereof govern.

         2. Definitions. Unless the context otherwise requires, the following terms have the following meanings:

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Buyer, (ii) which beneficially owns or holds five percent (5%) or more of any class of the capital stock of Buyer or (iii) five percent (5%) or more of the capital stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by Buyer or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of capital stock, by contract or otherwise.

                  "CIT" means The CIT Group/Business Credit, Inc.

                  "Closing Notes" means promissory notes issued by Buyer on the date of this Agreement to the order of Harry Spell and Pyramid Partners c/o Perkins Capital Management in the aggregate principal amount of Two Hundred Twenty-Five Thousand Dollars ($225,000).

                  "Guaranty" means any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of Buyer or the Company guarantying in any manner, whether directly or indirectly, any obligation, direct or indirect, absolute, contingent or inchoate, whether existing now or in the future, of any other Person.

                  "Indebtedness" means any and all amounts owing or which may become owing by Buyer pursuant to the terms of this Note.

                  "Permitted Investments" means:

                  (a) Investments in commercial paper maturing in two hundred seventy (270) days or less from the date of issuance which, at the time of acquisition, is accorded the highest rating by Standard & Poor's Corporation or Moodys Investors Services, Inc. (or other nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper);

                  (b) Investments in direct obligations of the United States of America or any agency thereof maturing within one (1) year from the date of acquisition thereof;

                  (c) Investments in bank accounts or certificates of deposit maturing within one (1) year from the date of origin and issued by a bank or trust company having capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000); and

                  (d) Investments in money market preferred stocks for so long as the same are accorded the highest rating by Standard & Poor's Corporation or Moodys Investors Service, Inc. (or other nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating such preferred stocks).

                  "Person" means an individual, partnership, corporation, trust or unincorporated organization, and a governmental agency or political subdivision.

                  "Pledged Stock" is as defined in Section 6.1.

                  "Redemption Note" means the Redemption Note dated December __, 1995 issued by the Company to the order of Seller pursuant to the Purchase Agreement.

                  "Senior Credit Facility" means the credit facilities with CIT under that certain Financing Agreement dated December __, 1995, or any replacement credit facility.

                  "Senior Obligations" means the Senior Credit Facility and the Winona Lease.

                  "Senior Pledge" means the security interest in the Pledged Stock granted pursuant to that certain Stock Pledge Agreement by and between Buyer and CIT dated December __, 1995, and any security interest in the Pledged Stock granted to the holder of any replacement Senior Credit Facility pursuant to which such holder agrees to deliver the stock certificates representing the Collateral, upon satisfaction of such Senior Credit Facility, to the holder of this Note or the holder of a succeeding replacement Senior Credit Facility taking a security interest in the Pledged Stock including such terms.

                  "Spell Employment Agreement" means the Employment Agreement dated December __, 1995 by and between the Company and William Spell.

                  "Subordination Agreement" means the Subordination Agreement dated December __, 1995 by and among CIT, Seller, Buyer, the Company and Peerless Chain of Iowa, Inc.

                  "Subsidiary" means any corporation of which more than fifty percent (50%) (by number of votes) of the voting stock is owned by Buyer and/or one or more corporations which are themselves Subsidiaries of Buyer.

                  "Winona Lease" means that certain Lease Agreement by and between PRC Corp. (formerly Peerless Chain Company) and Corporate Property Associates 6 dated June 18, 1986, as assigned to the Company by Assignment and Assumption Agreement dated September 26, 1989, as amended by Lease Amendment dated September 26, 1989, Letter Amendment dated August 2, 1994 and Amendment to Lease dated December __, 1995.

                  "Winona Lease Obligations" means the obligations of the Company under the Winona Lease.

         3.       Payment Terms.

                  3.1 Interest. Interest will accrue on the unpaid principal of this Note at the annual rate of twenty percent (20%) through March 31, 1996, eight percent (8%) from April 1, 1996 through August 31, 1996, and thirteen percent (13%), compounded annually, from September 1,1996 until this Note is paid in full.

                  3.2 Principal. The principal of this Note, together with all accrued and unpaid interest not then otherwise due, will be due March 31, 1996.

                  3.3 Prepayments; Application of Payments. This Note may be prepaid, in whole or in part, at any time and from time to time without premium or penalty. Payments on this Note will be applied first to accrued interest due and unpaid, next (to the extent such payment is a prepayment) to accrued interest unpaid and not yet due, next to costs and expenses accrued hereunder, with the balance to principal.

         4. Buyer Covenants. From the date hereof and continuing so long as any amount remains unpaid on this Note:

                  4.1 Corporate Existence, etc. Buyer will, and will cause the Company to, preserve and keep in force and effect its corporate existence and all licenses and permits necessary to the proper conduct of the business of Buyer and the Company taken as a whole.

                  4.2 Restricted Buyer Issuances and Distributions. Buyer will not:

                  (a) issue any shares of Buyer's capital stock of any class or any warrants, rights or options to purchase any shares of Buyer's capital stock, whether by reason of stock split or combination or reclassification, dividend, exchange, new consideration or otherwise, except (i) issuances of shares of capital stock of Buyer the proceeds of which are applied in payment of the Indebtedness, (ii) issuances of options for up to six hundred sixteen thousand five hundred (616,500) shares of the common stock of Buyer under Buyer's 1994 Stock Option Plan (net of any shares the option for which is terminated in connection with any such issuance) and issuances of shares of such common stock upon exercise thereof or of any options scheduled on Exhibit I to the Purchase Agreement, (iii) consummation of issuance of shares payment for which has been received by Buyer but not yet cleared as of the date of this Note, and (iv) issuances of shares of common stock of Buyer the proceeds of which are applied in payment of the Closing Notes.

                  (b) declare or pay any dividends or make any other payment or distribution, either in cash or property, on or in purchase, redemption or retirement of any shares of Buyer's capital stock of any class or any warrants, rights or options to acquire any such shares by purchase, conversion or otherwise, except, provided that when made, no Default exists hereunder, amounts due under redemption provisions under Repurchase Agreements entered into on the Closing Date with management personnel of the Company with respect to an aggregate of not more than four hundred twenty-five thousand four hundred fifty-one (425,451) shares of the common stock of Buyer.

                  4.3 Restricted Company Issuances and Distributions. Buyer will cause the Company to not:

                  (a) issue any shares of the Company's capital stock of any class or any warrants, rights or options to purchase any shares of the Company's capital stock, whether by reason of stock split or combination or reclassification, dividend, exchange, new consideration or otherwise;

                  (b) declare or pay any dividends or make any other payment or distribution, either in cash or property, on or in purchase, redemption or retirement of any shares of the Company's capital stock, or make any other payment or distribution, either directly or indirectly, in respect of the Company's capital stock or otherwise, including without limitation for goods or services, to Buyer or to any Affiliate of Buyer, except (i) payments equal to state and federal income tax liability on Buyer's consolidated tax returns resulting from the Company's operations, made on the due date of the applicable return, (ii) payments when and as due under the Spell Employment Agreement,
(iii) provided that when made, no Default exists hereunder, payments equal to amounts due under redemption provisions under Repurchase Agreements entered into on the Closing Date with management personnel of the Company with respect to an aggregate of not more than four hundred twenty-five thousand four hundred fifty-one (425,451) shares of the common stock of Buyer, (iv) payments applied by Buyer in payment of the Indebtedness, and (v) payments not to exceed One Hundred Eighty- Eight Thousand Dollars ($188,000) annually to fund normal operating expenses of Buyer.

                  4.4 Mergers, Consolidations and Sales of Assets. Buyer will cause the Company to not (i) consolidate with or be a party to a merger with any other corporation, or (ii) sell, lease or otherwise dispose of all or any substantial part of its assets.

                  4.5 Guaranties. Buyer will not, and will cause the Company to not, become or be liable in respect of any Guaranty except Guaranties entered into in the ordinary course of the Business, Buyer's Guaranty of the Redemption Note, Buyer's Guaranty of any Senior Obligations and Guaranties of Buyer of loans to management personnel of the Company for the purchase of an aggregate of not more than four hundred twenty-five thousand four hundred fifty-one (425,451) shares of the common stock of Buyer.

                  4.6 Transactions with Affiliates. Buyer will, and will cause the Company to, not enter into or be a party to any transaction or arrangement with any Affiliate (including without limitation the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any such Affiliate), except pursuant to the reasonable requirements of such party's business and upon fair and reasonable terms no less favorable to such party than would obtain in a comparable arm's-length transaction with a person other than an Affiliate. The Spell Employment Agreement and the Closing Notes are deemed to meet the requirements of this Section 4.6.

                  4.7 Reports and Rights of Inspection. Buyer will, and will cause the Company to, keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of Buyer or the Company, in accordance with generally accepted accounting principles consistently applied (except for changes in application disclosed in the financial statements furnished to the holder hereof pursuant to this Section 4.7 and concurred in by the independent public accountants referred to in (b) hereof), and will furnish to the holder hereof:

                  (a) As soon as available and in any event within forty-five
(45) days after the end of each quarterly fiscal period of each fiscal year consolidated and consolidating balance sheets of Buyer and the Company as of the close of such period, and consolidated and consolidating statements of income and retained earnings and statements of cash flows of Buyer and the Company for the quarterly fiscal period then ending and for the portion of the fiscal year ending with such period in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of Buyer to the effect that (except for the exclusion in unaudited quarterly financial statements of certain footnote and other information normally presented with annual audited financial statements, and subject to changes resulting from year-end adjustments) such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which the accountants referred to in clause (b) hereof concur) and present fairly the financial condition of Buyer and the Company.

                  (b) As soon as available and in any event within ninety (90) days after the close of each fiscal year of Buyer consolidated and consolidating balance sheets of Buyer and the Company as of the close of such fiscal year, and consolidated and consolidating statements of income and retained earnings and statements of cash flows of Buyer and the Company for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by Buyer to the effect that the financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and as are noted therein) and present fairly the financial condition of Buyer and the Company and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

                  (c) Promptly upon receipt thereof, each interim or special audit made by independent accountants of the books of Buyer or the Company.

                  (d) Promptly upon their becoming available, each financial statement, report, notice or proxy statement sent by Buyer to stockholders generally, and each report and any registration statement or prospectus filed by Buyer with Nasdaq or any securities exchange or the Securities Exchange Commission or any successor agency, and copies of any orders in any proceedings to which Buyer or the Company is a party issued by any governmental agency, federal or state, having jurisdiction over Buyer or the Company.

                  (e) Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of Buyer stating that such officer has reviewed the provisions of this Note and setting forth, to the best of such officer's knowledge, whether there existed as of the date of such financial statements and whether there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or any condition which but for the passage of time or the giving of notice or both would constitute a Default and, if any such condition or event existed during such period or exists on the date of the certificate, specifying the nature and period of existence thereof and the action Buyer has taken or is taking and proposes to take with respect thereto;

                  (f) The annual plans and operating projections Buyer and the Company furnish to CIT when and as so furnished.

         5. Subordination. Notwithstanding anything to the contrary contained herein, this Note is in all respects subject to the terms and provisions of the Subordination Agreement. No right of any present or future holder of the Senior Credit Facility to enforce subordination as herein provided will at any time or in any way be prejudiced or impaired by any failure to act on the part of Buyer or the Company, or by any noncompliance by Buyer or the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof that any such holders of the Senior Credit Facility may have or with which they may be otherwise charged. The provisions of this Section 5 are solely for the purpose of defining the relative rights of the holders of the Senior Credit Facility on the one hand, and the holder hereof on the other hand, and nothing in this Section 5 will impair, as between Buyer or the Company and the holder hereof as applicable, the obligations of Buyer and the Company to pay to the holder hereof Indebtedness in accordance with the remaining terms of this Note, nor will anything herein prevent the holder hereof from exercising all remedies otherwise permitted by applicable law or hereunder upon any Default, subject to the rights, if any, of the holders of the Senior Credit Facility as herein provided. Without limiting the foregoing, no suspension of any payment of Indebtedness pursuant to the provisions of this Section 5 will suspend or defer the due date of such payment as determined by the remaining provisions of this Note.

         6. Security Agreement.

                  6.1 Security Interest. In order to secure the Indebtedness, Buyer hereby grants to the holder hereof a security interest in all shares of stock owned by Buyer in the Company (and any and all additions thereto, substitutions therefor, and proceeds thereof) (the "Pledged Stock").

                  6.2 Warranties and Obligations of Buyer. Buyer hereby warrants and covenants to the holder hereof:

                  (a) The Pledged Stock represents 100% of the issued and outstanding shares of capital stock of the Company.

                  (b) Buyer has and will maintain during the term of this Note sole title to and beneficial ownership of the Pledged Stock, free of all liens, charges, security interests and encumbrances (other than the security interest created hereby and under the Senior Pledge), and has full power and authority to subject the Pledged Stock to the security interest created hereby.

                  (c) Buyer will hereafter from time to time execute and deliver such financing statements, assignments separate from certificates and other instruments or documents, deliver the certificates representing the Pledged Stock to the holder hereof upon termination of the Senior Pledge and perform such other acts as the holder hereof may reasonably request to establish, protect and maintain a perfected security interest in the Pledged Stock and an ability to effectively enforce its remedies hereunder with respect to the Pledged Stock. Buyer will at all times cause all certificates representing the Pledged Stock to include a legend referencing this Note and the security interest of the holder hereof provided hereunder.

                  6.3 Priority. The holder of this Note by acceptance hereof agrees that the security interest granted hereunder in the Pledged Stock is subordinate and junior in interest and priority to the Senior Pledge.

                  6.4 Nonimpairment. The holder hereof may from time to time, without notice to Buyer, and without impairing or affecting the security interest created hereby: (a) acquire a security interest in any property in addition to the Pledged Stock, or release any such interest so acquired or release any security interest in any of the Pledged Stock, or permit any substitution or exchange for such property or any part thereof; (b) acquire the primary or secondary liability of any party or parties with respect to all or any of the Indebtedness, or release, modify, or compromise the same or any part thereof; (c) modify, extend or renew for any period any of the Indebtedness; and
(d) resort to the Pledged Stock for payment of the Indebtedness whether or not the holder hereof has resorted to any other collateral or proceeding against any party primarily or secondarily liable on the Indebtedness.

                  6.5 Voting Rights. Buyer hereby grants to the holder hereof an irrevocable proxy, coupled with an interest, to vote any or all of the Pledged Stock, which proxy may be exercised by the holder hereof only at such time as a Default in the payment of principal under this Note is continuing and no Senior Pledge is in effect. Such proxy will remain in effect until this Note is satisfied in full. Except for those instances where the holder hereof exercises such proxy, Buyer will be entitled to exercise the voting power with respect to the Pledged Stock consistent with the terms or purposes of this Note.

                  6.6 Remedies. In the event a Default hereunder has occurred and is continuing, the holder hereof will have, in addition to any other rights and remedies a secured party can assert under the Minnesota Uniform Commercial Code and to the extent not inconsistent with nonwaivable provisions thereof, the following rights and remedies, without having to give notice except as is hereinafter specifically provided:

                  (a) The holder hereof may sell the Pledged Stock, or any part thereof, at a public or private sale, following the notice hereinafter provided, for cash, upon credit, or for future delivery at such price or prices as the holder hereof deems satisfactory. The holder hereof, or any parties related to or affiliated with the holder hereof, may purchase any or all of the Pledged Stock sold at a public sale. The holder hereof is authorized at any sale, if the holder hereof deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Pledged Stock. Upon any such sale, the holder hereof will have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Stock so sold. Each purchaser at any such sale will hold the property sold absolutely free from any claim or right of Buyer of whatsoever kind, including any equity or right of redemption of Buyer which Buyer has under any rule of law or statute now existing or hereafter adopted; and as to such purchaser, Buyer hereby specifically waives all such rights of redemption, of stay, or of appraisal, which might in any way affect such purchaser. The holder hereof will give Buyer at least ten (10) days' written notice of intention to make such public or private sale, which notice will state the time and place fixed for such public sale or the time after which such private sale may be consummated and whether the sale is to be public or private. At any such sale the Pledged Stock may be sold in one lot as an entirety or in separate parcels, as the holder hereof may determine. In case of any sale on credit or for future delivery, the Pledged Stock so sold may be retained by the holder hereof until the selling price is paid by the purchaser thereof, and the holder hereof will not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Stock so sold, and in case of any such failure, such Pledged Stock may be again sold upon like notice. The holder hereof will not be obligated to complete any sale for which the holder hereof sends out notice and may, without notice or publication, adjourn any sale or cause the same to be adjourned by announcement at the time and place fixed for such sale, and such sale may thereafter be made at the time and place to which the same has been so adjourned.

                  (b) The holder hereof, instead of exercising the power of nonjudicial sale herein conferred, may proceed by a suit or suits at law or in equity to foreclose the pledge and sell the Pledged Stock, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                  (c) Without limiting the rights of the holder hereof under any other provision of this Note, and in addition thereto, Buyer will be obligated, to the maximum extent permitted by law, if a Default is continuing and if counsel for the holder hereof determines that it is necessary for the lawful sale of the Pledged Stock in a commercially reasonable manner, upon written request from the holder hereof, to vote its shares to cause the Company, at the Company's or Buyer's expense, to prepare, file and cause to become effective promptly, a registration statement complying with the Securities Act of 1933, as amended, for the public sale of such of the Pledged Stock as the holder hereof may elect, and to take comparable action to permit such sales under the securities laws of such state jurisdictions as the holder hereof may designate. If such registration statement is filed, Buyer further will be obligated to vote its shares to cause the Company, at the Company's or Buyer's expense, to enter into and perform its obligations under one or more underwriting agreements in connection therewith, containing customary representations, warranties, covenants, and indemnities and contribution provisions if requested by the holder hereof. Buyer will be obligated to vote its shares to cause the Company, at the Company's or Buyer's expense, (i) to keep any such registration statement and related prospectus current and in compliance with applicable federal and state securities laws so long as required to satisfy applicable prospectus delivery requirements and (ii) at the request of the holder hereof at any time after the effective date of any such registration statement, to file post-effective amendments to such registration statement so that sales of Pledged Stock by the holder hereof will be covered by a current prospectus and can be made in compliance with all applicable federal and state securities laws.

                  (d) Buyer further will be obligated to (i) take such action as is necessary to cause the Company to delivery to the holder hereof such information as the holder hereof reasonably requests for inclusion in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Stock and to deliver such information regarding Buyer as the holder hereof reasonably requests, which information will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make such information not misleading, and (ii) vote its shares to do or cause to be done all such other acts and things as may be necessary to make such offer, sale or resale of all or any portion of the Pledged Stock valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental agencies or instrumentalities, domestic or foreign, having jurisdiction over any such offer, sale or resale.

                  (e) Without limiting paragraphs (c) and (d) of this Section 6.6, if the holder hereof decides to exercise its right to sell all or any of the Pledged Stock, upon written request Buyer will from time to time take such action as is necessary to cause to be furnished to the holder hereof all such information as the holder hereof may request and as is accessible to Buyer in order to qualify such Pledged Stock as exempt securities, or the sale or release of such Pledged Stock as exempt transactions, under federal or state securities laws. Buyer will be obligated to take such action as is necessary to cause the Company to allow the holder hereof and any underwriter access at reasonable times and places to the books, records and premises of the Company; Buyer further will be obligated to assist, and take such action as is necessary to cause the Company to assist the holder hereof, any underwriter, any agent of any thereof, and any counsel, accountant or other expert for any thereof, in inspection, evaluation, and any other "due diligence" action of or with respect to any such books, records and premises; and Buyer further will be obligated to cause any independent public accountant for the Company to furnish a letter to the holder hereof and underwriters in customary form and covering matters of the type customarily covered by letters of accountants for issuers to underwriters.

                  (f) Buyer further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the holder hereof by reason of the failure by Buyer to perform any of the covenants contained in this Section and, consequently, agrees that, if Buyer fails to perform any of such covenants, the holder hereof will be entitled to equitable relief for the enforcement of the provisions of this Section 6.6. Buyer will indemnify the holder hereof for any and all fees, charges, reimbursements, judgments or other expenses incurred by the holder hereof due to any failure of Buyer to perform its obligations under this Section 6.6.

                  (g) Notwithstanding the foregoing provisions of this Section 6.6, the holder of this Note will not be permitted to exercise any of the foregoing rights or remedies contained or referenced in this Section 6.6 for so long as any Senior Pledge remains in effect without the prior written consent of the holder thereof.

                  6.7 Application of Proceeds. The proceeds of any sale of the Pledged Stock hereunder will be applied by the holder hereof:

                  (a) first, to the payment of the costs and expenses of such sale, including reasonable attorneys' fees and all expenses and advances made or incurred by it in connection therewith;

                  (b) second, to the payment of the Indebtedness;

                  (c) finally, to the payment to Buyer or its successors and assigns of any surplus then remaining from such proceeds.

                  (d) The holder hereof will not be required to make any allocation or distribution to Buyer of proceeds from sale except from collected funds after satisfaction or release of all indemnification or other payment obligations that may be asserted against the holder hereof or such proceeds in connection with such sale. Any collected funds retained pursuant to this provision will be promptly deposited or invested in Permitted Investments until disbursed in accordance herewith.

         7. Default, Remedies

                  7.1 Default. Any one or more of the following constitutes a Default as that term is used herein:

                  (a) Failure of Buyer to pay any principal amount or interest hereunder when due and continuation of such condition for fifteen (15) days after written notice thereof by the holder hereof to Buyer;

                  (b) Failure to perform any obligation of Buyer hereunder other than for the payment of money and continuation of such condition for thirty (30) days after written notice thereof by the holder hereof to Buyer;

                  (c) Failure of the Company to pay any principal amount or interest under the Redemption Note when due and continuation of such condition for fifteen (15) days after written notice thereof by the holder thereof to the Company;

                  (d) Failure to perform any obligation of the Company under the Redemption Note other than for the payment of money and continuation of such condition for thirty (30) days after written notice thereof by the holder thereof to the Company;

                  (e) Failure of the Company to pay any amount under the Senior Obligations when due for so long as such condition continues;

                  (f) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against Buyer or the Company and, if instituted against Buyer or the Company are consented to or are not dismissed within sixty (60) days after such institution; or

                  (g) Buyer or the Company becomes insolvent or bankrupt, generally does not pay its debts as they become due or makes an assignment for the benefit of creditors, or Buyer or the Company applies for or consents to the appointment of a custodian, trustee or receiver for Buyer or the Company or for the major part of the property of either, or a custodian, trustee or receiver is appointed for Buyer or the Company or for the major part of the property of either and is not discharged within sixty (60) days after such appointment.

                  7.2 Acceleration of Maturity. When any Default described in Sections 7.1(b), (d) or (g) has happened and is continuing, and in the case of
Section 7.1(b) or (d) provided no Senior Obligation is then outstanding, the holder hereof may, by written notice to the Company, declare the entire principal and all interest accrued hereunder to be, and the same will thereupon become, immediately due and payable, without any presentment, demand, protest or other notice of any kind. When a Default described in Section 7.1 (f) has occurred, the entire principal and all interest accrued hereunder will thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind.

                  7.3 Costs of Enforcement. Upon a Default, Buyer will be obligated to pay all costs of collection and enforcement of the rights and remedies of the holder hereof, including court costs and attorneys' fees, whether or not legal proceedings are commenced.

                  7.4 Waivers. Buyer waives presentment for payment, demand, protest, notice of protest and notice of dishonor. No delay by the holder hereof in exercising any right or remedy hereunder, at law or in equity will operate as a waiver of such right or remedy and no single or partial exercise of any such right or remedy will preclude any further exercise thereof, or the exercise of any other rights or remedies.

         8. Notices. Any notice, request, instruction or other document to be given hereunder by Buyer or the holder of this Note to the other party will be in writing and delivered personally or by telephonic facsimile transmission or sent by registered or certified mail, postage prepaid (and if by telephonic facsimile transmission with a copy sent by mail), if to the holder of this Note to:

                           Bridgewater Resources Corp.
                           c/o BRC Management Corp.
                           1801 Century Park East, Suite 1101
                           Los Angeles, California  90067
                           Attn: Lori Poulos
                           Facsimile No.: 310-552-3446

                           with a copy to:

                           Oppenheimer Wolff & Donnelly
                           Suite 3400, Plaza VII
                           45 South Seventh Street
                           Minneapolis, Minnesota  55402
                           Attn: Douglas L. Hemer
                           Facsimile No.: 612-344-9376

                           if to Buyer to:

                           Discus Acquisition Corporation
                           2430 Metropolitan Centre
                           333 South Seventh Street
                           Minneapolis, Minnesota  55402
                           Attn: William H. Spell
                           Facsimile No.: 612-371-9651

                           with a copy to:

                           Briggs and Morgan
                           2400 IDS Center
                           80 South Eighth Street
                           Minneapolis, Minnesota  55402
                           Attn: Avron L. Gordon
                           Facsimile No.: 612-334-8650

or at such other address for a party as may be specified by like notice. Any notice which is delivered personally or by telephonic facsimile transmission in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

         9. Arbitration. Subject to the last sentence of this Section, any controversy or claim arising out of or relating to any provisions of this Note or the breach hereof, unless resolved by mutual agreement of the parties, will be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the effective date of this Agreement by a single arbitrator appointed in accordance with said Rules. The determination of the arbitrator will be final and binding upon the parties to the arbitration and judgment upon the award rendered by the arbitrator will be entered in any court of competent jurisdiction. The place of arbitration will be Minneapolis, Minnesota. Notwithstanding the foregoing, a party may seek injunctive relief with respect to any controversy or claim arising out of or relating to any provisions of this Note in any court of competent jurisdiction.

         10. Governing Law; Consent to Jurisdiction. This Note will be construed in accordance with and governed by the laws of the State of Minnesota applicable to agreements made and to be performed in such jurisdiction without reference to conflicts of law principles. Buyer by execution and delivery of this Note, and the holder of this Note by acceptance hereof, each irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Note may be brought only in an arbitration proceeding as provided in Section 9 or in a court of the State of Minnesota or in the United States District Court for the District of Minnesota. Each of Buyer and the holder of this Note further expressly and irrevocably assents and submits to the personal jurisdiction of the arbitrators selected pursuant to Section 9 or any of such courts in any such action or proceeding. Each of Buyer and the holder of this Note further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 8 hereof. Each of Buyer and the holder of this Note further hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

         11. Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         12. This Note is not an obligation of the Company.

         IN WITNESS WHEREOF, Buyer has caused this Note to be duly executed and delivered on the day and year first above written.



                                         DISCUS ACQUISITION CORPORATION



                                         By
                                           Its


                                                                       Exhibit H



                             WARRANT FOR PURCHASE OF
                                   SECURITIES
                                       OF
                         DISCUS ACQUISITION CORPORATION

                                December __, 1995


         For value received, Bridgewater Resources Corp. (it and its registered assigns hereinafter referred to as the "Holder") is entitled to purchase from Discus Acquisition Corporation, a Minnesota corporation (the "Company"), on or after April 1, 1996 until and to the extent this Warrant expires or terminates by its terms, one million six hundred fifty-nine thousand seven hundred twenty-one (1,659,721) fully paid and nonassessable shares of the Company's common stock, no par value, (such class of stock being hereinafter referred to as the "Common Stock" and such Common Stock as may be acquired upon exercise hereof being hereinafter referred to as the "Warrant Stock"), at an aggregate price of Ten Thousand Dollars ($10,000), and at a ratable price per share in accordance with such aggregate price.

         This Warrant has been issued to the Holder by the Company pursuant to a Stock Purchase Agreement between the Company and the named Holder dated November 22, 1995 (as amended, the "Purchase Agreement").

         This Warrant is subject to the following provisions, terms and conditions:

         1. (a) This Warrant will terminate upon payment in full of that certain Stock Purchase Note dated December __, 1995 issued by the Company to the order of the named Holder pursuant to the Purchase Agreement (the "Stock Purchase Note") on or before March 31, 1996.

                  (b) In the event the Stock Purchase Note is paid in full within any month scheduled below, this Warrant will expire and will no longer be exercisable with respect to the number of shares of Warrant Stock scheduled opposite the applicable month, or, if less, the total number of shares of Warrant Stock then remaining available for exercise hereunder, in each case subject to adjustment pursuant to Section 3:

                                                     Number of Shares
                  Payment Period                       Terminated

                  April, 1996                           1,409,102
                  May, 1996                             1,142,486
                  June, 1996                              858,291
                  July, 1996                              554,720
                  August, 1996                            229,719

                  (c) This Warrant will expire and will no longer be exercisable with respect to all shares of Warrant Stock for which this Warrant is then unexercised upon payment in full of the Stock Purchase Note and that certain Redemption Note dated December __, 1995 issued by Peerless Chain Company to the order of the named Holder pursuant to the Stock Purchase Agreement.

         2. The rights represented by this Warrant may be exercised by the Holder, in whole or in part, by written notice of exercise delivered to the Company accompanied by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it, by cash, certified check or bank draft, of the warrant exercise price for such shares. The Warrant Stock so purchased will be deemed to be issued as of the close of business on the date on which this Warrant has been surrendered and payment has been made for such Warrant Stock as aforesaid. Certificates for the shares of the Warrant Stock so purchased will be delivered to the Holder within fifteen (15) days after the rights represented by this Warrant have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of the Common Stock, if any, with respect to which this Warrant has not been exercised will also be delivered to the Holder within such time. Notwithstanding the foregoing, however, the Company will not be required to deliver any certificates for shares of the Warrant Stock except in accordance with the provisions and subject to the limitations of Section 6 below. In lieu of issuance of any fractional share, the Company may pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the higher of the Stock Price Standard (as defined in Section 4(a) below) in effect on the date of exercise or the market price per share of Common Stock as of the close of business on the date of exercise. For purposes hereof, "market price" means, if the Common Stock is traded on a securities exchange or the Nasdaq National Market System, the closing price of the Common Stock sales on such exchange or the Nasdaq National Market System, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price averaged over a period of twenty (20) consecutive business days prior to the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or the Nasdaq National Market System, or otherwise traded in the over-the-counter market, the "market price" will be deemed to be the higher of
(i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or (ii) the fair value thereof on the date as of which the determination is to be made determined in good faith by the Board of Directors of the Company.

         3. The Company covenants and agrees that all shares of the Warrant Stock that may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that until expiration of this Warrant, the Company will at all times have authorized, and reserved for the purpose of issuance or transfer upon exercise of this Warrant, a sufficient number of shares of the Common Stock to provide for the exercise of this Warrant.

         4. The foregoing provisions are, however, subject to the following:

                  (a) The "Stock Price Standard" means One and 10/100 Dollars ($1.10) per share, subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Stock Price Standard, the Holder will thereafter be entitled to purchase, at the Stock Price Standard resulting from such adjustment, the number of shares obtained by multiplying the Stock Price Standard in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Stock Price Standard resulting from such adjustment.

                  (b) Except for options to purchase shares of Common Stock scheduled on Exhibit I to the Purchase Agreement or hereafter granted pursuant to the Company's 1994 Stock Option Plan or other similar plans adopted by the Company and except for shares of Common Stock issued upon the exercise thereof (provided that the aggregate number of shares thus covered by unexercised options and thus issued are not in excess of one million one hundred eighty-one thousand seven hundred fifty (1,181,750) (appropriately adjusted to reflect any stock splits, stock dividends, reorganizations, consolidations and similar changes)), if and whenever the Company issues or sells any shares of its Common Stock for a consideration per share less than the Stock Price Standard in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Stock Price Standard will be reduced to the price (calculated to the nearest $.001) determined by dividing (1) an amount equal to the sum of
(aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Stock Price Standard, and (bb) the consideration, if any, received by the Company upon such issue or sale, by (2) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (bb) the number of shares thus issued or sold.

                  For the purposes of this Section 4(b), the following provisions (i) to (viii), inclusive, will also be applicable:

                     (i) In case at any time the Company grants (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (a) Common Stock or (b) any obligations or any shares of stock of the Company which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) is less than the Stock Price Standard in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options will (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in Section 4(b)(viii) below, no further adjustments of the Stock Price Standard will be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                     (ii) In case the Company issues or sells (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) is less than the Stock Price Standard in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities will (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (a) except as provided in
Section 4(b)(viii) below, no further adjustments of the Stock Price Standard will be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Stock Price Standard have been or are to be made pursuant to other provisions of this Section 4(b), no further adjustment of the Stock Price Standard will be made by reason of such issue or sale.

                     (iii) In case the Company declares a dividend or makes any other distribution upon any capital stock of the Company payable in Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, any such Common Stock or Convertible Securities, or any such rights or options, as the case may be, issuable in payment of such dividend or distribution will be deemed to have been issued or sold without consideration.

                     (iv) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities are issued or sold for cash, the consideration received therefor will be deemed to be the amount received by the Company therefor, without deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, without deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board determines to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any other corporation, the Company will be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Stock Price Standard, the determination of the number of shares of Common Stock issuable upon exercise hereof immediately prior to such merger, conversion or sale, for purposes of
Section 4(d) below, will be made after giving effect to such adjustment of the Stock Price Standard.

                     (v) In case the Company takes a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or
(b) to subscribe for or purchase Common Stock or Convertible Securities, then the date of such record will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

                     (vi) The number of shares of Common Stock outstanding at any given time will not include shares owned or held by or for the account of the Company, and the disposition of any such shares will be considered an issue or sale of Common Stock for the purpose of this Section 4(b). The number of shares of Common Stock outstanding at any given time will be deemed to include shares of Common Stock deemed issued pursuant to Section 4(b)(i) or (ii), and any additional shares of Common Stock covered by outstanding rights to subscribe for or purchase, or any outstanding options or warrants for the purchase of, Common Stock.

                     (vii) Except as provided in Sections 4(b)(i) and (ii), the consideration received by the Company upon issuance or sale of shares of Common Stock will be deemed to include the consideration received upon issuance of Convertible Securities converted into such shares of Common Stock, and the consideration received upon issuance of any rights to subscribe for or to purchase, or options for the purchase of, such shares of Common Stock or such Convertible Securities.

                     (viii) If (x) the purchase price provided for in any right or option referred to in Section 4(b)(i), or (y) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in Section 4(b)(i) or (ii), or (z) the rate at which any Convertible Securities referred to in Section 4(b)(i) or (ii) are convertible into or exchangeable for Common Stock, changes at any time (other than under or by reason of provisions designed to protect against dilution), the Stock Price Standard then in effect hereunder will forthwith be increased or decreased to such Stock Price Standard as would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Stock Price Standard then in effect hereunder will forthwith be increased to such Stock Price Standard as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If (xx) the purchase price provided for in any right or option referred to in Section 4(b)(i), or (yy) the additional consideration, if any, payable upon conversion or exchange of Convertible Securities referred to in Section 4(b)(i) or (ii), or (zz) the rate at which any Convertible Securities referred to in Section 4(b)(i) or (ii) are convertible into or exchangeable for Common Stock, decreases at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Stock Price Standard then in effect hereunder will forthwith be decreased to such Stock Price Standard as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

                  (c) In case the Company at any time subdivides the outstanding Common Stock into a greater number of shares or declares a dividend payable in the Common Stock, the Stock Price Standard in effect immediately prior to such subdivision will be proportionately reduced, and conversely, in case the outstanding Common Stock are combined into a smaller number of shares, the Stock Price Standard in effect immediately prior to such combination will be proportionately increased.

                  (d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation is effected in such a way that holders of the Common Stock are entitled to receive stock, securities or assets ("Substituted Property") with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder will have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such Substituted Property as would have been issued or delivered to the Holder if it had exercised this Warrant and had received upon exercise of this Warrant the Common Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

                  (e) If the Company takes any other action, or if any other event occurs which does not come within the scope of the provisions of Sections 4(b), (c) or (d), but which should result in an adjustment in the Stock Price Standard and/or the number of shares subject to this Warrant in order to fairly protect the purchase rights of the Holder, an appropriate adjustment in such purchase rights will be made by the Company.

                  (f) Upon any adjustment of the Stock Price Standard and/or the number of shares of Warrant Stock, the Company will give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, which notice will state the Stock Price Standard resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (g) As used herein the term "Common Stock" means and includes the Company's presently authorized Common Stock and also includes any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares receivable pursuant to exercise of this Warrant includes shares designated as Common Stock of the Company as of the date of this Warrant, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 4(d) above.

         5. This Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         6. The Holder, by acceptance hereof, represents and warrants that (a) it is acquiring this Warrant for its own account for investment purposes only and not with a view to its resale or distribution and (b) it has no present intention to resell or otherwise dispose of all or any part of this Warrant other than pursuant to registration under federal and state securities laws or an exemption from such registration, the availability of which the Company will determine in its sole discretion. The Company may condition such issuance or sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to be so transferred or to whom any shares of Warrant Stock are to be issued or so transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing this Warrant (or any part thereof) and any shares of Warrant Stock will be stamped with appropriate legends setting forth these restrictions on transferability. The Holder, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Warrant or transferring any shares of the Warrant Stock of the Holder's intention to do so, describing briefly the manner of any proposed exercise or transfer. Within thirty (30) days after receiving such written notice, the Company will notify the Holder as to whether such exercise or transfer may be effected.

         7. (a) If at any time during the period commencing April 1, 1996 and ending on the date of final expiration of this Warrant or two (2) years after the last exercise of this Warrant, whichever last occurs, the Company proposes to register any of its securities under the Securities Act of 1933 (the "Securities Act"), the Company will give to all registered holders of this Warrant or the Warrant Stock (which term, for purposes of this Section 7, will be deemed to include any securities into which the shares of Warrant Stock may, by their terms, be converted) written notice of its intention in that regard and use its best efforts to effect the registration under the Securities Act, if such registration is permissible, of such shares of Warrant Stock as may be specified by written notice from any of such holders delivered to the Company within twenty (20) days after such notice is given (which notice will be deemed to have been given upon the deposit thereof in first class or express U. S. mail, postage pre-paid, addressed to each holder at the address of such holder as shown in the books of the Company), provided, however, that (i) the Company will not be required to include any such shares of Warrant Stock in any such registration for any holder who is able to sell during a period of six months or less all shares of Warrant Stock owned by such holder (or issuable to such holder upon exercise of this Warrant) pursuant to Rule 144 under the Securities Act (or similar rule or regulation); (ii) the Company will not be required to include this Warrant in any such registration; (iii) the Company will not be required to give such notice with respect to, or to include such shares of Warrant Stock in, any such registration which is exclusively (y) a registration of a stock option plan or other employee benefit plan or of securities issued or issuable pursuant to any such plan, or (z) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation, (iv) the Company will not be required to give such notice with respect to, or to include such shares of Warrant Stock in, any such registration which is at the request or demand of any holder or holders of its securities having contractual registration rights and which does not include any issuance of securities by the Company; (v) the Company will not be required to include in any such registration any securities previously duly registered under the Securities Act; (vi) the Company may, in its sole discretion, withdraw any such registration statement and abandon the proposed offering in which any such holder had requested to participate; (vii) if the offering to which the registration statement relates is to be distributed by or through an underwriter, each such holder will agree, as a condition to the inclusion of such holder's shares of Warrant Stock in such registration, to sell the shares of Warrant Stock held by such holder to be so registered through such underwriter on the same terms and conditions as the underwriter agrees to sell securities on behalf of the Company and not to sell, transfer, pledge, assign or otherwise dispose of any shares of Warrant Stock not sold by such holder in such offering for such period (up to one hundred eighty (180) days after the effective date of the registration statement) as may be required by the underwriter, provided that the restrictions imposed by the underwriter on such holders will not be more onerous than any such restriction imposed upon affiliates of the Company; and (viii) if the offering to which the registration statement relates is to be distributed by or through an underwriter and a greater number of securities is offered for participation in the proposed underwriting than in the opinion of the Company's underwriter can be accommodated without significantly adversely affecting the proposed underwriting, the amount of such securities otherwise to be included in the underwritten offering on behalf of all persons other than the Company may be reduced pro rata, in accordance with the securities proposed to be sold by each such holder, or may be eliminated entirely from such underwritten public offering. The costs and expenses of such offering, including but not limited to legal fees, special audit fees, printing expenses, filing fees, fees and expenses relating to qualifications under state securities or blue sky laws and the premiums for insurance, if any, incurred by the Company in connection with any registration made pursuant to this Section 7(a) will be borne entirely by the Company; provided, however, that any holders participating in such registration will bear their own underwriting discounts and commissions and the fees and expenses of their own counsel or accountants in connection with any such registration.

         (b) If the Company receives a written request therefor from any record holder or holders of this Warrant or shares of Warrant Stock constituting an aggregate of at least 60% of the shares of Warrant Stock issued or issuable and not previously duly registered under the Securities Act, the Company will prepare and file a registration statement under the Securities Act on Form S-3 or any successor form promulgated by the Securities and Exchange Commission ("Form S-3") covering the shares of Warrant Stock which are the subject of such request and use its best efforts to cause such registration statement to become effective, provided Form S-3 is then available for use by the Company and such record holder or holders. The Company will give to all registered holders of this Warrant or the shares of Warrant Stock written notice of any such request and use its best efforts to cover under such Form S-3 registration such shares of Warrant Stock as may be specified by written notice from any such holders delivered to the Company within twenty (20) days after such notice is given (which notice will be deemed to have been given upon the deposit thereof in first class or express U.S. Mail, postage pre-paid, addressed to each holder at the address of such holder as shown in the books of the Company). Such holders may exercise the foregoing registration right any number of times. The costs and expenses of the offering, including but not limited to legal fees, special audit fees, printing expenses, filing fees, fees and expenses relating to qualifications under state securities or blue sky laws and the premiums for insurance, if any, incurred by the Company in connection with the first Form S-3 registration made pursuant to this Section 7(b) will be borne by the Company; provided, however, that any holders participating in such registration will bear their own underwriting discounts and commissions and the fees and expenses of their own counsel or accountants in connection with any such registration. The costs and expenses of the offering incurred by the Company in connection with each additional Form S-3 registration made pursuant to this Section 7(b) will be borne by the holders participating in such registration pro rata according to the number of shares of Warrant Stock included therein.

                  (c) In the event of any registration of a security pursuant to this Section 7, the Company will indemnify each such holder, its officers and directors and each person, if any, who controls such holder within the meaning of Section 15 of the Securities Act against all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented) relating to such registration, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such holder expressly for use therein. The obligations of the Company to register any of its securities in accordance with the foregoing will be subject to the condition that each holder agrees in writing to indemnify the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and each underwriter of the shares of Warrant Stock so registered, and each person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act, with respect to losses, claims, damages and liabilities caused by any untrue statement or omission made in reliance upon and in conformity with information furnished in writing by such holder to the Company expressly for use in such registration statement or prospectus, provided that the obligation of each holder hereunder will not exceed the amount of proceeds received by such holder from the sale of any securities registered under this Section 7.

                  (d) The Company will, at its expense (or at the expense of the participating holders to the extent provided in Section 7(b)), also take reasonable measures to qualify the shares of Warrant Stock included in any registration statement pursuant to this Section 7 for sale under applicable blue sky laws of such states as the Company determines are reasonably necessary for the sale of such shares of Warrant Stock.

                  (e) Upon the exercise of registration rights pursuant to this
Section 7, each holder agrees to supply the Company with such information as may be required by the Company to register or qualify such shares of Warrant Stock.

         8. The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will not take any action that would result, by operation of the provisions of Section 4, in decreasing the amount payable for any shares of Warrant Stock below the par value therefor, and (c) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant.

         9. In the event of:

                  a. any taking by the Company of a record of the holders of the Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  b. any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                  c. any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will give prior written notice to each Holder specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up.

         10. This Warrant will be transferable only on the books of the Company by the Holder in person, or by duly authorized representative, on surrender of this Warrant, properly assigned.

         11. Any notice, request, instruction or other document to be given hereunder by the Company or the Holder to any such other party will be in writing and delivered personally or by telephonic facsimile transmission or sent by registered or certified mail, postage prepaid (and if by telephonic facsimile transmission with a copy sent by mail), if to the Holder to:

                           Bridgewater Resources Corp.
                           c/o BRC Management Corp.
                           1801 Century Park East, Suite 1101
                           Los Angeles, California  90067
                           Attn: Lori Poulos
                           Facsimile No.: 310-552-3446

                           with a copy to:

                           Oppenheimer Wolff & Donnelly
                           Suite 3400, Plaza VII
                           45 South Seventh Street
                           Minneapolis, Minnesota  55402
                           Attn: Douglas L. Hemer
                           Facsimile No.: 612-344-9376

                           if to the Company to:

                           Discus Acquisition Corporation
                           2430 Metropolitan Centre
                           333 South Seventh Street
                           Minneapolis, Minnesota  55402
                           Attn: William H. Spell
                           Facsimile No.: 612-371-9651

                           with a copy to:

                           Briggs and Morgan
                           2400 IDS Center
                           80 South Eighth Street
                           Minneapolis, Minnesota  55402
                           Attn: Avron L. Gordon
                           Facsimile No.: 612-334-8650

or at such other address for a party as may be specified by like notice. Any notice which is delivered personally or by telephonic facsimile transmission in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

         12. Subject to the last sentence of this Section, any controversy or claim arising out of or relating to any provisions of this Warrant or the breach hereof, unless resolved by mutual agreement of the parties, will be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the effective date of this Agreement by a single arbitrator appointed in accordance with said Rules. The determination of the arbitrator will be final and binding upon the parties to the arbitration and judgment upon the award rendered by the arbitrator will be entered in any court of competent jurisdiction. The place of arbitration will be Minneapolis, Minnesota. Notwithstanding the foregoing, a party may seek injunctive relief with respect to any controversy or claim arising out of or relating to any provisions of this Warrant in any court of competent jurisdiction.

         13. This Warrant will be construed in accordance with and governed by the laws of the State of Minnesota applicable to agreements made and to be performed in such jurisdiction without reference to conflicts of law principles. The Company by execution and delivery of this Warrant, and the Holder by acceptance hereof, each irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Warrant may be brought only in an arbitration proceeding as provided in Section 12 or in a court of the State of Minnesota or in the United States District Court for the District of Minnesota. Each of the Company and the Holder further expressly and irrevocably assents and submits to the personal jurisdiction of the arbitrators selected pursuant to Section 12 or any of such courts in any such action or proceeding. Each of the Company and the Holder further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 11 hereof. Each of the Company and the Holder further hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

         14. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer effective the date first above written.


                                         DISCUS ACQUISITION CORPORATION


                                         By

                                           Its



THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                                                                       Exhibit I


                            OUTSTANDING BUYER OPTIONS


                           Number of      Exercise
Optionee                   Shares(1)        Price

Michael E. Platt           31,250(2)       $     .32
                           50,000(3)            1.10
Reynold M. Anderson        30,000(4)             .29
                           18,000                .875
                           32,000(3)            1.10
Douglas B. Tenpas          10,000(4)             .29
William H. Spell          190,000               1.35
                           40,000                .75
                          175,000(3)            1.10
Harry W. Spell             45,000               1.35
                           22,000                .75
                           18,000                .875
                           32,000(3)            1.10
Bruce A. Richard           20,000               1.35
                           16,000                .75
                           18,000                .875
                           32,000(3)            1.10
Richard W. Perkins         45,000               1.35
                           22,000                .75
                           18,000                .875
                           32,000(3)            1.10
George R. Long              8,000                .94
Stanford M. Baratz          8,000                .94
Sherree L. Tipton           3,000                .875
                            3,000(3)            1.10
Jan van Osnabrugge         60,000(3)            1.10
Gerald Faurote             40,000(3)            1.10
Dale Schwanke              33,000(3)            1.10
Robert Deter               33,000(3)            1.10
John McCauley              27,500(3)            1.10
Richard George             17,500(3)            1.10
Chester Adkins             17,500(3)            1.10
Curtis Mihm                17,500(3)            1.10
Anthony Kochever           17,500(3)            1.10


(1) Except as otherwise indicated, all options have been granted under Buyer's 1994 Stock Option Plan.
(2)        Granted under Buyer's 1984 Stock Option Plan.
(3)        Options are subject to obtaining shareholder approval.
(4)        Not granted under any plan.


                                    AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT


         THIS AMENDMENT, dated as of December 1, 1995, by and between Bridgewater Resources Corp. ("Seller"), the sole shareholder of Peerless Chain Company (the "Company"), and Discus Acquisition Corporation ("Buyer") amends that certain Stock Purchase Agreement dated November 22, 1995 by and between Seller and Buyer for the sale of the outstanding capital stock of the Company (the "Agreement"). Except as otherwise provided herein, all capitalized terms herein are as defined in the Agreement.

         IN CONSIDERATION of the mutual promises and covenants contained herein, the parties agree to amend the Agreement as follows:

1.       The date under Sections 2.1 and 11.1(b) is amended to December
7, 1995.

2. For purposes of determining the Intercompany Debt Balance, the Closing Balance Sheet and the Closing Net Worth, Closing will be deemed to occur on November 30, 1995.

3. In the course of preparing the Closing Balance Sheet, the Seller Accountants will determine the change in the net intercompany balance between Seller and the Company from November 30, 1995 to the Closing Date, which determination will be subject to review by the Buyer Accountants and resolution by the Accountant Arbitrator of any unresolved issues between the Seller Accountants and the Buyer Accountants with respect thereto. The Purchase Price will be increased by the amount of any increase in such intercompany balance, and any decrease in such intercompany balance will be credited as a payment against the Purchase Price. Buyer will pay Seller the amount of any such increase, and Seller will reimburse Buyer any resulting overpayment of Purchase Price, in immediately available funds promptly upon determination thereof. In the event of any delay in the payment of such adjustment, such amount will bear interest from the due date until paid in full at the default interest rate under the Note.

4. For purposes of Sections 10.2(b) and 10.7, the Closing Date will be deemed to be November 30, 1995, except that the second sentence of Section 10.7 applies to all covenants and agreements contained in the Agreement to be performed or complied with at or prior to the Closing.

5. Section 1.3 of the Agreement will apply to both Section 1.2(a) and (b) of the Agreement.

6. Except as set forth hereinabove, the Agreement remains in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf as of the date first above written.


                                         DISCUS ACQUISITION CORPORATION

                                         By /s/ William H. Spell
                                           Its CEO



                                         BRIDGEWATER RESOURCES CORP.


                                         By Lori J. Poulos
                                           Its CEO

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                           BRIDGEWATER RESOURCES CORP.

                                       AND

                         DISCUS ACQUISITION CORPORATION

                            FOR THE CAPITAL STOCK OF

                             PEERLESS CHAIN COMPANY







                          DATED AS OF NOVEMBER 22, 1995





                                TABLE OF CONTENTS
                                                                                                               Page
ARTICLE I              SALE AND PURCHASE OF STOCK...............................................................  1

         1.1               Sale of the Stock....................................................................  1
         1.2               Purchase Price.......................................................................  1
         1.3               Payment of Purchase Price............................................................  3

ARTICLE II                 CLOSING..............................................................................  3

         2.1               The Closing..........................................................................  3
         2.2               Deliveries of Seller.................................................................  3
         2.3               Deliveries of Buyer..................................................................  4

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF SELLER.............................................  5

         3.1               Corporate Organization...............................................................  5
         3.2               Capitalization.......................................................................  5
         3.3               Authorization........................................................................  6
         3.4               Non-Contravention....................................................................  6
         3.5               Consents and Approvals...............................................................  6
         3.6               Financial Statements.................................................................  7
         3.7               Absence of Certain Changes or Events.................................................  7
         3.8               Title to Assets......................................................................  8
         3.9               Real Properties......................................................................  8
         3.10              Commitments..........................................................................  8
         3.11              Bank Accounts; Powers of Attorney.................................................... 10
         3.12              Insurance............................................................................ 10
         3.13              Intellectual Property Rights......................................................... 10
         3.14              Taxes................................................................................ 11
         3.15              Employee Benefit Plans; ERISA........................................................ 11
         3.16              Labor Matters........................................................................ 12
         3.17              Environment.......................................................................... 13
         3.18              Compliance with Laws................................................................. 14
         3.19              Litigation........................................................................... 14
         3.20              Equipment............................................................................ 14
         3.21              Customers and Suppliers.............................................................. 14

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF BUYER.............................................. 14

         4.1               Buyer's Organization................................................................. 14
         4.2               The Company's Authority.............................................................. 14
         4.3               Due Authorization, Execution and Delivery by
                           Buyer; Effect of Agreement........................................................... 15
         4.4               Due Authorization, Execution and Delivery by the
                           Company; Effect of Agreement......................................................... 15
         4.5               Consents............................................................................. 16
         4.6               HSR.................................................................................. 16
         4.7               Litigation........................................................................... 16
         4.8               Investment Intent.................................................................... 16

ARTICLE V                  COVENANTS OF SELLER.................................................................. 16

         5.1               Cooperation and Assignments.......................................................... 16
         5.2               Conduct of Business.................................................................. 17
         5.3               Access............................................................................... 17
         5.4               Intercompany Debt.................................................................... 17
         5.5               Redemption........................................................................... 17

ARTICLE VI                 COVENANTS OF BUYER................................................................... 18

         6.1               Cooperation and Assumption........................................................... 18
         6.2               Buyer Financing...................................................................... 18
         6.3               Lease Consents....................................................................... 18
         6.4               Termination of Letters of Credit..................................................... 19
         6.5               Company Bank Accounts................................................................ 19

ARTICLE VII                ADDITIONAL COVENANTS................................................................. 19

         7.1               Books and Records; Personnel......................................................... 19
         7.2               Tax Returns, Payments of Taxes, Transfer Taxes
                           and Audits........................................................................... 20
         7.3               Cooperation; Access to Information and Retention
                           of Records Concerning Taxes.......................................................... 21
         7.4               Section 338(h)(10) Election with Respect to
                           Taxes................................................................................ 22
         7.5               Allocation with Respect to Taxes..................................................... 22
         7.6               Continuation of Insurance Coverages.................................................. 22
         7.7               Additional Cooperation............................................................... 23

ARTICLE VIII               CONDITIONS TO SELLER'S OBLIGATIONS................................................... 23

         8.1               Representations, Warranties and Covenants of
                           Buyer................................................................................ 23
         8.2               No Prohibition....................................................................... 23
         8.3               Further Action....................................................................... 24
         8.4               Deliveries........................................................................... 24
         8.5               No Challenges........................................................................ 24
         8.6               Seller Lease Guaranty................................................................ 24
         8.7               Seller Enhanced L/Cs................................................................. 24
         8.8               Seller Bank Guaranties............................................................... 24
         8.9               Intercompany Debt Balance............................................................ 24
         8.10              Acceptance of Other Agreements....................................................... 24


CONDITIONS TO BUYER'S OBLIGATIONS............................................................................... 25

         9.11              Representations, Warranties and Covenants of
                           Sellers.............................................................................. 25
         9.12              No Prohibition....................................................................... 25
         9.13              Further Action....................................................................... 25
         9.14              Deliveries........................................................................... 25
         9.15              No Challenges........................................................................ 25
         9.16              Lessor Consent and Lease Amendments.................................................. 26
         9.17              Buyer Financings..................................................................... 26
         9.18              Employment Agreements................................................................ 26
         9.19              Environmental Review................................................................. 26
         9.20              Document Review.  ................................................................... 26

ARTICLE IX                 INDEMNIFICATION AND RELATED MATTERS.................................................. 26

         10.1              Indemnification by Seller............................................................ 26
         10.2              Additional Indemnifications by Seller................................................ 26
         10.3              Indemnification by Buyer............................................................. 28
         10.4              Notice of Indemnification............................................................ 28
         10.5              Indemnification Procedure for Third-Party
                           Claims............................................................................... 28
         10.6              Limitation on Indemnification Liabilities............................................ 29
         10.7              Survival of Representations, Warranties and
                           Covenants............................................................................ 29
         10.8              Exclusive Remedy..................................................................... 30

ARTICLE X                  TERMINATION PRIOR TO CLOSING......................................................... 30

         11.1              Termination.......................................................................... 30
         11.2              Effect on Obligations................................................................ 31

ARTICLE XI                 MISCELLANEOUS........................................................................ 31

         12.1              Entire Agreement; Amendments......................................................... 31
         12.2              Successors and Assigns............................................................... 31
         12.3              Counterparts......................................................................... 31
         12.4              Headings............................................................................. 31
         12.5              Modifications and Waivers............................................................ 31
         12.6              Expenses............................................................................. 32
         12.7              Notices.............................................................................. 32
         12.8              Arbitration.......................................................................... 33
         12.9              Governing Law; Consent to Jurisdiction............................................... 33
         12.10             Public Announcements................................................................. 34
         12.11             Confidentiality and Nonsolicitation.................................................. 34
         12.12             Further Assurances................................................................... 35
         12.13             Severability......................................................................... 35
         12.14             Definition of Seller's "Best Knowledge".............................................. 36
         12.15             No Third Party Beneficiaries......................................................... 36
         12.16             Rule of Construction................................................................. 36


EXHIBITS

         Exhibit A - Closing Balance Sheet Instructions

         Exhibit B - Commitments Not In the Company's Name

         Exhibit C - Opinion of Counsel of Seller

         Exhibit D - Opinion of Counsel of Buyer

         Exhibit E - Note

         Exhibit F - Buyer Financings



                                   DEFINITIONS


Defined Term                              Section

Accountant Arbitrator                         1.2(c)
Allocation Schedule                           7.5(a)
Base Price                                    1.2
Best knowledge                               12.14
Business                                     First Recital
Buyer                                        Opening Paragraph
Buyer Accountants                             1.2(c)
Buyer Financing Commitments                   6.2
Buyer Financings                              6.2
Closing                                       2.1
Closing Balance Sheet                         1.2(c)
Closing Date                                  2.1
Closing Net Worth                             1.2(c)
Code                                          3.14(b)
Commitments                                   3.10
Company                                      Opening Paragraph
Consent                                       3.5
Disclosure Schedule                           3.1
Election                                      7.4(a)
Employee Benefit Plans                        3.15(a)
Encumbrances                                  3.2
Environmental Law                             3.17
Environmentally Regulated Materials           3.17
ERISA                                         3.15(a)
ERISA Affiliate                               3.15(b)
Financial Statements                          3.6
GAAP                                          1.2(b)
HSR Act                                       4.6
Indemnitee                                   10.4
Indemnitor                                   10.4
Information                                  12.11(a)
Intellectual Property Rights                  3.13
Intercompany Debt Balance                     5.4
Leased Real Property                          3.9(b)
Litigation                                    3.19
Loss                                         10.1
Note                                          5.5
October Balance Sheet                         3.6
Post-Closing Return                           7.2(b)
Pre-Closing Return                            7.2(a)
Purchase Price                                1.2
Redemption                                    5.5
Representatives                              12.11(a)
Seller                                       Opening Paragraph
Seller Accountants                            1.2(c)
Seller Affiliate                              3.7(e)
Seller Bank Guaranties                        6.5
Seller Enhanced L/Cs                          6.4
Seller Lease Guaranty                         6.3
September Balance Sheet                       3.6
Stock                                        Second Recital
Subsidiary                                   First Recital
Taxes                                         3.14(a)
Tax Returns                                   3.14(a)
Threshold Amount                             10.6
Winona Lease                                  6.3
Winona Lease Lessor                           6.3


                            STOCK PURCHASE AGREEMENT


         THIS AGREEMENT, made and entered into this 22nd day of November, 1995, is by and between Bridgewater Resources Corp., a Texas corporation ("Seller"), the sole shareholder of Peerless Chain Company, a Minnesota corporation (the "Company"), and Discus Acquisition Corporation, a Minnesota corporation ("Buyer").

                                    RECITALS:

         FIRST, the Company and its subsidiary Peerless Chain of Iowa, Inc., an Iowa corporation (the "Subsidiary") are primarily engaged in the business of the manufacture and distribution of chain, traction and wire form products (the "Business").

         SECOND, Seller is the owner of all shares of the issued and outstanding capital stock of the Company (the "Stock"), and Buyer desires to purchase and Seller desires to sell all of the Stock;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:


                                    ARTICLE I

                           SALE AND PURCHASE OF STOCK

         1.1 Sale of the Stock. Subject to the terms and conditions of this Agreement, on the Closing (as defined in Section 2.1) Seller will sell to Buyer, and Buyer will purchase from Seller, the Stock outstanding at Closing and not redeemed concurrently with Closing as hereinafter provided for the consideration specified herein. Seller will bear the cost of any documentary, stamp, sales, transfer, excise or other taxes payable in respect of the transactions contemplated hereby.

         1.2 Purchase Price. The aggregate purchase price to be paid by Buyer to Seller for the Stock to be transferred to Buyer hereunder (the "Purchase Price") will be Six Million Fifty Thousand Dollars ($6,050,000) (the "Base Price"), subject to reduction as follows:

                      (a) The Base Price will be reduced on a dollar-for-dollar basis by the amount, if any, by which the Company's Closing Net Worth (as defined below) on Closing is less than the sum of Ten Million Four Hundred Sixty-Three Thousand Dollars ($10,463,000).

                      (b) The Base Price will be reduced on a dollar-for-dollar basis by the amount, if any, by which the Intercompany Debt Balance (as defined in Section 5.4) (without taking into effect the contribution to capital of the Intercompany Debt Balance and determined in accordance with the instructions listed on Exhibit A and otherwise in accordance with generally accepted accounting principles ("GAAP") on a basis consistent with the Company's latest audited balance sheet) is less than Nine Million One Hundred Thousand Dollars ($9,100,000).

         (c) Promptly after Closing, Buyer will cause the Company to prepare a consolidated balance sheet as of Closing in accordance with GAAP on a basis consistent with the Company's latest audited balance sheet, but without taking into account the effect of the Election (as defined in Section 7.4(a)), the contribution to capital of the Intercompany Debt Balance or the Redemption (as defined in Section 5.5), and provided that such balance sheet will be prepared in accordance with the instructions listed on Exhibit A hereto regardless of whether such instructions conform to GAAP or are consistent with the Company's latest audited balance sheet. Buyer will cause such balance sheet to be audited by the Company's current audit group within Coopers & Lybrand L.L.P. (the "Seller Accountants"). Buyer's accountant group within Coopers & Lybrand L.L.P. (the "Buyer Accountants") will be provided access to review the audit workpapers of the Seller Accountants and full opportunity to raise with the Seller Accountants any issues the Buyer Accountants may have with respect to such balance sheet and the resulting Closing Balance Sheet (as hereinafter defined) as audited by the Seller Accountants. In the event any such issues raised by the Buyer Accountants are not resolved by mutual agreement of the Seller Accountants and the Buyer Accountants, such unresolved issues will be submitted thereby to Coopers & Lybrand L.L.P. partner Thomas C. Wertheimer or, if Thomas C. Wertheimer is not then a partner of Coopers & Lybrand L.L.P., another Coopers & Lybrand L.L.P. partner mutually acceptable to the parties (the "Accountant Arbitrator"), whose decision on any such issues will be final and binding on the parties. The "Closing Balance Sheet" means such balance sheet as so audited, and after resolution as hereinabove provided of all issues raised by the Buyer Accountants with respect thereto. "Closing Net Worth" means the Company's consolidated stockholder's equity as of Closing as reported on the Closing Balance Sheet adjusted in accordance with the instructions listed on Exhibit A hereto regardless of whether such instructions conform to GAAP or are consistent with the Company's latest audited balance sheet, and after resolution as hereinabove provided of all issues raised by the Buyer Accountants with respect thereto. The Closing Net Worth as so determined will be binding upon the parties. Buyer and Seller will use their best efforts to cause the Closing Balance Sheet to be completed and the Closing Net Worth to be determined within ninety (90) days after Closing. Seller will bear the first Two Thousand Five Hundred Dollars ($2,500) of the costs of such audit by the Seller Accountants (as a contribution to Buyer's costs incurred in environmental due diligence in connection herewith), and Buyer and Seller will share equally the remainder of such costs and any fees of the Accountant Arbitrator. Buyer will bear the costs of the Buyer Accountants.

         1.3 Payment of Purchase Price. The Purchase Price will be paid at Closing by wire transfer of immediately available funds to accounts designated by Seller prior to Closing. In the event of any adjustment to the Purchase Price pursuant to Section 1.2(a), immediately upon determination of such adjustment Seller will promptly reimburse Buyer the amount of such adjustment in immediately available funds. In the event of any delay in the payment of such adjustment, such amount will bear interest from the due date until paid in full at the default interest rate under the Note (as defined in Section 5.5).


                                   ARTICLE II

                                     CLOSING

         2.1 The Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Briggs and Morgan, Minneapolis, Minnesota, at 9:00 a.m. on December 1, 1995, unless the parties otherwise mutually agree (the "Closing Date"). All matters at the Closing and the Redemption (as defined in Section 5.5) will be considered to take place simultaneously effective immediately after the close of business on the Closing Date and no delivery of any document will be deemed complete until all transactions and deliveries of documents are completed.

         2.2 Deliveries of Seller. At the Closing, Seller will deliver the following documents to Buyer:

                      (a) certificates representing the Stock duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning the Stock in blank;

                      (b) the articles of incorporation, bylaws, minute books and stock transfer books of the Company and the Subsidiary, certified by the Secretary of Seller to be complete, correct and as in effect as of the Closing Date;

                      (c) resolutions of the shareholder and board of directors of Seller authorizing the execution, delivery and performance of this Agreement by Seller, certified by the Secretary of Seller to be complete, correct and as in effect as of the Closing Date;

                      (d) a certificate of incumbency with respect to the officers of Seller certified by the Secretary of Seller as correct as of the Closing Date;

                      (e)     the officer's certificate required pursuant to
Section 9.1;

                      (f) a mutual release executed by Seller on the one hand and the Company and the Subsidiary on the other hand under which each releases the other from any and all claims it or they may have against the other relating to any period prior to the Closing Date, except with respect to obligations of Seller hereunder and except with respect to claims of indemnification and contribution Seller may have for liability for the obligations of the Company or the Subsidiary;

                      (g) such assignments of such agreements scheduled on Exhibit B hereto to the Company as Buyer requests, in such forms as are approved by Buyer prior to Closing (such approval not to be unreasonably withheld);

                      (h) an opinion of counsel for Seller, in substantially the form of Exhibit C attached hereto; and

                      (i) any other documents reasonably requested by the Buyer, to confirm the accuracy of the representations and warranties and the performance of the agreements of the Seller hereunder.

         2.3 Deliveries of Buyer. At the Closing, Buyer will deliver to Seller the following:

                      (a) the Purchase Price to be paid in immediately available funds at Closing;

                      (b)     the Note duly executed;

                      (c) resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer and the execution, delivery and performance of the Note by the Company and by Buyer as guarantor under the Note, certified by the Secretary of Buyer to be complete, correct and as in effect as of the Closing Date;

                      (d) a certificate of incumbency with respect to the officers of Buyer certified by the Secretary of Buyer as correct as of the Closing Date;

                      (e) resolutions of the board of directors and shareholder of the Company effective simultaneously with Closing authorizing and ratifying the execution, delivery and performance of the Note by the Company, certified by the Secretary of the Company to be complete, correct and as in effect as of the Closing Date;

                      (f) a certificate of incumbency with respect to the officers of the Company effective simultaneously with Closing certified by the Secretary of the Company as correct as of the Closing Date;

                      (g)     the officer's certificate required pursuant to
Section 8.1;

                      (h) the opinion of counsel for Buyer, in the form of Exhibit D attached hereto; and

                      (i) any other documents reasonably requested by the Seller, to confirm the accuracy of the representations and warranties and the performance of the agreements of the Buyer hereunder.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

         3.1 Corporate Organization. The Company owns and controls one hundred percent (100%) of the outstanding capital stock of the Subsidiary. Each of the Company and the Subsidiary is a corporation duly organized, validly existing and in good standing under the law of the state of its incorporation, and each has corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets. Schedule 3.1 of the Disclosure Schedule dated the date hereof and delivered to Buyer in connection herewith (the "Disclosure Schedule") sets forth for each of the Company and the Subsidiary its state of incorporation and each state in which it is qualified or licensed to do business, and as of the date of this Agreement its officers and directors.

         3.2 Capitalization. The authorized capital stock of the Company consists of one thousand (1,000) shares of common stock, par value $.01 per share, of which ten (10) shares are issued and outstanding, all of which are beneficially owned by Seller and will be transferred at Closing to Buyer hereunder free and clear of all mortgages, pledges, liens, security interests, encumbrances, restrictions, adverse claims or charges or third party rights of any kind ("Encumbrances"). All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and are without and were not issued in violation of preemptive rights. There are outstanding no securities convertible into, exchangeable for or carrying the right to acquire, equity securities of the Company, or subscriptions, warrants, options, rights or other arrangements or commitments obligating the Company to issue or acquire any of its equity securities or any ownership interest therein. In the case of the Subsidiary: (a) all of the issued and outstanding shares of capital stock are duly authorized, validly issued, fully paid, nonassessable and are without and were not issued in violation of preemptive rights; (b) all outstanding capital stock and other equity securities are owned or controlled directly or indirectly by the Company free and clear of all Encumbrances; and
(c) there are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Subsidiary, or subscriptions, warrants, options, rights or other arrangements or commitments obligating the Subsidiary to issue or acquire any of its equity securities or any ownership interest therein.

         3.3 Authorization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.4 Non-Contravention. Except as set forth in Schedule 3.4 of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (a) violate or be in conflict with any provision of the articles or certificates of incorporation or bylaws of the Company, the Subsidiary or Seller; or (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, instrument, commitment, contract or other agreement or obligation to which the Company, the Subsidiary or Seller is a party or by which the Company, the Subsidiary or Seller or any of the Company's, the Subsidiary's or Seller's properties or assets is or may be bound or result in the creation or imposition of any Encumbrance upon any property or assets of the Company or the Subsidiary, except such as may result from actions of Buyer; or (c) violate any provision of law, rule or regulation to which the Company, the Subsidiary or Seller is subject or any order, judgment or decree applicable to the Company, the Subsidiary or Seller.

         3.5 Consents and Approvals. With respect to the Company, the Subsidiary and Seller, except as set forth in Schedule 3.5 of the Disclosure Schedule, and assuming the correctness of Buyer's representations and warranties contained in
Section 4.4, no consent, waiver, approval, order or authorization of or from, or registration, notification, declaration or filing with, any governmental or regulatory authority or any individual or other private entity (hereinafter sometimes separately referred to as a "Consent" and sometimes collectively as "Consents") is required in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated herein.

         3.6 Financial Statements. Seller has furnished to Buyer audited balance sheets of the Company as of December 31, 1993 and 1994 and the Company's unaudited balance sheets as of September 30 and October 31, 1995 (the September 30, 1995 balance sheet is hereinafter referred to as the "September Balance Sheet" and the October 31, 1995 balance sheet is hereinafter referred to as the "October Balance Sheet") and related consolidated statements of operations and retained earnings and cash flows for the nine (9) months, year and years to date then ended respectively (together, the "Financial Statements"). Except as set forth in Schedule 3.6 of the Disclosure Schedule, to Seller's best knowledge, the Financial Statements are in accordance with the books and records of the Company and the Subsidiary, have been prepared in conformity with GAAP consistently applied throughout the periods and fairly present the financial position of the Company and the Subsidiary as of the respective dates thereof, the results of the operations and changes in financial position for the periods then ended, all in accordance with GAAP consistently applied throughout the periods.

         3.7 Absence of Certain Changes or Events. Except as set forth in
Schedule 3.7 of the Disclosure Schedule, since September 30, 1995, neither the Company nor the Subsidiary has (a) suffered any damage, destruction or casualty loss materially and adversely affecting the condition (financial or otherwise), working capital, assets, properties, liabilities, obligations, reserves, businesses, prospects, goodwill or going concern value or experienced any event or failed to take any action which reasonably could be expected to result in such an adverse change; (b) discharged or incurred any material obligation or liability with respect to the Business, except in the ordinary course of business; (c) entered into any transaction with respect to the Business not in the ordinary course of its business, except as provided in Article V; (d) declared, set aside or paid any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of its capital stock, or redeemed or acquired any of its capital stock; (e) otherwise transferred any cash or other assets to Seller or any entity directly or indirectly controlling, under common control with or controlled by Seller (a "Seller Affiliate"), except pursuant to ordinary course operation of the Company's intercompany zero balance cash management system; (f)(i) increased the rate or terms of compensation payable or to become payable by the Company or the Subsidiary to their respective directors, officers or employees or of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or employees, except increases occurring in the ordinary course of business in accordance with its customary practices (which includes normal periodic performance reviews and related compensation and benefit increases) or (ii) paid, lent or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with any such directors, officers or employees, other than the regular payment of salaries and travel advances in the ordinary course of business and consistent with past practice; or (g) incurred any indebtedness for borrowed money.

         3.8 Title to Assets. The Company and the Subsidiary have good title or a valid lease with respect to all of the properties, rights, contracts, claims and other assets which are used in the Business, free and clear of all Encumbrances, except (a) as set forth in the Disclosure Schedule or reflected on the September Balance Sheet or the notes thereto and (b) Encumbrances which, individually or in the aggregate, do not have an adverse effect on the Business.

         3.9 Real Properties.

                      (a) Neither the Company nor the Subsidiary has interests of any kind in any real property other than as set forth in Section 3.9(b) or has owned any real property.

                      (b) Schedule 3.9 of the Disclosure Schedule sets forth a list of all real properties in which the Company or the Subsidiary has a leasehold interest (the "Leased Real Property") and the lease agreements of the Company or the Subsidiary, as applicable, with respect thereto.

                      (c) To Seller's best knowledge, neither the Company nor the Subsidiary has received any written notice of any pending, threatened or contemplated condemnation proceeding affecting the Leased Real Property or any part thereof, or of any sale or other disposition of the Leased Real Property or any part thereof in lieu of condemnation, or that any of the Leased Real Property is not in compliance with all applicable codes, ordinances and regulations.

         3.10 Commitments. To Seller's best knowledge, Schedule 3.10 of the Disclosure Schedule contains a list of all contracts, agreements and commitments to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of their respective properties is bound and which are individually material to the Business or which meet any of the criteria set forth in any subpart of this Section 3.10 scheduled below (collectively, the "Commitments"). Except as disclosed in the Disclosure Schedule, to Seller's best knowledge, all Commitments are valid and in full force and effect and enforceable against the Company or the Subsidiary, as applicable, and any other party thereto in accordance with their terms (subject to bankruptcy, insolvency, creditors' rights, equitable considerations and public policy, and except that no representation or warranty is given concerning the availability of specific performance or other equitable remedies) and neither the Company nor the Subsidiary nor any other party thereto is in material default thereunder, nor are there circumstances which with the giving of notice or passing of time or both would constitute a material default thereunder by the Company or the Subsidiary or any other party thereto, nor has the Company or the Subsidiary received any notice claiming any such default or circumstance. Commitments include, without limitation, any contract, agreement or commitment to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of their respective properties is bound:

                      (a) which represents a commitment on the part of the Company or the Subsidiary for the expenditure of more than $5,000, other than contracts entered into in the ordinary course of the Business;

                      (b) which, together with all related agreements, is for the lease of personal property to or from any person providing for lease payments in excess of $10,000 per year;

                      (c) which, together with all related agreements, is for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services or products, the performance of which will extend over a period of more than one year or involve consideration in excess of $10,000, excluding contracts for the purchase or sale of raw materials, supplies, products or services which are entered into in the ordinary course of business and may be terminated upon not more than thirty (30) days notice;

                      (d)     which concerns a partnership or joint venture;

                      (e) under which, together with all related agreements, the Company or the Subsidiary has incurred, created, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which either has imposed a security interest on any of its assets, tangible or intangible;

                      (f)     which concerns confidentiality or noncompetition;

                      (g) which is a profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, bonus, severance or other material plan or arrangement for the benefit of current or former directors, officers and employees;

                      (h)     which is a collective bargaining agreement;

                      (i) under which any individual is employed on a full-time basis, consulting or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

                      (j) under which the Company or the Subsidiary has advanced or loaned any amount to any officers or employees of the Company or the Subsidiary outside the ordinary course of the Business;

                      (k) under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company and the Subsidiary;

                      (l) to which Seller or any other Seller Affiliate is a party; or

                      (m) the performance of which, together with all related agreements, involves consideration in excess of $10,000.

         3.11 Bank Accounts; Powers of Attorney. Schedule 3.11 of the Disclosure Schedule sets forth: (a) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company or the Subsidiary maintains an account or safe deposit box and the names of all persons authorized to draw thereon or make withdrawals therefrom; and (b) the names of all persons or entities holding general or special powers of attorney from the Company or the Subsidiary.

         3.12 Insurance. Schedule 3.12 of the Disclosure Schedule contains a list of all policies or binders of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by the Company or the Subsidiary, specifying the insurer, the policy number and the term of the coverage.

         3.13 Intellectual Property Rights. Except as disclosed in Schedule 3.13 of the Disclosure Schedule, to Seller's best knowledge (a) the Company and the Subsidiary own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, service marks, trade names, copyrights, applications therefor, trade secrets, know-how and other intellectual property ("Intellectual Property Rights") material to the conduct of the Business, (b) the conduct of the Business does not conflict with or infringe on any valid Intellectual Property Rights of others in any way which materially and adversely affects the condition (financial or otherwise), working capital, assets, properties, liabilities, obligations, reserves, businesses, prospects, goodwill or going concern value of the Company or the Subsidiary, and (c) neither the Company nor the Subsidiary has received any charge, complaint, claim, demand or notice alleging any interference with, infringement upon, misappropriation of or violation of any Intellectual Property Rights of others (including any claim that the Company or the Subsidiary must license or refrain from using any Intellectual Property Rights of others). To Seller's best knowledge, Schedule
3.13 of the Disclosure Schedule sets forth a list of all material United States and foreign patents, trademarks, service marks, trade names and registered copyrights, and applications therefor, used by the Company or the Subsidiary in the conduct of the Business and all licenses to or by the Company or the Subsidiary of Intellectual Property Rights which the Company or the Subsidiary owns or uses in the conduct of the Business. To Seller's best knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of the Company or the Subsidiary.

         3.14 Taxes.

                      (a) Except as set forth in Schedule 3.14 of the Disclosure Schedule, to Seller's best knowledge: (i) the Company and the Subsidiary have duly and timely filed (and until the Closing Date will duly and timely file or obtain valid extensions to file) all tax and information reports, returns and related documents required to be filed by them ("Tax Returns") with respect to income, franchise, gross receipts, sales, use, occupation, employment, withholding, excise, transfer, real and personal property and other taxes, charges and levies, including without limitation interest, penalties, assessments, deficiencies and other charges due or claimed to be due from it by any governmental authority, ("Taxes") and have duly paid, or made adequate provision for the due and timely payment of, all such Taxes; (ii) all Tax Returns were (or will be) true, correct and complete in all material respects when filed for all periods ending on or before the Closing Date; (iii) no deficiencies for any Taxes for which the Company or the Subsidiary may be liable have been asserted in writing or assessed against the Company or the Subsidiary or any former subsidiary for which the Company or the Subsidiary may be liable which remain unpaid; and (iv) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any such Tax Returns for any period.

                      (b) Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended ("Code") and will provide an affidavit meeting the requirements of such section at Closing.

         3.15 Employee Benefit Plans; ERISA.

                      (a) To Seller's best knowledge, Schedule 3.15 of the Disclosure Schedule hereto sets forth a true and complete list of each material "employee benefit plan" (as that term is defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any other plan, program, arrangement or agreement that is maintained by the Company or the Subsidiary related to the employment of any present or former director, officer or employee of the Company or the Subsidiary under which the Company or the Subsidiary has any present or future obligation or liability (the "Employee Benefit Plans").

                  (b) To Seller's best knowledge: each of the Employee Benefit Plans that is subject to ERISA is in compliance with ERISA in all material respects; each of the Employee Benefit Plans intended to be "qualified" within the meaning of Code Section 401(a) is so qualified; each trust maintained in connection with each such qualified plan is tax-exempt under Code Section 501(a); nothing has occurred to cause the loss of the qualified status of any such qualified plan; no Employee Benefit Plan has an accumulated or waived funding deficiency within the meaning of Code Section 412; neither the Company nor the Subsidiary nor any trade or business which together with the Company or the Subsidiary would be deemed a "single employer" within the meaning of ERISA
Section 4001 ("ERISA Affiliate") has incurred, directly or indirectly, any material liability (including any material contingent liability) to or on account of an Employee Benefit Plan pursuant to Title IV of ERISA; no proceedings have been instituted to terminate any Employee Benefit Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in ERISA Section 4043(b), has occurred with respect to any Employee Benefit Plan; and no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a liability to or on account of a Employee Benefit Plan pursuant to Title IV of ERISA.

                      (c) To Seller's best knowledge: no Employee Benefit Plan is a multiemployer plan (within the meaning of ERISA Section 4001(a)(3)) and no Employee Benefit Plan is a multiple employer plan as defined in Code
Section 413; all material contributions or other amounts that are required to be paid by the Company or the Subsidiary as of the Closing Date with respect to each Employee Benefit Plan with respect to current or prior plan years have been either paid or accrued; and there are no material, pending, threatened or anticipated claims (other than routine claims for benefits) by, or on behalf of or against any of the Employee Benefit Plans or any trusts related thereto.

                      (d) To Seller's best knowledge, neither the Company nor the Subsidiary, nor any ERISA Affiliate, nor any Employee Benefit Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company, the Subsidiary, any ERISA Affiliate, any Employee Benefit Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Employee Benefit Plan or any such trust could be subject to either a material civil penalty assessed pursuant to ERISA Section 409, 502(i) or 502(l) or a material tax imposed pursuant to Code Section 4975 or 4976.

                      (e) To Seller's best knowledge, with respect to each Employee Benefit Plan that is a "group health plan" within the meaning of ERISA
Section 601(a) and that is subject to Code Section 4980B, including but not limited to any medical plan, dental plan, health care reimbursement plan or employee assistance program, the Company and the Subsidiary have operated such plans in material compliance with the continuation coverage requirements of those provisions and Part 6 of Title I of ERISA.

         3.16 Labor Matters. Except as set forth in Schedule 3.16 of the Disclosure Schedule, to Seller's best knowledge, neither the Company nor the Subsidiary is obligated by or subject to any collective bargaining agreement or collective bargaining obligation. Except as set forth in Schedule 3.16 of the Disclosure Schedule, to Seller's best knowledge, there are no strikes, slowdowns or picketing against the Company or the Subsidiary previously experienced since September 26, 1989, pending or threatened, nor are there nor have there been any efforts to organize any unions or employee associations at the Business, nor are there any pending or threatened grievances or unfair labor charges.

         3.17 Environment. Except as set forth in Schedule 3.17 of the Disclosure Schedule, to Seller's best knowledge neither the Company nor the Subsidiary or any former subsidiary nor any prior or current other owner or lessee has generated, handled, manufactured, treated, stored, used, released, transported or disposed of any Environmentally Regulated Materials (as defined below) on, beneath, to, from or about any of the Leased Real Property or any other properties formerly owned, leased or operated by the Company or the Subsidiary or any former subsidiary, except for the generation, handling, manufacture, treatment, storage, use, release, transportation and disposal, in compliance with all applicable laws, of such substances used in the ordinary course of the Business. Except as set forth in Schedule 3.17 of the Disclosure Schedule, to Seller's best knowledge, no Environmentally Regulated Material has been disposed of or allowed to be disposed of on or off any of such properties which may give rise to a clean-up responsibility, personal injury liability or property damage claim against the Company or the Subsidiary, or give rise to the Company or the Subsidiary being named a potentially responsible party for any such clean-up costs, personal injuries or property damage, or create any cause of action by any third party against the Company or the Subsidiary under any Environmental Laws (as defined below). Except as set forth in Schedule 3.17 of the Disclosure Schedule, to Seller's best knowledge, neither the Company nor the Subsidiary has received any notices or claims of violations or liabilities relating to pollution control or protection of the environment. The term "Environmentally Regulated Materials" means any element, compound pollutant, contaminant, substance, material or waste, or any mixture thereof, designated, listed, referenced, regulated or identified pursuant to any Environmental Law. The term "Environmental Law" means the National Environmental Policy Act, 42 U.S.C. ss.ss. 4321 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., the Federal Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. P. 11001, the Hazard Communication Act ss.ss. 651 et seq., and the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136, each as amended, and applicable state and local counterparts.

         3.18 Compliance with Laws. Except as set forth in Schedule 3.18 of the Disclosure Schedule, to Seller's best knowledge, each of the Company and the Subsidiary has operated and is operating the Business in compliance with all laws, rules, regulations and orders applicable to the Business in all material respects.

         3.19 Litigation. Except as set forth in Schedule 3.19 of the Disclosure Schedule, to Seller's best knowledge, there is no action, order, proceeding or investigation in or by any court or before or by any arbitrator, mediator or governmental authority ("Litigation") outstanding, pending or threatened (a) by or against or involving the Company or the Subsidiary or any of their leased or owned properties or any of their officers, directors, agents or employees (but only in such capacities) or the Business, or (b) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

         3.20 Equipment. Except as set forth in Schedule 3.20 of the Disclosure Schedule, to Seller's best knowledge, as of the date of this Agreement the production equipment and other fixed assets of the Company and the Subsidiary necessary for current levels of production are in good working order, ordinary wear and tear excepted.

         3.21 Customers and Suppliers. Except as set forth in Schedule 3.21 of the Disclosure Schedule, to Seller's best knowledge, none of the Company's top twenty (20) customers during the ten (10) month period ending October 31, 1995 in terms of the Company's consolidated revenues, and no supplier of five percent (5%) or more of the Company's consolidated raw material purchases during such ten (10) month period intends not to regularly conduct business with the Company and the Subsidiary after Closing.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 Buyer's Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and the Note and to consummate the transactions contemplated hereby.

         4.2 The Company's Authority. The Company has all requisite corporate power and authority to execute, deliver and perform, as applicable, the Redemption and the Note and to consummate the transactions contemplated thereby.

         4.3 Due Authorization, Execution and Delivery by Buyer; Effect of Agreement. The execution, delivery and performance by Buyer of this Agreement and the Note and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and the Note when duly and validly executed and delivered by Buyer will constitute, the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the execution, delivery and performance of this Agreement or the Note nor the consummation of the transactions contemplated herein or therein will:
(i) violate or be in conflict with any provision of the articles of incorporation or bylaws of Buyer; or (ii) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, instrument, commitment, contract or other agreement or obligation to which Buyer is a party or by which Buyer or any of its properties or assets is or may be bound or result in the creation or imposition of any Encumbrance upon any property or assets of Buyer; or (iii) violate any provision of law, rule or regulation to which Buyer is subject or any order, judgment or decree applicable to Buyer.

         4.4 Due Authorization, Execution and Delivery by the Company; Effect of Agreement. The execution, delivery and performance, as applicable, by the Company of the Redemption and the Note and the consummation by the Company of the transactions contemplated thereby will have been duly authorized by all necessary corporate action on the part of the Company contemporaneously with the Closing. The Note will have been duly and validly executed and delivered by the Company contemporaneously with the Closing and upon Closing the Note will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and
(b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). To Buyer's best knowledge, neither the execution, delivery or performance, and applicable, of the Redemption or the Note nor the consummation of the transactions contemplated therein or in this Agreement will: (i) violate or be in conflict with any provision of the articles of incorporation or bylaws of the Company; or
(ii) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, instrument, commitment, contract or other agreement or obligation to which the Company is a party or by which the Company or any of its properties or assets is or may be bound or result in the creation or imposition of any Encumbrance upon any property or assets of the Company under any debt, instrument, commitment, contract or other agreement or obligation; or
(iii) violate any provision of law, rule or regulation to which the Company is subject or any order, judgment or decree applicable to the Company.

         4.5 Consents. No Consent is required in connection with the execution, delivery or performance by Buyer of the Agreement or by Buyer or the Company of the Note or the taking of any other action contemplated hereby or thereby.

         4.6 HSR. For purposes of determining whether the purchase of the outstanding capital stock of the Company contemplated hereunder requires compliance with the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), Buyer is the "acquiring person" within the meaning of Rule 801.2(a) of the HSR Act with respect to such transaction, and Buyer has total assets of less than Ten Million Dollars ($10,000,000) and annual net sales of less than Ten Million Dollars ($10,000,000) as determined under Rule 801.11 of the HSR Act.

         4.7 Litigation. There is no Litigation pending or, to Buyer's best knowledge, threatened which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

         4.8 Investment Intent. Buyer is acquiring the Stock solely for the purpose of investment and not with a present intention or view toward, or for sale in connection with, any distribution thereof.


                                    ARTICLE V

                               COVENANTS OF SELLER

         From and after the date hereof and until the Closing Date, Seller covenants and agrees with Buyer as follows:

         5.1 Cooperation and Assignments. Seller will use its best efforts, and will cooperate with Buyer, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as are required in order to enable Seller to effect the transactions contemplated hereby, and otherwise will use its best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof, provided that Seller will not be obligated to incur any liability or expense in connection therewith, except the cost and expense of its employees and representatives engaged in such efforts or as otherwise expressly set forth herein.

         5.2 Conduct of Business. Except as Buyer otherwise may consent to in writing (which consent will not be unreasonably withheld), Seller will cause the Company and the Subsidiary (a) to operate the Business in the ordinary course in all material respects; and (b) not to take any action which would result in a breach of the representations and warranties contained in Section 3.7 as though made on and as of the Closing Date. Without limiting the foregoing, Seller will cause the Company to operate within its normal operating policies and procedures with respect to the collection of accounts receivable and payment of accounts payable so as not to take or omit actions outside the ordinary course of business to accelerate the collection of accounts receivable or defer the payment of accounts payable.

         5.3 Access. Seller will provide Buyer with such information as Buyer from time to time reasonably may request with respect to the Business and to personnel of the Company and the Subsidiary and the transactions contemplated by this Agreement, and will permit Buyer and its representatives reasonable access, during regular business hours and upon reasonable notice, to the properties, books and records of the Business and to personnel of the Company and the Subsidiary, as Buyer from time to time reasonably may request. Any disclosure whatsoever during such investigation by Buyer will not constitute an enlargement of or additional warranties or representations of Seller beyond those specifically set forth in this Agreement.

         5.4 Intercompany Debt. All amounts due the Company from Seller as of Closing will be offset against all amounts then due Seller from the Company, and effective on Closing Seller will contribute to the capital of the Company the balance due Seller from the Company (the "Intercompany Debt Balance").

         5.5 Redemption. Effective on the Closing and after giving effect to the contribution of the Intercompany Debt Balance to the capital of the Company, the Company will redeem from Seller 17,750/23,750 of the Stock for a redemption price of Seventeen Million Seven Hundred Thousand] Dollars ($17,700,000), Fifteen Million Two Hundred Thousand Dollars ($15,200,000) to be paid by wire transfer of immediately available funds to accounts designated by Seller prior to Closing, and Two Million Five Hundred Thousand Dollars ($2,500,000) to be paid in accordance with a promissory note executed by the Company, guaranteed by Buyer, payable to the order of Seller and issued on the terms contained in and in the form of Exhibit E hereto (the "Note") and delivered to Seller at Closing.

                                   ARTICLE VI

                               COVENANTS OF BUYER

         From and after the date hereof and until the Closing Date, Buyer hereby covenants and agrees with Seller as follows:

         6.1 Cooperation and Assumption. Buyer will use its best efforts, and will cooperate with Seller, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as are required in order to enable Buyer to effect the transactions contemplated hereby, and will otherwise use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof, provided that Buyer will not be obligated to incur any liability or expense in connection therewith, except the cost and expense of its employees and representatives engaged in such efforts or as otherwise expressly set forth herein.

         6.2 Buyer Financing. Buyer will use its best efforts to arrange for financings to fund payment of the Purchase Price and the cash portion of the Redemption and to provide working capital for the operations of the Company as outlined in Exhibit F hereto or as otherwise arranged by Buyer and reasonably acceptable to Seller as providing adequate funding for the Purchase Price and the Redemption and meeting any conditions precedent to any such financing or to any required consents from the Winona Lessor (as defined below) (the "Buyer Financings") and to obtain and deliver to Seller on or before November 24, 1995 written commitments for the Buyer Financings reasonably acceptable to Seller in form and content (the "Buyer Financing Commitments"), provided that Buyer will not be obligated to incur any liability or expense in connection therewith, except the cost and expense of its employees and representatives engaged in such efforts, and the commitment fees, costs and expenses of the parties providing the Buyer Financing Commitments in amounts ordinary and usual for the party receiving the financing to bear for the amount and type of financing to be provided.

         6.3 Lease Consents. Buyer will be responsible for obtaining, and will use its best efforts to obtain, all necessary consents and agreements from the lessor (the "Winona Lease Lessor") under the Company's lease of its Winona, Minnesota facility (the "Winona Lease") with respect to the transactions contemplated hereby, including without limitation the release of Seller from its Subordination Agreement and its Guaranty and Suretyship Agreement (together, the "Seller Lease Guaranty") in connection with the Winona Lease, and for obtaining any additional consents and agreements of the Winona Lease Lessor desired by Buyer, provided that Buyer will not be obligated to incur any liability or expense in connection therewith, except the cost and expense of its employees and representatives engaged in such efforts. Buyer acknowledges that necessary consents and agreements of the Winona Lease Lessor includes any necessary consents or agreements from third parties holding assignments, collateral or otherwise, of the Winona Lease or the Seller Lease Guaranty, including the mortgagees of the Leased Real Property under the Winona Lease.

         6.4 Termination of Letters of Credit. Buyer will use its best efforts to obtain termination on or before Closing of all letters of credit outstanding for the benefit of the Company in connection with the Company's import of goods and the Company's workers' compensation liability, or otherwise with respect to which Seller has provided credit enhancement (the "Seller Enhanced L/Cs").

         6.5 Company Bank Accounts. Buyer acknowledges that all existing bank account balances of the Company as of Closing will be transferred to Seller at Closing, without reserve for checks issued thereon then outstanding. Buyer will be responsible for obtaining, and will use its best efforts to obtain, the release of Seller on or before Closing from all liabilities and obligations with respect to the Company's bank accounts, including without limitation with respect to checks issued thereon outstanding at Closing (the "Seller Bank Guaranties").

                                   ARTICLE VII

                              ADDITIONAL COVENANTS

         7.1 Books and Records; Personnel. For a period of seven (7) years after the Closing (or such longer period as may be required by any governmental agency or ongoing Litigation or in connection with any administrative proceeding):

                      (a) Buyer will not dispose of or destroy any of the business records and files of the Business. If Buyer wishes to dispose of or destroy such records and files after that time, it will first give thirty (30) days' prior written notice to Seller and Seller will have the right, at its option and expense, upon prior written notice to Buyer within such 30 day period, to take possession of the records and files within sixty (60) days after the date of Seller's notice to Buyer.

                      (b) Buyer will allow Seller and its representatives access, when there is a legitimate business purpose not injurious to Buyer, to all business records and files of the Business which are transferred to Buyer in connection herewith, during regular business hours and upon reasonable notice at Buyer's principal place of business or at any location where such records are stored, and Seller will have the right, at its own expense, to make copies of any such records and files; provided, however, that any such access or copying will be had or done in such a manner so as not to interfere with the normal conduct of Buyer's business or operations.

                      (c) Buyer will make available to Seller, upon reasonable written request and at Seller's expense (subject to Section 7.3(a) and otherwise at a charge equal to the compensation and benefits paid by the Company or the Subsidiary to such personnel for the period that such personnel are assisting Buyer), the Company's and the Subsidiary's personnel to assist Seller in locating and obtaining records and files maintained by the Company or to provide assistance or participation as reasonably required by Seller in anticipation of, or preparation for, existing or future Litigation, tax return preparation or other matters in which Seller or any of its affiliates is involved and which is related to the Business. Buyer will not be obligated to provide such personnel to the extent that Buyer, in its reasonable discretion, believes that such assistance will adversely affect the operations of the Company.

         7.2 Tax Returns, Payments of Taxes, Transfer Taxes and Audits.

                      (a) Seller will prepare and file, or cause to be prepared and filed, on a timely basis all tax returns (including any amendments thereto) of the Company with respect to any income Taxes for any period ending on or prior to the close of business on the Closing Date and any Taxes due as a result of the transactions contemplated under this Agreement (a "Pre-Closing Return").

                      (b) Buyer will prepare and file, or cause to be prepared and filed, on a timely basis, all tax returns (including any amendments thereto) of the Company with respect to any Taxes for any period ending after the Closing Date (a "Post-Closing Return").

                      (c) Seller will pay, or cause to be paid, and will indemnify and hold harmless Buyer and the Company from and against, any and all income Taxes for any period ending on or prior to the close of business on the Closing Date and any Taxes due as a result of the transactions contemplated under this Agreement, including without limitation all Taxes arising as a result of the Election (as defined in Section 7.4(a)) and any additional or carry-over tax liabilities which may be owed due to the Company's inclusion in any consolidated income Tax Return of Seller, including without limitation any gain resulting from the recapture of depreciation or cancellation of Intercompany Indebtedness. Subject to the provisions of Section 7.2(d) below, if Buyer or the Company pays to any taxing authority an amount for which Seller is liable under this Section 7.2(c), Seller will pay such amount to Buyer within five (5) days of Buyer's or the Company's written demand therefor delivered with reasonable supporting documentation. Seller will be entitled to any and all refunds that may become due with respect to any income Taxes for any period thereof ending on or prior to the close of business on the Closing Date.

                  (d) Each of Seller and Buyer will have the right, at its own expense, to control any audit or determination by any taxing authority, to initiate any claim for refund or file any amended tax return, and to contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes for any taxable period for which it is charged with responsibility for filing a tax return under this Agreement; provided, however, that no party will have the right to agree to any assessment, deficiency, settlement, or other adjustment or proposed adjustment of Taxes that would adversely affect the interest of another party without such other party's written consent, which consent will not be unreasonably withheld. Each party will notify the other party within twenty (20) days after the initiation of any activity by a taxing authority that could lead to such a claim.

         7.3 Cooperation; Access to Information and Retention of Records Concerning Taxes.

                  (a) Cooperation. The parties agree to cooperate with one another following the Closing with respect to matters regarding Taxes. Without limiting the generality of the foregoing, each of Seller and Buyer will provide the other, and Buyer, after the Closing, will cause the Company to provide Seller with the right, at reasonable times and upon reasonable notice, to have access to, and to copy and use, any records or information which may be relevant for the taxable period for which the requesting party is charged with payment responsibility for Taxes under this Agreement in connection with the preparation of any Tax Returns, any audit or other examination by any taxing authority, the filing of any claim for a refund of any Taxes or for the allowance of any credit of Taxes, or any judicial or administrative proceedings relating to liability for Taxes. To the extent necessary or appropriate, Buyer will appoint representatives of Seller as authorized to deal with any governmental body or personnel in connection with any audit or examination for which Seller is responsible. The party requesting assistance hereunder will reimburse the other party for reasonable expenses incurred in providing such assistance, provided that the Company will provide such assistance from its personnel as may be reasonably requested by Seller in the preparation of Pre-Closing Returns for the periods ending the Closing Date at no charge to Seller, with customary participation by Seller's independent accountants at Seller's cost and expense. Any information obtained pursuant to this Section 7.3(a) will be held in strict confidence and will be used solely in connection with the reason for which it was requested.

                  (b) Business Records and Files. For a period of fifteen (15) years from the Closing, Seller and the Company will not dispose of or destroy any of the business records and files of Seller or the Company relating to Taxes pertaining to taxable periods ending on or prior to the Closing.


         7.4 Section 338(h)(10) Election with Respect to Taxes.

                  (a) Buyer will make a timely election under Section 338(g) of the Code and any corresponding elections under state and local tax laws, and Seller and Buyer will jointly make an election under section 338(h)(10) of the Code and any corresponding elections under state and local tax laws (collectively, the "Election"), including execution of Form 8023-A under the Code.

                  (b) Seller and Buyer will, as promptly as practicable following the Closing, cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effectuate and preserve a timely Election in accordance with Section 338(h)(10) of the Code and the corresponding provisions of state and local tax laws.

                  (c) Seller and Buyer will report the sale of the Stock pursuant to this Agreement consistently with the Election and will take no position contrary thereto in any tax return, any discussion with or proceeding before any tax authority, or otherwise.

         7.5 Allocation with Respect to Taxes.

                  (a) In connection with the Election, Buyer will prepare (or cause to be prepared) an allocation (the "Allocation Schedule") of the Purchase Price among the assets of the Company. Such allocation of the Purchase Price will be made in accordance with Section 338(b) of the Code and any applicable rules or regulations thereunder. Seller will have the right to review and reasonably approve the Allocation Schedule, and Seller and Buyer will consult and resolve in good faith any issues arising as a result of Seller's review of such Allocation Schedule.

                  (b) Seller and Buyer (i) will be bound by the allocation contained in the Allocation Schedule for purposes of determining any and all consequences with respect to Taxes of the transactions contemplated herein, (ii) will prepare and file all tax returns to be filed with any tax authority in a manner consistent with such Allocation Schedule, and (iii) will take no position inconsistent with such Allocation Schedule in any tax return, any discussion with or proceeding before any tax authority, or otherwise. In the event that such Allocation Schedule is disputed by any tax authority, the party receiving notice of such dispute will promptly notify the other party thereof.

         7.6 Continuation of Insurance Coverages. Buyer will cause the Company to continue to carry insurance for at least the same coverages and limits and for not more than the same deductibles and co-payables as currently carried by or for the Company with respect to any exposures to Seller under its indemnification obligations under Sections 10.1 and 10.2. In the event the Company fails to maintain such coverages, Seller's liability under Sections 10.1 and 10.2 will be determined as if such coverages had been maintained in full force and effect during all relevant time periods.

         7.7 Additional Cooperation. In the event any necessary consent to assignment to the Company of any agreement scheduled on Exhibit B is not obtained prior to Closing, Seller will (a) take all reasonable steps necessary to obtain the consent of any such third party, provided that Seller will not be obligated to incur any liability or expense in connection therewith, except the cost and expense of its employees and representatives engaged in such efforts and except that Seller will contribute fifty percent (50%) of any payment required by any such third party to provide any such consent; (b) cooperate with Buyer and the Company in any reasonable and lawful arrangements designed to provide the benefits of such agreement to the Company so long as the Company fully cooperates with Seller in such arrangements and promptly reimburses Seller for all payments, charges or other liabilities made or suffered by Seller in connection therewith; and (c) enforce, at the request of Buyer or the Company and at the expense and for the account of the Company, any rights of Seller arising from such agreement against the other party or parties thereto (including the right to elect to terminate any such agreement in accordance with the terms thereof upon the written advice of Buyer or the Company).


                                  ARTICLE VIII

                       CONDITIONS TO SELLER'S OBLIGATIONS

         The obligations of Seller under this Agreement to consummate the transactions contemplated hereby are, at the option of Seller, subject to satisfaction of the following conditions precedent on or before the Closing.

         8.1 Representations, Warranties and Covenants of Buyer. Buyer will have complied in all material respects with all of its agreements and covenants contained herein to be performed at or prior to the Closing Date, and all of the representations and warranties of Buyer contained herein will be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that such representations and warranties were made as of a specified date (and as to such representations and warranties the same continue on the Closing Date to have been true as of the specified date). Seller will have received a certificate of Buyer, dated as of the Closing Date and signed by an officer of Buyer, certifying as to the fulfillment of the conditions set forth in this Section 8.1.

         8.2 No Prohibition. No statute, rule or regulation or order of any court or administrative agency will be in effect which prohibits Seller from consummating the transactions contemplated hereby.

         8.3 Further Action. All consents, approvals, authorizations, exemptions and waivers from third parties that are required in order to enable Seller to consummate the transactions contemplated hereby will have been obtained (except where the failure to obtain any such actions, consents, approvals, authorizations, exemptions and waivers would not have a material adverse effect on Seller or the Business).

         8.4 Deliveries. Buyer will have made or caused to be made the delivery to Seller the documents and other items specified in Section 2.3 and in this Agreement.

         8.5 No Challenges. No action or proceeding by any governmental authority or other person will have been instituted and not discharged which would enjoin, restrain or prohibit, or is reasonably likely to result in damages in respect of, this Agreement or the complete consummation of the transactions contemplated hereby, and which could, in the reasonable judgment of counsel to Seller, make it inadvisable to consummate such transactions, and no order or decree of any court will have been entered in any action or proceeding which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions contemplated hereby.

         8.6 Seller Lease Guaranty. Seller will have been released from the Seller Lease Guaranty, provided that Buyer may transfer to the Winona Lease Lessor in exchange for such release up to Three Million Eight Hundred Thousand Dollars ($3,800,000) of the Purchase Price, less aggregate amounts transferred to the Winona Lease Lessor by Seller on or before the Closing Date in exchange for such release.

         8.7 Seller Enhanced L/Cs. The Seller Enhanced L/Cs will have been terminated.

         8.8 Seller Bank Guaranties. The Seller Bank Guaranties will have been terminated.

         8.9 Intercompany Debt Balance. The Intercompany Debt Balance (determined in accordance with the instructions listed on Exhibit A and otherwise in accordance with GAAP on a basis consistent with the Company's latest audited balance sheet) will not be in excess of the sum of (a) Nine Million Seven Hundred Thousand Dollars ($9,700,000) plus (b) seventy-five percent (75%) of the Company's currently payable and net deferred income tax balances added to the Intercompany Debt Balance for November 1995 in accordance with Exhibit A, or Buyer will have paid Seller the amount of such excess in exchange for an assignment thereof.

         8.10 Acceptance of Other Agreements. The subordination requirements required by lenders under the Buyer Financings and by the Winona Lease Lessor with respect to the Note, the financial covenants contained in the Buyer Financings and the Winona Lease, the terms of the preferred stock being issued by Buyer in connection with the transactions contemplated herein, the terms of the employment agreement to be entered into between the Company and William Spell, and the redemption and Company guarantee commitments entered into in connection with Company management purchase of Buyer capital stock are acceptable to Seller.


                                   ARTICLE IX

                        CONDITIONS TO BUYER'S OBLIGATIONS

         The obligations of Buyer under this Agreement to consummate the transactions contemplated hereby are, at the option of Buyer, subject to satisfaction of the following conditions precedent on or before the Closing.

         9.1 Representations, Warranties and Covenants of Sellers. Seller will have complied in all material respects with all of its agreements and covenants contained herein to be performed at or prior to the Closing Date, and all the representations and warranties of Seller contained herein will be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that such representations and warranties were made as of a specified date (and as to such representations and warranties the same continue on the Closing Date to have been true as of the specified date). Buyer will have received a certificate of Seller, dated as of the Closing Date and signed by an officer of Seller, certifying as to the fulfillment of the conditions set forth in this Section 9.1.

         9.2 No Prohibition. No statute, rule or regulation or order of any court or administrative agency will be in effect which prohibits Buyer from consummating the transactions contemplated hereby.

         9.3 Further Action. All consents, approvals, authorizations, exemptions and waivers from third parties that are required in order to enable Buyer to consummate the transactions contemplated hereby will have been obtained (except where the failure to obtain any such consents, approvals, authorizations, exemptions and waivers would not have a material adverse effect on the Business).

         9.4 Deliveries. Seller will have made or caused to be made delivery to Buyer of the documents and other items set forth in Section 2.2 hereof.

         9.5 No Challenges. No action or proceeding by any governmental authority or other person will have been instituted and not discharged which would enjoin, restrain or prohibit, or is reasonably likely to result in damages in respect of, this Agreement or the complete consummation of the transactions contemplated hereby, and which could, in the reasonable judgment of counsel to Buyer, make it inadvisable to consummate such transactions, and no order or decree of any court will have been entered in any action or proceeding which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions contemplated hereby.

         9.6 Lessor Consent and Lease Amendments. The Winona Lease Lessor will have consented to the sale of Stock and will have agreed to amendments to the financial performance covenants in the Winona Lease consistent with the financial performance covenants contained in Buyer's senior term loan financing included in the Buyer Financings, and to an amendment to the Winona Lease permitting the Company to reduce Consumer Price Index rent adjustments provided for in the Winona Lease by fifty percent (50%) by payment of not more than One Million Three Hundred Thousand Dollars ($1,300,000) on or before May 1, 1996.

         9.7 Buyer Financings. Buyer will have closed the Buyer Financings.

         9.8 Employment Agreements. The Company will have entered into employment agreements approved by Buyer with such Company employees as Buyer designates.

         9.9 Environmental Review. Buyer is satisfied with the results of its environmental review of the Company's facility leased under the Winona Lease.

         9.10 Due Diligence Review. Buyer is satisfied with its review of the Disclosure Schedule and the documents identified in its two letters to Seller dated November 21, 1995.


                                    ARTICLE X

                       INDEMNIFICATION AND RELATED MATTERS

         10.1 Indemnification by Seller. Subject to Section 7.6, Seller will indemnify and hold harmless Buyer and its officers and directors from and against any and all damages, loss, cost or expense (including reasonable attorney's fees and expenses actually incurred), (collectively, "Loss") suffered by reason of, arising out of or resulting from: (a) any misrepresentation or breach of warranty made by Seller in or pursuant to this Agreement (other than, with respect to any such officer or director who is an officer or director of the Company on the date of this Agreement, any such misrepresentation or breach of warranty known to such officer or director on the Closing Date); or (b) any failure by Seller to fulfill any covenants or agreements under this Agreement.

         10.2 Additional Indemnifications by Seller. In addition, subject to
Section 7.6, Seller will indemnify and hold harmless Buyer and its officers and directors as follows.


                  (a) Six (6) months after the Closing Date, Buyer may provide to Seller proforma adjustments to the inventory obsolescence and bad debt reserves on the Closing Balance Sheet resulting from all facts known by Buyer as of the end of such six (6) month period that existed but were unknown by the parties as of finalization of the Closing Balance Sheet, with a schedule of all such facts and the proforma adjustment resulting from each such fact. Such proforma adjustments and schedule will be prepared by the Buyer Accountants, and the Seller Accountants will be provided access to review the workpapers of the Buyer Accountants in connection therewith and full opportunity to raise with the Buyer Accountants any issues the Seller Accountants may have with respect to such proforma adjustments. In the event any such issues raised by the Seller Accountants are not resolved by mutual agreement of the Seller Accountants and the Buyer Accountants, such unresolved issues will be submitted thereby to the Accountant Arbitrator, whose decision on any such issues will be final and binding on the parties. In the event the aggregate of such reserves would have been increased on the Closing Balance Sheet if all such facts known by Buyer as of the end of such six (6) month period had been taken into account in setting such reserves in accordance with GAAP as applied in the preparation of the Closing Balance Sheet, as determined in accordance with the foregoing procedure, and to the extent such increase exceeds One Hundred Thousand Dollars ($100,000), Seller will pay to Buyer the amount of such excess increase promptly upon determination thereof, subject to the maximum payment limitation provided under
Section 10.6.

                  (b) In the event that any third party gives written notice to the Company or Buyer within eighteen (18) months after the Closing Date that such third party has any claim that would constitute a breach of the representations and warranties of Seller under Section 3.17 if such representations and warranties had been made without regard to Seller's knowledge and without regard to manifests referenced in Schedule 3.17 of the Disclosure Schedule, to the extent such claim involves sites at which the manufacturing operations of the Business were conducted prior to relocation of the Business to the Leased Real Property under the Winona Lease, and provided that Buyer gives Seller written notice of such claim within such eighteen (18) month period, promptly upon final adjudication or settlement of such claim, Seller will pay to Buyer the amount, if any, by which the amount of such finally adjudicated judgment or settlement, together with all costs, expenses and reasonable attorneys fees incurred by Buyer or the Company in connection therewith, net of any insurance proceeds received by the Company thereon, exceeds the remainder, if any, of Three Hundred Fifty Thousand Dollars ($350,000) less the aggregate liability of the Company or Buyer under all claims previously submitted to Seller for application of this Section 10.2(b), provided that Seller's liability under this Section 10.2(b) will not in any event exceed Seven Hundred Fifty Thousand Dollars ($750,000). For purposes of the foregoing, written notice by a third party includes without limitation written notice from any governmental agency that the Company may be responsible for remediation with respect to an identified release or threatened release of any Environmentally Regulated Materials under any Environmental Law.

                  (c) In the event that the aggregate liability of the Company under all Litigation scheduled at Schedule 3.19 of the Disclosure Schedule, as finally adjudicated or settled, net of any insurance proceeds received by the Company thereon, exceeds One Hundred Fifty-Five Thousand Dollars ($155,000), Seller will promptly pay to Buyer the amount of such excess when and as so determined, subject to the provisions of Section 10.6.

                  (d) In the event that any third party gives written notice to the Company or Buyer within twelve (12) months after the Closing Date that such third party has any claim for any liability of the Company or the Subsidiary incurred on or before the Closing Date which is not included in the Closing Balance Sheet or disclosed in the notes thereto or the Disclosure Schedule, and which is not within the scope of claims scheduled at Schedule 3.19 of the Disclosure Schedule, and provided that Buyer gives Seller written notice of such claim within such twelve (12) month period, promptly upon final adjudication or settlement of any such claim, Seller will pay to Buyer the amount of such liability as so determined, net of any insurance proceeds received by the Company thereon, subject to the provisions of Section 10.6 hereof.

         10.3 Indemnification by Buyer. Buyer will indemnify and hold harmless Seller and its officers and directors from and against any and all Loss suffered by reason of, arising out of or resulting from: (a) any material misrepresentation or breach of warranty made by Buyer in or pursuant to this Agreement; (b) any failure by Buyer to fulfill any covenants or agreements under this Agreement; or (c) any and all liabilities of the Company or the Subsidiary, or third party claims therefor, for which Seller is not obligated to indemnify Buyer under this Agreement.

         10.4 Notice of Indemnification. In the event any legal proceeding is threatened or instituted or any claim or demand is asserted by any person (including a party hereto) in respect of which payment may be sought by one party hereto from the other party under the provisions of this Article X, the party seeking indemnification (the "Indemnitee") will promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "Indemnitor"). Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement will state specifically the representation, warranty or covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim.

         10.5 Indemnification Procedure for Third-Party Claims. In the event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor will have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnitee may participate in any such proceeding with counsel of its choice and at its expense. The parties will cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnitee defends against or otherwise deals with any such proceeding, claim or demand, the Indemnitee may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnitee may settle any such proceeding without the consent of the other party, such consent not to be unreasonably withheld. After any final judgment or award has been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement has been consummated, or the Indemnitee and the Indemnitor have arrived at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnitee will forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and, subject to the last sentence of Section 10.6, the Indemnitor will pay all of the sums so owing to the Indemnitee by wire transfer, certified or bank cashier's check within thirty (30) days after the date of such notice.

         10.6 Limitation on Indemnification Liabilities. The indemnifications and payment obligations in favor of Buyer contained in Sections 10.1 and 10.2(c) and (d) hereof will not be effective until the aggregate dollar amount of all Loss and payment obligations within the scope of such Sections exceeds Three Hundred Fifty Thousand Dollars ($350,000) (the "Threshold Amount"), and then only to the extent such aggregate amount exceeds the Threshold Amount; provided, however, that indemnifications with respect to covenants of Seller under Section
7.2 are not subject to the foregoing restriction and will not be aggregated against the Threshold Amount. The liability of Seller under Section 10.1 (exclusive of indemnifications with respect to covenants of Seller under Section 7.2), under Section 10.2(a) hereof in excess of One Hundred Thousand Dollars ($100,000), and under Sections 10.2(c) and (d) hereof, in the combined aggregate, is limited to Seven Hundred Fifty Thousand Dollars ($750,000). Any liability of Seller under Sections 10.1 and 10.2 (exclusive of indemnifications with respect to covenants of Seller under Section 7.2) will be offset against Buyer's obligations under the Note to the extent of the balance outstanding thereunder as of the final determination of such liability.

         10.7 Survival of Representations, Warranties and Covenants. The representations and warranties made at Section 3.6 will not survive Closing. The representations and warranties otherwise made in this Agreement and the covenants and agreements contained herein to be performed or complied with at or prior to the Closing Date will survive for twelve (12) months after the Closing Date, and no legal action or arbitration proceeding may be commenced thereafter with respect to any alleged breach thereof except as a counterclaim in any action or proceeding commenced hereunder prior to the expiration of such period, provided that nothing in this sentence limits the period during which claims of indemnification may be brought pursuant to Section 10.2(b). The covenants contained in Sections 7.2 and 7.3 will survive for a period of seven (7) years after the later of the Closing Date or the filing date of the Tax Return with respect to which such covenants relate, and no legal action or arbitration proceeding may be commenced thereafter with respect to any alleged breach thereof except as a counterclaim in any action or proceeding commenced hereunder prior to the expiration of such period.

         10.8 Exclusive Remedy. The exclusive remedy available to a party hereto in respect of the matters covered by Section 10.1 or Section 10.2 hereof is to proceed in the manner and subject to the limitations contained in this Article X.


                                   ARTICLE XI

                          TERMINATION PRIOR TO CLOSING

         11.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of Buyer and Seller; or

                  (b) by either Seller or Buyer in writing (provided the conditions to such party's obligations stated in the applicable sections of
Article VIII or IX are not then satisfied or waived) if the Closing has not occurred on or before December 1, 1995; or

                  (c) by either Seller or Buyer in writing, if there is in effect a non-appealable order of a court of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby; or

                  (d) by Seller at any time after November 24, 1995 unless prior to such termination the conditions precedent of Buyer under Section 9.6 have been waived by Buyer in writing and Seller has received written assurances satisfactory to Seller that the Seller Lease Guaranty will be terminated at Closing for an aggregate payment not to exceed Three Million Eight Hundred Thousand Dollars ($3,800,000); or

                  (e) by Seller at any time after November 24, 1995 unless prior to such termination the conditions precedent of Buyer under Section 9.7 have been waived by Buyer in writing and Seller has received Buyer Financing Commitments for all of the Buyer Financings; or

                  (f) by Seller at any time after November 24, 1995 unless prior to such termination, Buyer has designated in writing each Company employee required to enter into an employment agreement pursuant to Section 9.8 and Buyer and each such employee have agreed in writing to the terms of the applicable employment agreement, or the conditions precedent of Buyer under Section 9.8 have been waived by Buyer in writing.

         11.2 Effect on Obligations. Termination of this Agreement pursuant to this Article will terminate all obligations of the parties hereunder; provided, however, that termination pursuant to clause (b) of Section 11.1 hereof will not relieve any defaulting or breaching party from any liability to the other party hereto, and provided, further, that the provisions of Article XII will survive termination of this Agreement.


                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Entire Agreement; Amendments. This Agreement (including the Disclosure Schedule delivered pursuant hereto) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, modification, supplement or waiver of any provision of this Agreement will be binding unless executed in writing by the party to be bound thereby.

         12.2 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other party hereto.

         12.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

         12.4 Headings. The headings of the sections of this Agreement are included for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction hereof.

         12.5 Modifications and Waivers. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement will be deemed to or will constitute a waiver of any other provisions hereof (whether or not similar).

         12.6 Expenses. Seller and Buyer will each pay all costs and expenses incurred by them or on their behalf in connection with this Agreement and the transactions contemplated hereby, including without limitation fees and expenses of their own brokers, finders, financial consultants, accountants and counsel. If any dispute between Seller and Buyer, either occurring under, relating to or in connection with any of the provisions of this Agreement, is submitted to a court, arbitrator, tribunal or other appropriate entity, then all costs and expenses of the parties (including reasonable attorneys' fees) will be paid by the party against whom a determination by such court, arbitrator, tribunal or entity is made or, in the absence of a determination wholly against one party, as such court, arbitrator, tribunal or entity directs.

         12.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party will be in writing and delivered personally or by telephonic facsimile transmission or sent by registered or certified mail, postage prepaid (and if by telephonic facsimile transmission with a copy sent by mail), if to Seller to:

                      Bridgewater Resources Corp.
                      c/o BRC Management Corp.
                      1801 Century Park East, Suite 1101
                      Los Angeles, California  90067
                      Attn: Lori Poulos
                      Facsimile No.: 310-552-3446

                      with a copy to:

                      Oppenheimer Wolff & Donnelly
                      Suite 3400, Plaza VII
                      45 South Seventh Street
                      Minneapolis, Minnesota  55402
                      Attn: Douglas L. Hemer
                      Facsimile No.: 612-344-9376

                      if to Buyer to:

                      Discus Acquisition Corporation
                      2430 Metropolitan Centre
                      333 South Seventh Street
                      Minneapolis, Minnesota  55402
                      Attn: William H. Spell
                      Facsimile No.: 612-371-9651
                      with a copy to:

                      Briggs and Morgan
                      2400 IDS Center
                      80 South Eighth Street
                      Minneapolis, Minnesota  55402
                      Attn: Avron L. Gordon
                      Facsimile No.: 612-334-8650

or at such other address for a party as may be specified by like notice. Any notice which is delivered personally or by telephonic facsimile transmission in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

         12.8 Arbitration. Subject to the last sentence of this Section, any controversy or claim arising out of or relating to any provisions of this Agreement or the breach hereof, unless resolved by mutual agreement of the parties, will be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the effective date of this Agreement by a single arbitrator appointed in accordance with said Rules. The determination of the arbitrator will be final and binding upon the parties to the arbitration and judgment upon the award rendered by the arbitrator will be entered in any court of competent jurisdiction. The place of arbitration will be Minneapolis, Minnesota. Notwithstanding the foregoing, either party may seek injunctive relief with respect to any controversy or claim arising out of or relating to any provisions of this Agreement in any court of competent jurisdiction.

         12.9 Governing Law; Consent to Jurisdiction. This Agreement will be construed in accordance with and governed by the laws of the State of Minnesota applicable to agreements made and to be performed in such jurisdiction without reference to conflicts of law principles. Buyer and Seller each irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Agreement or any other agreement, document or instrument arising out of or executed in connection with this Agreement may be brought only in an arbitration proceeding as provided in Section 12.8 or in a court of the State of Minnesota or in the United States District Court for the District of Minnesota. Each of Buyer and Seller by the execution and delivery of this Agreement, expressly and irrevocably assents and submits to the personal jurisdiction of the arbitrators selected pursuant to Section 12.8 or any of such courts in any such action or proceeding. Each of Buyer and Seller further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 12.7 hereof. Each of Buyer and Seller hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

         12.10 Public Announcements. Neither Seller (nor any of its affiliates) nor Buyer (nor any of its affiliates) will make any public statements, including without limitation any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by law and except that the party required to make such announcement will, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

         12.11        Confidentiality and Nonsolicitation.

                      (a) "Information") means information received by Buyer or any of its agents, directors, officers, employee, counsel, consultants, affiliates or advisors ("Representatives") from Seller or the Company or their Representatives in the course of Buyer's investigation of the Company and negotiation and performance of this Agreement, including without limitation trade secret and other proprietary technical, financial and other information relating to the Business or the Company's products, whether past, present or anticipated, including information about the Company's research, development, manufacturing, purchasing, accounting, engineering, marketing, selling or servicing, and any analyses, compilations, studies, materials, memoranda, data, notes or documents prepared by Buyer or its Representatives and concerning such information received by Buyer or its Representatives.

                      (b) The Information will be kept confidential and will not, without the prior written consent of Seller, be disclosed by Buyer or its Representatives in any manner whatsoever, in whole or in part, and will not be used by Buyer or its Representatives other than in connection with the transactions contemplated hereunder. The Information will be disclosed by Buyer and its Representatives only to Buyer's Representatives who have a "need to know" such Information and who have been informed by Buyer of the confidential nature of the Information and who have first agreed to be bound by the terms and conditions of this Section 12.11.

                      (c) Immediately upon termination of this Agreement, the Information which consists of analyses, compilations, studies, material, memoranda, data, notes or other documents prepared by Buyer or its Representatives in that capacity will be destroyed and such destruction will be certified in writing to Seller by an authorized officer supervising such destruction, and all other Information will be returned to Seller without Buyer retaining any copies thereof.

                      (d) In the event that Buyer or anyone to whom Buyer transmits the Information pursuant to the provisions of this Section 12.11 becomes legally compelled to disclose any of the Information, Buyer will provide Seller with prompt notice before such Information is disclosed so that Seller may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 12.11. In the event that such protective order or other remedy is not obtained, Buyer will furnish only that portion of the Information which Buyer is advised by written reasonable opinion of counsel is legally required and will exercise Buyer's best efforts to assist Seller in obtaining a protective order or other reliable assurance that confidential treatment will be accorded to the Information that is disclosed.

                      (e) Nothing contained in this Section 12.11 will in any way restrict or impair Buyer's right to use, disclose or otherwise deal with: (i) Information which at the time of its disclosure is, or which thereafter becomes through no fault of Buyer or its Representatives, part of the public domain by publication or otherwise; and (ii) Information which Buyer can show was in Buyer's possession or the possession of one or more of its Representatives at the time of disclosure, and was not acquired, directly or indirectly, under any secrecy obligation to Seller or another party.

                      (f) Buyer will not directly or indirectly solicit the employment of any employee, customer, supplier, distributor or licensee of the Company during the term of this Agreement and for a period of two (2) years after termination hereof, except to the extent contemplated under Section 9.8.

                      (g) The provisions of this Section 12.11 will lapse and be of no further force or effect upon Closing.

         12.12 Further Assurances. Subject to the other provisions of this Agreement after the execution and delivery hereof, either party will, at the request of the other party and at such other party's expense, execute and deliver any further instruments or documents of conveyance, transfer, assignment or assumption and take all such further action as such party reasonably may request in order to consummate and make effective the transactions contemplated by this Agreement.

         12.13 Severability. Upon a finding of the invalidity or unenforceability of any particular provision of this Agreement, the remaining provisions hereof will be construed in all respects as if such invalid or unenforceable provisions were omitted. All provisions of this Agreement will be enforced to the fullest extent permitted by law.

         12.14 Definition of Seller's "Best Knowledge". For purposes of this Agreement, "best knowledge" of Seller includes only matters actually known by Lori Poulos or John van Osnabrugge and executive management staff of the Company reporting directly to John van Osnabrugge.

         12.15 No Third Party Beneficiaries. Except as expressly permitted by this Agreement, nothing in this Agreement will confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

         12.16 Rule of Construction. The parties hereto acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


                                         DISCUS ACQUISITION CORPORATION


                                         By  /s/ William H. Spell
                                           Its  CEO



                                         BRIDGEWATER RESOURCES CORP.


                                         By Lori J. Poulos
                                           Its CEO


                                                                       Exhibit A



                     INSTRUCTIONS FOR CLOSING BALANCE SHEET


         1. The Closing Balance Sheet will be prepared in accordance with GAAP on a basis consistent with the Company's latest audited balance sheet, but without taking into account the effect of the Election, the contribution to capital of the Intercompany Debt Balance or the Redemption, and provided that the Closing Balance Sheet will be prepared in accordance with the following instructions regardless of whether such instructions comply with GAAP or are consistent with the Company's latest audited balance sheet as included in Seller's latest audited balance sheet:

                  (a) Property and equipment will be accounted for according to the allocation of purchase price by the Company at the time the Company acquired the Business.

                  (b) The reserve for supplies inventory obsolescence in the Closing Balance Sheet will be the same as such reserves included in the October Balance Sheet.

                  (c) The reserve for inventory obsolescence will be determined in accordance with the Company's inventory obsolescence methodology as applied in preparation of the Company's latest audited balance sheet, provided that no reserve for inventory obsolescence will be made with respect to import bulk chain, import traction products, import plastic chain or import cordage.

                  (d) With respect to accrual of postretirement medical benefits and pension benefit obligations, the assumptions with respect thereto disclosed in Seller's year-end disclosures in its financial statements for the year ended December 31, 1994 will apply.

                  (e) The reserves for pending litigation in the Closing Balance Sheet will be the same as such reserves included in the October Balance Sheet.

                  (f) The reserves for obsolescence and returns for domestic traction products in the Closing Balance Sheet will be the same as such reserves included in the October Balance Sheet.

                  (g) The lease of premises at 621 Grant Street, Manchester, Iowa, if reflected in the Closing Balance Sheet, will be accounted for as an operating lease.

                  (h) The Intercompany Debt Balance will contain the Company's currently payable and net deferred income tax balances computed using a thirty-seven percent (37%) effective income tax rate consistent with the Company's interim accounting procedure used from January 1, 1995 to October 31, 1995 as reflected in the October Balance Sheet.

         2. The Closing Net Worth will be determined in accordance with the following instructions regardless of whether such instructions comply with GAAP or are consistent with the Company's latest audited balance sheet or related statement of operations and retained earnings as included in Seller's latest audited balance sheet and related statement of operations and retained earnings:

                  (a) The Closing Net Worth will be the Company's consolidated stockholder's equity as of the Closing as reported on the Closing Balance Sheet adjusted to exclude the effect of revenues of traction products accrued from November 1, 1995 through the Closing Date and cost of goods sold with respect thereto, and all discounts, returns, write-offs and other set-offs and reserves therefor accrued during such period on traction products.

                                                                       Exhibit B


                      COMMITMENTS NOT IN THE COMPANY'S NAME



1. Fleet Lease Agreement between Associates Leasing, Inc. and Seller dated August 6, 1990.

2. Master Lease and related Supplements dated January 23, 1992 between Norwest Equipment Financing and Seller.

3. Option To Purchase Agreement dated January 23, 1992 between Norwest Equipment Financing and Seller.

4. Software License Agreement, dated October 15, 1990, as amended, including related software support services, between QuestComp, Inc. and Seller.

5. Software License Agreement dated October 5, 1990, as upgraded, between Michaels, Ross and Cole Ltd. and Seller.

6. Agreement dated June 29, 1990 regarding the purchase or license of certain software between Computer Associates (f/k/a Data 3 Systems, Inc., a division of ASK Computer Systems Inc.)
         and Seller.

7. License Agreement dated June 29, 1990, as amended, between Software Plus (f/k/a SYSGEN, Inc. or Integral) and Seller to the Company.

8. License Agreement dated June 28, 1990, as amended, between Synon, Inc. and Seller.

9. Agreement regarding maintenance of a tape drive between Decision One Corp. (f/k/a Bell Atlantic) and Seller.

10.      The following Agreements between International Business
         Machines and Seller:

         a. Agreement for Exchange of Confidential Information dated September 11, 1995.

         b. Agreement for Exchange of Confidential Information, dated February 2, 1995.

         c.       Equipment and Program Loan Agreement dated October 12,
                  1995.

         d. IBM Customer Agreement dated December 9, 1994 regarding support line services.

         e. IBM Hardware Maintenance Agreement originally effective December 1, 1987, as supplemented.

         f.       Blanket Order with IBM regarding maintenance services.

         g. Agreement for Exchange of Confidential Information dated June 28, 1995.

         h. Equipment Program Loan Agreement with International Business Machines Corporation, dated February 16, 1995, regarding the Company's use of computer hardware relating to the AS/400-40S System.

11. Software License Agreement (105002) dated November 30, 1990, as amended by the Software License Agreement (116749) dated October 24, 1991 and Software License Agreement (117737) dated May 4, 1992, between ACS Network Systems, a division of
         Premenos Corporation, and Seller.

                                                                       Exhibit C

                      FORM OF OPINION OF COUNSEL FOR SELLER


         At the Closing, Buyer will receive an opinion from counsel for Sellers, dated the Closing Date and substantially to the effect that [conform to representations and warranties in Agreement]:

                  (i) The Disclosure Schedule sets forth the name and jurisdiction of incorporation of the Company and the Subsidiary. Each of the Company and the Subsidiary is a corporation duly organized, validly existing and in good standing under the law of the state of its incorporation.

                  (ii) The authorized capital stock of the Company consists of one thousand (1,000) shares of common stock, par value $.01 per share, of which ten (10) shares are outstanding, all of which are in the record name of Seller. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and are without and were not issued in violation of preemptive rights. To the knowledge of such counsel, there are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company, or subscriptions, warrants, options, rights or other arrangements or commitments obligating the Company to issue or acquire any of its equity securities or any ownership interest therein. In the case of the
         Subsidiary: (a) all of the issued and outstanding shares of capital stock are duly authorized, validly issued, fully paid, nonassessable and are without and were not issued in violation of preemptive rights;
         (b) all outstanding capital stock and other equity securities are in the record name of the Company; (c) to the knowledge of such counsel, there are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Subsidiary, or subscriptions, warrants, options, rights or other arrangements or commitments obligating the Subsidiary to issue or acquire any of its equity securities or any ownership interest therein.

                  (iii) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to execute, deliver and perform the Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by Seller of the Agreement and the consummation by Seller of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Seller. The Agreement has been duly and validly executed by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iv) Except as set forth in Schedule 3.4 of the Disclosure Schedule, neither the execution, delivery and performance of the Agreement nor the consummation of the transactions contemplated therein will: (a) violate or be in conflict with any provision of the articles or certificates of incorporation or bylaws of the Company, the Subsidiary or Seller; or (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, instrument, commitment, contract or other agreement or obligation known to such counsel to which the Company, the Subsidiary or Seller is a party or by which the Company, the Subsidiary or Seller or any of the Company's, the Subsidiary's or Seller's properties or assets is or may be bound or result in the creation or imposition of any Encumbrance upon any property or assets of the Company or the Subsidiary under any debt, instrument, commitment, contract or other agreement or obligation known to such counsel, except such as may result from actions of Buyer; or (c) violate any provision of law, rule or regulation to which the Company, the Subsidiary or Seller is subject or any order, judgment or decree known to such counsel applicable to the Company, the Subsidiary or Seller.

                  (v) With respect to the Company, the Subsidiary and Seller, except as set forth in Schedule 3.5 of the Disclosure Schedule, and assuming the correctness of Buyer's representations and warranties contained in Section 4.4, no Consent from any governmental or regulatory authority or under any Commitment known to such counsel is required in connection with the execution, delivery or performance of the Agreement by Seller or the consummation by Seller of the transactions contemplated therein.

                  (vi) To the knowledge of such counsel, except as set forth in
         Schedule 3.19 of the Disclosure Schedule, there is no Litigation outstanding or pending or threatened (a) by or against or involving the Company or the Subsidiary or any of their properties or any of their officers, directors, agents or employees (but only in such capacities) or the Business, or (b) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by the Agreement.


                                                                       Exhibit D


                      FORM OF OPINION OF COUNSEL FOR BUYER

         At the Closing, Seller will receive an opinion from counsel for Buyer, dated the Closing Date and substantially to the effect that:

                  (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform the Agreement and the Note and to consummate the transactions contemplated thereby.

                  (ii) The Company has all requisite corporate power and authority to execute, deliver and perform, as applicable, the Redemption and the Note and to consummate the transactions contemplated thereby.

                  (iii) The execution, delivery and performance by Buyer of the Agreement and the Note and the consummation by Buyer of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Buyer. The Agreement and the Note have been duly and validly executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the execution, delivery and performance of the Agreement or the Note nor the consummation of the transactions contemplated therein will: (i) violate or be in conflict with any provision of the articles of incorporation or bylaws of Buyer; or (ii) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, instrument, commitment, contract or other agreement or obligation known to such counsel to which Buyer is a party or by which Buyer or any of its properties or assets is or may be bound or result in the creation or imposition of any Encumbrance upon any property or assets of Buyer under any debt, instrument, commitment, contract or other agreement or obligation known to such counsel; or
         (iii) violate any provision of law, rule or regulation to which Buyer is subject or any order, judgment or decree known to such counsel applicable to Buyer.

                  (iv) The execution, delivery and performance, as applicable, by the Company of the Redemption and the Note and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Note has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the execution, delivery or performance, as applicable, of the Redemption or the Note nor the consummation of the transactions contemplated therein or in the Agreement will: (i) violate or be in conflict with any provision of the articles of incorporation or bylaws of the Company; or
         (ii) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, instrument, commitment, contract or other agreement or obligation known to such counsel to which the Company is a party or by which the Company or any of its properties or assets is or may be bound or result in the creation or imposition of any Encumbrance upon any property or assets of the Company under any debt, instrument, commitment, contract or other agreement or obligation known to such counsel; or (iii) violate any provision of law, rule or regulation to which the Company is subject or any order, judgment or decree known to such counsel applicable to the Company.

                  (v) No Consent from any governmental or regulatory authority or under any commitment, contract or other agreement or obligation known to such counsel to which Buyer or the Company is a party or by which Buyer or the Company or any of their respective properties is bound is required in connection with the execution, delivery or performance by Buyer of the Agreement or by Buyer or the Company of the Note or the taking of any other action contemplated thereby.

                  (vi) For purposes of determining whether the purchase of the outstanding capital stock of the Company contemplated under the Agreement requires compliance with the filing and waiting period requirements of the HSR Act, Buyer is the "acquiring person" within the meaning of Rule 801.2(a) of the HSR Act with respect to such transaction, and, based upon relevant financial statements of Buyer provided to such counsel, Buyer has total assets of less than Ten Million Dollars ($10,000,000) and annual net sales of less than Ten Million Dollars ($10,000,000) as determined under Rule 801.11 of the HSR Act.

                  (vii) To the knowledge of such counsel, there is no Litigation pending or threatened which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by the Agreement.

                                                                       Exhibit E


                               PURCHASE MONEY NOTE


$2,500,000                                                    November ___, 1995


         FOR VALUE RECEIVED, the undersigned, Peerless Chain Company (the "Company"), a Minnesota corporation, hereby promises to pay to the order of Bridgewater Resources Corp. ("Seller"), a Texas corporation, at the address provided under Section 8 in lawful money of the United States in accordance with the terms hereof the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) plus interest thereon at the rate provided herein from the date hereof until paid in full.

         1. Purchase Agreement. This Note is given pursuant to that certain Stock Purchase Agreement dated November __, 1995 (the "Purchase Agreement") by and between Discus Acquisition Corporation ("Buyer"), a Minnesota corporation, and Seller for the sale of all of the outstanding capital stock of the Company by Seller to Buyer, and as partial payment under the Redemption (as defined in the Purchase Agreement). Capitalized terms not otherwise defined herein will have the meanings set forth in the Purchase Agreement. To the extent the terms of this Note as executed vary from Exhibit A to the Purchase Agreement or the description hereof contained in the Purchase Agreement, the terms hereof govern.

         2. Definitions. Unless the context otherwise requires, the following terms have the following meanings:

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Buyer, (ii) which beneficially owns or holds five percent (5%) or more of any class of the capital stock of Buyer or (iii) five percent (5%) or more of the capital stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by Buyer or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of capital stock, by contract or otherwise.

                  "CIT" means The CIT Group/Business Credit, Inc.

                  "Guarantee" means any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of Buyer or the Company guaranteeing in any manner, whether directly or indirectly, any obligation, direct or indirect, absolute, contingent or inchoate, whether existing now or in the future, of any other Person.

                  "Indebtedness" means any and all amounts owing or which may become owing by the Company pursuant to the terms of this Note.

                  "Permitted Investments" means:

                  (a) Investments in commercial paper maturing in two hundred seventy (270) days or less from the date of issuance which, at the time of acquisition, is accorded the highest rating by Standard & Poor's Corporation or Moodys Investors Services, Inc. (or other nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper);

                  (b) Investments in direct obligations of the United States of America or any agency thereof maturing within one (1) year from the date of acquisition thereof;

                  (c) Investments in bank accounts or certificates of deposit maturing within one (1) year from the date of origin and issued by a bank or trust company having capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000); and

                  (d) Investments in money market preferred stocks for so long as the same are accorded the highest rating by Standard & Poor's Corporation or Moodys Investors Service, Inc. (or other nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating such preferred stocks).

                  "Person" means an individual, partnership, corporation, trust or unincorporated organization, and a governmental agency or political subdivision.

                  "Pledged Stock" is as defined in Section 6.2.

                  "Preferred Stock" means shares of Buyer's Series A convertible Preferred Stock issued to Northland Business Capital, L.L.P. pursuant to Stock Purchase Agreement dated November __, 1995.

                  "Senior Credit Facility" means the credit facilities with CIT under that certain Financing Agreement dated November __, 1995, or any replacement credit facility.

                  "Senior Obligations" means the Senior Credit Facility and the Winona Lease.

                  "Senior Pledge" means the security interest in the Pledged Stock granted pursuant to that certain Stock Pledge Agreement by and between Buyer and CIT dated November __, 1995, and any security interest in the Pledged Stock granted to the holder of any replacement Senior Credit Facility pursuant to which such holder agrees to deliver the stock certificates representing the Collateral, upon satisfaction of such Senior Credit Facility, to the holder of this Note or the holder of a succeeding replacement Senior Credit Facility taking a security interest in the Pledged Stock including such terms.

                  "Subordination Agreement" means the Subordination Agreement dated November __, 1995 by and among CIT, Seller, Buyer, the Company and Peerless Chain of Iowa, Inc.

                  "Subsidiary" means any corporation of which more than fifty percent (50%) (by number of votes) of the voting stock is owned by Buyer and/or one or more corporations which are themselves Subsidiaries of Buyer.

                  "Winona Lease" means that certain Lease Agreement by and between PRC Corp. (formerly Peerless Chain Company) and Corporate Property Associates 6 dated June 18, 1986, as assigned to the Company by Assignment and Assumption Agreement dated September 26, 1989, as amended by Lease Amendment dated September 26, 1989, Letter Amendment dated August 2, 1994 and Amendment to Lease dated November __, 1995.

                  "Winona Lease Obligations" means the obligations of the Company under the Winona Lease.

         3.       Payment Terms.

                  3.1 Interest. Interest will accrue on the unpaid principal of this Note at the annual rate of eight percent (8%) until maturity; provided that in the event any amount due hereunder is past due, interest will accrue on the unpaid principal of this Note at the annual rate of thirteen percent (13%), compounded annually. Accrued interest will be due quarterly on the last day of December, March, June and September commencing December 31, 1995 until maturity of all principal of this Note (by acceleration or otherwise).

                  3.2 Principal. The principal of this Note, together with all accrued and unpaid interest not then otherwise due, will be due November __, 1998, unless maturity thereof is accelerated pursuant to the terms hereof; provided, however, that to the extent any claims are pending for indemnification under Section 7.2, 10.1 or 10.2 of the Purchase Agreement on such stated maturity date, with respect to each such claim, the maturity date with respect to an amount of principal of this Note equal to the amount of such claim will be extended until such claim is finally resolved; provided, further, that in the event the amount of any such claim is reduced prior to final resolution of such claim, an amount of principal of this Note equal to such reduction will become due upon such reduction; and provided, further, that no such extension will be made in the event of a prior acceleration, and any such extension will terminate upon acceleration, of maturity of the principal of this Note pursuant to the terms hereof.

                  3.3 Prepayments; Application of Payments. This Note may be prepaid, in whole or in part, at any time and from time to time without premium or penalty. Payments on, and credits under Section 3.4 against, this Note will be applied first to accrued interest due and unpaid, next (to the extent such payment is a prepayment) to accrued interest unpaid and not yet due, next to costs and expenses accrued hereunder, with the balance to principal.

                  3.4 Offsets. Any liability of Seller under Sections 7.2, 10.1,
10.2 or 10.5 of the Purchase Agreement will be offset against Indebtedness (whether or not then due) to the extent of the balance outstanding hereunder as of the final determination of such liability.

         4. Buyer and Company Covenants. From the date hereof and continuing so long as any amount remains unpaid on this Note:

                  4.1 Corporate Existence, etc. Buyer and the Company each will preserve and keep in force and effect its corporate existence and all licenses and permits necessary to the proper conduct of the business of Buyer and the Company taken as a whole.

                  4.2 Restricted Buyer Distributions. Buyer will not declare or pay any dividends or make any other payment or distribution, either in cash or property, on or in purchase, redemption or retirement of any shares of Buyer's capital stock of any class or any warrants, rights or options to acquire any such shares by purchase, conversion or otherwise, except (i) provided that when made, no Default exists hereunder, dividends then due and unpaid on Buyer's outstanding shares of Preferred Stock and amounts due [UNDER REDEMPTION PROVISIONS APPROVED BY SELLER IN MANAGEMENT STOCK AGREEMENTS], and (ii) issuances of options for the common stock of Buyer under [AN INCENTIVE STOCK OPTION PLAN APPROVED BY SELLER] and issuances of shares of such common stock upon exercise thereof.

                  4.3 Restricted Company Issuances and Distributions. The Company will not:

                  (a) issue any shares of the Company's capital stock of any class or any warrants, rights or options to purchase any shares of the Company's capital stock, whether by reason of stock split or combination or reclassification, dividend, exchange, new consideration or otherwise;

                  (b) declare or pay any dividends or make any other payment or distribution, either in cash or property, on or in purchase, redemption or retirement of any shares of the Company's capital stock, or make any other payment or distribution, either directly or indirectly, in respect of the Company's capital stock or otherwise, including without limitation for goods or services, to Buyer or to any Affiliate of Buyer, except (i) payments equal to state and federal income tax liability on Buyer's consolidated tax returns resulting from the Company's operations, made on the due date of the applicable return, (ii) payments when and as due under that certain Employment Agreement dated November __, 1995 by and between the Company and William Spell, and (iii) provided that when made, no Default exists hereunder, payments equal to dividends then due and unpaid on Buyer's outstanding shares of Preferred Stock and payments equal to amounts due [UNDER REDEMPTION PROVISIONS APPROVED BY SELLER IN MANAGEMENT STOCK AGREEMENTS].

                  4.4 Mergers, Consolidations and Sales of Assets. The Company will not (i) consolidate with or be a party to a merger with any other corporation, or (ii) sell, lease or otherwise dispose of all or any substantial part of its assets.

                  4.5 Guarantees. The Company will not become or be liable in respect of any Guarantee except Guarantees entered into in the ordinary course of the Business and [GUARANTEES APPROVED BY SELLER OF LOANS FOR MANAGEMENT STOCK PURCHASES].

                  4.6 Transactions with Affiliates. Buyer and the Company each will not enter into or be a party to any transaction or arrangement with any Affiliate (including without limitation the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any such Affiliate), except pursuant to the reasonable requirements of such party's business and upon fair and reasonable terms no less favorable to such party than would obtain in a comparable arm's-length transaction with a person other than an Affiliate. That certain Employment Agreement dated November __, 1995 by and between the Company and William Spell is deemed to meet the requirements of this
Section 4.6.

                  4.7 Reports and Rights of Inspection. Buyer and the Company each will keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of Buyer or the Company, in accordance with generally accepted accounting principles consistently applied (except for changes in application disclosed in the financial statements furnished to the holder hereof pursuant to this Section 4.7 and concurred in by the independent public accountants referred to in (b) hereof), and will furnish to the holder hereof:

                  (a) As soon as available and in any event within forty-five
(45) days after the end of each quarterly fiscal period of each fiscal year consolidated and consolidating balance sheets of Buyer and the Company as of the close of such period, and consolidated and consolidating statements of income and retained earnings and statements of cash flows of Buyer and the Company for the quarterly fiscal period then ending and for the portion of the fiscal year ending with such period in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of Buyer to the effect that (except for the exclusion in unaudited quarterly financial statements of certain footnote and other information normally presented with annual audited financial statements, and subject to changes resulting from year-end adjustments) such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which the accountants referred to in clause (b) hereof concur) and present fairly the financial condition of Buyer and the Company.

                  (b) As soon as available and in any event within ninety (90) days after the close of each fiscal year of Buyer consolidated and consolidating balance sheets of Buyer and the Company as of the close of such fiscal year, and consolidated and consolidating statements of income and retained earnings and statements of cash flows of Buyer and the Company for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by Buyer to the effect that the financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and as are noted therein) and present fairly the financial condition of Buyer and the Company and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

                  (c) Promptly upon receipt thereof, each interim or special audit made by independent accountants of the books of Buyer or the Company.

                  (d) Promptly upon their becoming available, each financial statement, report, notice or proxy statement sent by Buyer to stockholders generally, and each report and any registration statement or prospectus filed by Buyer with Nasdaq or any securities exchange or the Commission or any successor agency, and copies of any orders in any proceedings to which Buyer or the Company is a party issued by any governmental agency, federal or state, having jurisdiction over Buyer or the Company.

                  (e) Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of Buyer stating that such officer has reviewed the provisions of this Note and setting forth, to the best of such officer's knowledge, whether there existed as of the date of such financial statements and whether there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or any condition which but for the passage of time or the giving of notice or both would constitute a Default and, if any such condition or event existed during such period or exists on the date of the certificate, specifying the nature and period of existence thereof and the action Buyer has taken or is taking and proposes to take with respect thereto;

                  (f) The annual plans and operating projections Buyer and the Company furnish to CIT when and as so furnished.

         5. Subordination. Anything in this Note to the contrary notwithstanding, the Indebtedness evidenced by this Note will be subordinate and junior in right of payment to the Senior Obligations, whether outstanding on the date of this Note or incurred after the date of this Note, to the extent and in the manner hereinafter set forth:

                  (a) Notwithstanding anything to the contrary contained herein, this Note is in all respects subject to the terms and provisions of the Subordination Agreement.

                  (b) In the event of any sale under or in accordance with any judgment or decree rendered with respect to this Note in any proceeding by or on behalf of the holder hereof or in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company, or the proceeds thereof, to creditors of the Company occurring by reason of any liquidation, dissolution or winding up of the Company or in the event of any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its debts or properties, then in any such event the Winona Lease Obligations will be preferred in payment, and the Winona Lease Obligations will be first paid and satisfied in full before any payment or distribution of any kind or character, whether in cash, property or securities (other than securities which are subordinate and junior in right of payment to the payment of the Winona Lease which may at the time be outstanding), will be made upon this Note; and in any such event any distribution of any kind or character, whether in cash, property or securities (other than in securities which are subordinate and junior in right of payment to the payment of the Winona Lease which may at the time be outstanding), which is made upon or in respect of the Indebtedness will be paid over to the lessor under the Winona Lease for application to the Winona Lease Obligations unless and until the Winona Lease Obligations is paid and satisfied in full, and such amounts so paid over will be deemed not to be made upon or in respect of the Indebtedness, or the holder of this Note will be subrogated to the rights of the lessor under the Winona Lease to the extent thereof, as elected by the holder of this Note;

                  (c) In the event that pursuant to the provisions hereof this
Note is declared or becomes due and payable before its expressed maturity because of an occurrence of a Default (under circumstances when the foregoing clause (b) is not applicable) or otherwise, no amount will be paid by the Company in respect of Indebtedness in excess of current interest payments as provided herein, except at the stated maturity thereof (all subject to the foregoing clause (b) above), unless and until the Winona Lease Obligations has been paid in full or payment thereof has been provided for in a manner satisfactory to the lessor under the Winona Lease;

                  (d) Without limiting the effect of any of the other provisions hereof, during the continuance of any default in the payment of rent or any other amount with respect to the Winona Lease, no payment will be made on or with respect to the Indebtedness, if either (i) notice of such default in writing has been given to the Company by the lessor under the Winona Lease, provided that judicial proceedings are commenced with respect to such default within one hundred eighty (180) days thereafter, or (ii) judicial proceedings are pending in respect of such default.

                  (e) The holder hereof irrevocably authorizes and empowers the holder of the Winona Lease, in any proceeding under Title 11 of the United States Code in which the Company is subject, to file a proof of claim in behalf of the holder hereof with respect to the obligations hereunder if the holder hereof fails to file a proof of its claims prior to 30 days before the expiration of the time period during which such claims must be submitted, to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the obligations hereunder in an amount not in excess of that portion of the Winona Lease Obligation then outstanding (unless CIT is entitled to such payment under the terms of the Subordination Agreement) and to take such other action as may be reasonably necessary to effectuate the foregoing. Unless CIT has filed a proof of claim or has otherwise sought the same information or documents, the holder hereof will provide to the lessor of the Winona Lease all information and documents necessary to present claims or seek enforcement as aforesaid.

                  (f) To the extent that the lessor under the Winona Lease receives any amounts from the holder hereof in accordance with the provisions of the Note which, when added to the total amount received directly by the lessor under the Winona Lease from any other source, exceeds the total Winona Lease Obligation, the lessor under the Winona Lease will be obligated to pay the excess to the holder hereof. In the event that as a result of an avoidance action under Title 11 of the United States Code (including, but not necessarily limited to, any action under 11 U.S.C. ss.ss. 544, 545, 547, 548, 549 and/or
550), the holder hereof is required to return to the Company or its bankruptcy estate any payment received by the holder hereof and paid over to the lessor under the Winona Lease pursuant to this Section 5, thereupon the lessor of the Winona Lease will pay back to the holder hereof such amount paid over to the lessor of the Winona Lease.

                  (g) The provisions of this Section 5 will be subject and subordinate to the rights of CIT under the Subordination Agreement. The holder hereof will not be required to take any action, perform any obligation or make any payment hereunder which it reasonably believes would: (i) be in conflict with or contrary to the terms of the Subordination Agreement; and/or (ii) prevent it from performing any of its obligations under the Subordination Agreement; and/or (iii) prevent or frustrate CIT from exercising any of its rights under the Subordination Agreement. The lessor under the Winona Lease will not exercise any rights hereunder to the extent doing so would: (x) be in conflict with or contrary to the terms of the Subordination Agreement; and/or
(y) prevent the holder hereof from performing any of its obligations under the Subordination Agreement; and/or (z) prevent or frustrate CIT from exercising any of its rights under the Subordination Agreement.

                  (h) No right of any present or future holder of the Senior Obligations to enforce subordination as herein provided will at any time or in any way be prejudiced or impaired by any failure to act on the part of Buyer or the Company, or by any noncompliance by Buyer or the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof that any such holders of the Senior Obligations may have or with which they may be otherwise charged. The provisions of this Section 5 are solely for the purpose of defining the relative rights of the holders of the Senior Obligations on the one hand, and the holder hereof on the other hand, and nothing in this Section 5 will impair, as between Buyer or the Company and the holder hereof as applicable, the obligations of Buyer and the Company to pay to the holder hereof Indebtedness in accordance with the remaining terms of this Note, nor will anything herein prevent the holder hereof from exercising all remedies otherwise permitted by applicable law or hereunder upon any Default, subject to the rights, if any, of the holders of the Senior Obligations as herein provided. Without limiting the foregoing, no suspension of any payment of Indebtedness pursuant to the provisions of this Section 5 will suspend or defer the due date of such payment as determined by the remaining provisions of this Note.

         6. Buyer Guaranty and Security Agreement.

                  6.1 Guaranty. Buyer absolutely, irrevocably and unconditionally guarantees to the holder hereof the payment of the Indebtedness promptly when due, by acceleration or otherwise.

                  6.2 Security Interest. In order to secure the Indebtedness, Buyer hereby grants to the holder hereof a security interest in all shares of stock owned by Buyer in the Company (and any and all additions thereto, substitutions therefor, and proceeds thereof) (the "Pledged Stock").

                  6.3 Warranties and Obligations of Buyer. Buyer hereby warrants and covenants to the holder hereof:

                  (a) The Pledged Stock represents 100% of the issued and outstanding shares of capital stock of the Company.

                  (b) Buyer has and will maintain during the term of the Note sole title to and beneficial ownership of the Pledged Stock, free of all liens, charges, security interests and encumbrances (other than the security interest created hereby and under the Senior Pledge), and has full power and authority to subject the Pledged Stock to the security interest created hereby.

                  (c) Buyer will hereafter from time to time execute and deliver such financing statements, assignments separate from certificates and other instruments or documents, deliver the certificates representing the Pledged Stock to the holder hereof upon termination of the Senior Pledge and perform such other acts as the holder hereof may reasonably request to establish, protect and maintain a perfected security interest in the Pledged Stock and an ability to effectively enforce its remedies hereunder with respect to the Pledged Stock. Buyer will at all times cause all certificates representing the Pledged Stock to include a legend referencing this Note and the security interest of the holder hereof provided hereunder.

                  6.4 Priority. The holder of this Note by acceptance hereof agrees that the security interest granted hereunder in the Pledged Stock is subordinate and junior in interest and priority to the Senior Pledge.

                  6.5 Nonimpairment. The holder hereof may from time to time, without notice to Buyer, and without impairing or affecting the security interest created hereby: (a) acquire a security interest in any property in addition to the Pledged Stock, or release any such interest so acquired or release any security interest in any of the Pledged Stock, or permit any substitution or exchange for such property or any part thereof; (b) acquire the primary or secondary liability of any party or parties with respect to all or any of the Indebtedness, or release, modify, or compromise the same or any part thereof; (c) modify, extend or renew for any period any of the Indebtedness; and
(d) resort to the Pledged Stock for payment of the Indebtedness whether or not the holder hereof has resorted to any other collateral or proceeding against any party primarily or secondarily liable on the Indebtedness.

                  6.6 Voting Rights. Buyer hereby grants to the holder hereof an irrevocable proxy, coupled with an interest, to vote any or all of the Pledged Stock, which proxy may be exercised by the holder hereof only at such time as a Default in the payment of principal under this Note is continuing and no Senior Pledge is in effect. Such proxy will remain in effect until the Note is satisfied in full. Except for those instances where the holder hereof exercises such proxy, Buyer will be entitled to exercise the voting power with respect to the Pledged Stock consistent with the terms or purposes of this Note.

                  6.7 Remedies. In the event a Default hereunder has occurred and is continuing, the holder hereof will have, in addition to any other rights and remedies a secured party can assert under the Minnesota Uniform Commercial Code and to the extent not inconsistent with nonwaivable provisions thereof, the following rights and remedies, without having to give notice except as is hereinafter specifically provided:

                  (a) The holder hereof may sell the Pledged Stock, or any part thereof, at a public or private sale, following the notice hereinafter provided, for cash, upon credit, or for future delivery at such price or prices as the holder hereof deems satisfactory. The holder hereof, or any parties related to or affiliated with the holder hereof, may purchase any or all of the Pledged Stock sold at a public sale. The holder hereof is authorized at any sale, if the holder hereof deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Pledged Stock. Upon any such sale, the holder hereof will have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Stock so sold. Each purchaser at any such sale will hold the property sold absolutely free from any claim or right of Buyer of whatsoever kind, including any equity or right of redemption of Buyer which Buyer has under any rule of law or statute now existing or hereafter adopted; and as to such purchaser, Buyer hereby specifically waives all such rights of redemption, of stay, or of appraisal, which might in any way affect such purchaser. The holder hereof will give Buyer at least ten (10) days' written notice of intention to make such public or private sale, which notice will state the time and place fixed for such public sale or the time after which such private sale may be consummated and whether the sale is to be public or private. At any such sale the Pledged Stock may be sold in one lot as an entirety or in separate parcels, as the holder hereof may determine. In case of any sale on credit or for future delivery, the Pledged Stock so sold may be retained by the holder hereof until the selling price is paid by the purchaser thereof, and the holder hereof will not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Stock so sold, and in case of any such failure, such Pledged Stock may be again sold upon like notice. The holder hereof will not be obligated to complete any sale for which the holder hereof sends out notice and may, without notice or publication, adjourn any sale or cause the same to be adjourned by announcement at the time and place fixed for such sale, and such sale may thereafter be made at the time and place to which the same has been so adjourned.

                  (b) The holder hereof, instead of exercising the power of nonjudicial sale herein conferred, may proceed by a suit or suits at law or in equity to foreclose the pledge and sell the Pledged Stock, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                  (c) Without limiting the rights of the holder hereof under any other provision of this Note, and in addition thereto, Buyer will be obligated, to the maximum extent permitted by law, if a Default is continuing and if counsel for the holder hereof determines that it is necessary for the lawful sale of the Pledged Stock in a commercially reasonable manner, upon written request from the holder hereof, to vote its shares to cause the Company, at the Company's or Buyer's expense, to prepare, file and cause to become effective promptly, a registration statement complying with the Securities Act for the public sale of such of the Pledged Stock as the holder hereof may elect, and to take comparable action to permit such sales under the securities laws of such state jurisdictions as the holder hereof may designate. If such registration statement is filed, Buyer further will be obligated to vote its shares to cause the Company, at the Company's or Buyer's expense, to enter into and perform its obligations under one or more underwriting agreements in connection therewith, containing customary representations, warranties, covenants, and indemnities and contribution provisions if requested by the holder hereof. Buyer will be obligated to vote its shares to cause the Company, at the Company's or Buyer's expense, (i) to keep any such registration statement and related prospectus current and in compliance with applicable federal and state securities laws so long as required to satisfy applicable prospectus delivery requirements and (ii) at the request of the holder hereof at any time after the effective date of any such registration statement, to file post-effective amendments to such registration statement so that sales of Pledged Stock by the holder hereof will be covered by a current prospectus and can be made in compliance with all applicable federal and state securities laws.

                  (d) Buyer further will be obligated to (i) take such action as is necessary to cause the Company to delivery to the holder hereof such information as the holder hereof reasonably requests for inclusion in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Stock and to deliver such information regarding Buyer as the holder hereof reasonably requests, which information will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make such information not misleading, and (ii) vote its shares to do or cause to be done all such other acts and things as may be necessary to make such offer, sale or resale of all or any portion of the Pledged Stock valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental agencies or instrumentalities, domestic or foreign, having jurisdiction over any such offer, sale or resale.

                  (e) Without limiting paragraphs (c) and (d) of this Section 6.7, if the holder hereof decides to exercise its right to sell all or any of the Pledged Stock, upon written request Buyer will from time to time take such action as is necessary to cause to be furnished to the holder hereof all such information as the holder hereof may request and as is accessible to Buyer in order to qualify such Pledged Stock as exempt securities, or the sale or release of such Pledged Stock as exempt transactions, under federal or state securities laws. Buyer will be obligated to take such action as is necessary to cause the Company to allow the holder hereof and any underwriter access at reasonable times and places to the books, records and premises of the Company; Buyer further will be obligated to assist, and take such action as is necessary to cause the Company to assist the holder hereof, any underwriter, any agent of any thereof, and any counsel, accountant or other expert for any thereof, in inspection, evaluation, and any other "due diligence" action of or with respect to any such books, records and premises; and Buyer further will be obligated to cause any independent public accountant for the Company to furnish a letter to the holder hereof and underwriters in customary form and covering matters of the type customarily covered by letters of accountants for issuers to underwriters.

                  (f) Buyer further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the holder hereof by reason of the failure by Buyer to perform any of the covenants contained in this Section and, consequently, agrees that, if Buyer fails to perform any of such covenants, the holder hereof will be entitled to equitable relief for the enforcement of the provisions of this Section 6.7. Buyer will indemnify the holder hereof for any and all fees, charges, reimbursements, judgments or other expenses incurred by the holder hereof due to any failure of Buyer to perform its obligations under this Section 6.7.

                  (g) Notwithstanding the foregoing provisions of this Section 6.7, the holder of this Note will not be permitted to exercise any of the foregoing rights or remedies contained or referenced in this Section 6.7 for so long as any Senior Pledge remains in effect without the prior written consent of the holder thereof.

                  6.8 Application of Proceeds. The proceeds of any sale of the Pledged Stock hereunder will be applied by the holder hereof:

                  (a) first, to the payment of the costs and expenses of such sale, including reasonable attorneys' fees and all expenses and advances made or incurred by it in connection therewith;

                  (b) second, to the payment of the Indebtedness;

                  (c) finally, to the payment to Buyer or its successors and assigns of any surplus then remaining from such proceeds.

                  (d) The holder hereof will not be required to make any allocation or distribution to Buyer of proceeds from sale except from collected funds after satisfaction or release of all indemnification or other payment obligations that may be asserted against the holder hereof or such proceeds in connection with such sale. Any collected funds retained pursuant to this provision will be promptly deposited or invested in Permitted Investments until disbursed in accordance herewith.

                  6.9 Waivers. The holder hereof may at any time and from time to time, without the consent of or notice to Buyer, without incurring responsibility to Buyer, without releasing, impairing or affecting the liability of Buyer hereunder, upon or without any terms or conditions and in whole or in part: (a) sell, pledge, surrender, compromise, settle, release, renew, subordinate, extend, substitute, exchange, change, or otherwise dispose of or deal with in any manner and in any order any Indebtedness, any evidence thereof, or any security therefor; (b) accept any security for or other guarantors of any Indebtedness; and (c) fail, neglect or omit to obtain, realize upon or protect any Indebtedness or any security therefor, to exercise any lien upon or right to any money, credit or property toward the liquidation of the Indebtedness, or to exercise any other right against Buyer, the Company or any other person. No act or thing, except full payment and discharge of the Indebtedness, which but for this provision could act as a release or impairment of the liability of Buyer hereunder, will in any way release, impair or affect such liability.

                  6.10 Primary Obligation. This guaranty is a primary obligation of Buyer and the holder hereof will not be required to first resort for payment of the Indebtedness to the Company or any other person, their properties or estates, or any security or other rights or remedies whatsoever. Buyer will be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing Indebtedness, whether or not the liability of the Company or any other person for such deficiency is discharged pursuant to statute, judicial decision or otherwise. If any payment applied by the holder hereof to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including without limitation the bankruptcy, insolvency or reorganization of Buyer or any other person), the Indebtedness to which such payment was applied will for the purposes of Buyer's guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty will be enforceable as to such Indebtedness as fully as if such application had never been made.

                  6.11 Additional Waivers. Buyer waives: (a) notice of acceptance of its guaranty hereunder and of the creation and existence of the Indebtedness; (b) presentment, demand for payment, notice of dishonor, notice of nonpayment, and protest of any instrument evidencing the Indebtedness; and (c) all other demands and notices to Buyer, the Company or any other person and all other actions to establish the liability of Buyer hereunder.

         7. Default, Remedies

                  7.1 Default. Any one or more of the following constitutes a Default as that term is used herein:

                  (a) Failure of the Company to pay any principal amount or interest hereunder when due and continuation of such condition for fifteen (15) days after written notice thereof by the holder hereof to the Company;

                  (b) Failure to perform any obligation of the Company hereunder other than for the payment of money and continuation of such condition for thirty (30) days after written notice thereof by the holder hereof to the Company;

                  (c) Failure of the Company to pay any amount under the Senior Obligations when due for so long as such condition continues;

                  (d) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against Buyer or the Company and, if instituted against Buyer or the Company are consented to or are not dismissed within sixty (60) days after such institution; or

                  (e) Buyer or the Company becomes insolvent or bankrupt, generally does not pay its debts as they become due or makes an assignment for the benefit of creditors, or Buyer or the Company applies for or consents to the appointment of a custodian, trustee or receiver for Buyer or the Company or for the major part of the property of either, or a custodian, trustee or receiver is appointed for Buyer or the Company or for the major part of the property of either and is not discharged within sixty (60) days after such appointment.

                  7.2 Acceleration of Maturity. When any Default described in Sections 7.1(b) or (e) has happened and is continuing, and in the case of
Section 7.1(b) provided no Senior Obligation is then outstanding, the holder hereof may, by written notice to the Company, declare the entire principal and all interest accrued hereunder to be, and the same will thereupon become, immediately due and payable, without any presentment, demand, protest or other notice of any kind. When a Default described in Section 7.1 (d) has occurred, the entire principal and all interest accrued hereunder will thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind.

                  7.3 Costs of Enforcement. Upon a Default, the Company will be obligated to pay all costs of collection and enforcement of the rights and remedies of the holder hereof, including court costs and attorneys fees, whether or not legal proceedings are commenced.

                  7.4 Waivers. The Company waives presentment for payment, demand, protest, notice of protest and notice of dishonor. No delay by the holder hereof in exercising any right or remedy hereunder, at law or in equity will operate as a waiver of such right or remedy and no single or partial exercise of any such right or remedy will preclude any further exercise thereof, or the exercise of any other rights or remedies.

         8. Notices. Any notice, request, instruction or other document to be given hereunder by Buyer, the Company or the holder of this Note to any such other party will be in writing and delivered personally or by telephonic facsimile transmission or sent by registered or certified mail, postage prepaid (and if by telephonic facsimile transmission with a copy sent by mail), if to the holder of this Note to:

                              Bridgewater Resources Corp.
                              c/o BRC Management Corp.
                              1801 Century Park East, Suite 1101
                              Los Angeles, California  90067
                              Attn: Lori Poulos
                              Facsimile No.: 310-552-3446

                              with a copy to:

                              Oppenheimer Wolff & Donnelly
                              Suite 3400, Plaza VII
                              45 South Seventh Street
                              Minneapolis, Minnesota  55402
                              Attn: Douglas L. Hemer
                              Facsimile No.: 612-344-9376

                              if to Buyer or the Company to:

                              Discus Acquisition Corporation
                              2430 Metropolitan Centre
                              333 South Seventh Street
                              Minneapolis, Minnesota  55402
                              Attn: William H. Spell
                              Facsimile No.: 612-371-9651

                              with a copy to:

                              Briggs and Morgan
                              2400 IDS Center
                              80 South Eighth Street
                              Minneapolis, Minnesota  55402
                              Attn: Avron L. Gordon
                              Facsimile No.: 612-334-8650

or at such other address for a party as may be specified by like notice. Any notice which is delivered personally or by telephonic facsimile transmission in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

         9. Arbitration. Subject to the last sentence of this Section, any controversy or claim arising out of or relating to any provisions of this Note or the breach hereof, unless resolved by mutual agreement of the parties, will be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the effective date of this Agreement by a single arbitrator appointed in accordance with said Rules. The determination of the arbitrator will be final and binding upon the parties to the arbitration and judgment upon the award rendered by the arbitrator will be entered in any court of competent jurisdiction. The place of arbitration will be Minneapolis, Minnesota. Notwithstanding the foregoing, a party may seek injunctive relief with respect to any controversy or claim arising out of or relating to any provisions of this Agreement in any court of competent jurisdiction.

         10. Governing Law; Consent to Jurisdiction. This Note will be construed in accordance with and governed by the laws of the State of Minnesota applicable to agreements made and to be performed in such jurisdiction without reference to conflicts of law principles. Buyer and the Company by execution and delivery of this Note, and the holder of this Note by acceptance hereof, each irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Note may be brought only in an arbitration proceeding as provided in Section 9 or in a court of the State of Minnesota or in the United States District Court for the District of Minnesota. Each of Buyer, the Company and the holder of this Note further expressly and irrevocably assents and submits to the personal jurisdiction of the arbitrators selected pursuant to Section 9 or any of such courts in any such action or proceeding. Each of Buyer, the Company and the holder of this Note further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 8 hereof. Each of Buyer, the Company and the holder of this Note further hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

         IN WITNESS WHEREOF, Buyer has caused this Note to be duly executed and delivered on the day and year first above written.



                                         PEERLESS CHAIN COMPANY



                                         By
                                           Its



         IN CONSIDERATION of Seller's acceptance of the Note and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Buyer hereby agrees to the guaranty and grant of security interest and all other terms of Sections 4, 5, 6, 7, 8, 9 and 10 and, to the extent applicable to such Sections, Section 2 of the foregoing Note.



                                         DISCUS ACQUISITION CORPORATION



                                         By
                                           Its


                                                                       Exhibit F


                                BUYER FINANCINGS

                          TRANSACTION SOURCES AND USES
                                   (thousands)


SOURCES:                                                      USES:

Revolver                            $ 9,543,000               Cash to Seller                     $21,250,000
Sr. Term Loan                         6,700,000               Seller Sub Debt                      2,500,000
Seller Sub Debt                       2,500,000               Transaction Costs                    1,043,000
Preferred Stock                       1,800,000
Common Stock                          4,250,000
                                    -----------                                                  -----------

                  Total             $24,793,000                                 Total            $24,793,000
                                    ===========                                                  ===========


EQUITY SOURCES:

Preferred Shareholders                               $1,800,000
New Common Shareholders                               2,000,000
Discus Acquisition                                    2,250,000